The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-191414

Subject to completion, dated January 15, 2014
Preliminary Prospectus Supplement to Prospectus dated September 27, 2013

7.375% Tier 1 Subordinated Perpetual Notes
6.000% Tier 2 Subordinated Notes due 2024

We are issuing U.S.$         aggregate principal amount of 7.375% Tier 1 Subordinated Perpetual Notes (the “Tier 1 Notes”) and U.S.$        aggregate principal amount of 6.000% Tier 2 Subordinated Notes due January 29, 2024 (the “Tier 2 Notes”, and together with Tier 1 Notes, the “Notes”). We are offering the Notes directly to the holders of our American Depositary Receipts (“ADRs” and “ADR Holders”) as well as to the holders of our units, and our common and preferred shares, including our controlling shareholder, Banco Santander, S.A. (collectively, our “Shareholders”).  The Notes are being issued in the context of a reduction in our capital stock, and distribution of cash to our shareholders, in the amount of R$6.0 billion, following which our Shareholders and ADR Holders will be able to elect to subscribe for the Notes. Our controlling shareholder, Banco Santander, S.A., has agreed to use its entire cash distribution to subscribe for the corresponding Notes and to subscribe for any Notes from the total issuance that are not subscribed by our other Shareholders and ADR Holders. See “Subscription Elections and Plan of Distribution.”

The Tier 1 Notes will be perpetual securities with no final maturity date and will not be subject to any mandatory redemption provisions resulting from any action by holders of the Notes (“Noteholders”).  The Tier 2 Notes will mature on January 29, 2024.  The Notes may be redeemed by us, at our option, on the fifth anniversary of the Issue Date or on any Interest Payment Date thereafter, subject to the prior approval of the Central Bank of Brazil (Banco Central do Brasil or the “Central Bank”) and any other applicable Brazilian Governmental Authority (if then required). The Notes will also be subject to redemption by us only in certain regulatory events or in the event of certain changes in Brazilian and other withholding taxes, subject to the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required). Unless we are required not to pay interest as described below, or if we decide to suspend the payment of interest on the Tier 1 Notes, interest on the Tier 1 Notes will be payable quarterly in arrears, commencing on April 29, 2014, and interest on the Tier 2 Notes will be payable semi-annually in arrears, commencing on July 29, 2014. The Notes will be our unsecured and subordinated obligations. We will not be obligated to pay interest on the Tier 1 Notes at our discretion, or in the event payment would result in our non-compliance with applicable capital adequacy and operational limits requirements, or in the event of certain regulatory or bankruptcy events and in the event of certain defaults. If we do not pay interest in any of these cases, the non-payment will not constitute a Payment Default under the Tier 1 Notes and interest will not accrue or accumulate for those periods. The right of Noteholders to accelerate payment on the Notes, including the payment of principal and interest, will be limited to certain events of bankruptcy. See “Description of the Notes.”

Our Shareholders and ADR Holders will be entitled to subscribe for the Notes following the completion of our capital reduction, including Tier 1 Notes and/or Tier 2 Notes for holdings of common shares, preferred shares units and ADRs, as the case may be, held of record at 5:00 p.m. (New York City time) or at 8:00 p.m. (São Paulo time) on January 14, 2014. To be eligible to subscribe for the Notes, Shareholders and ADR Holders must have the right to receive at least R$400,000 as a result of the reduction in our capital stock (equivalent to 26,472,938 common shares or preferred shares or 252,124 units or ADRs or a combination of shares and units). Shareholders and ADR Holders will be entitled to elect to subscribe for Notes only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1.00. We have appointed D.F. King & Co., Inc. to act as Subscription Agent for ADR Holders in connection with the Notes issuance. Shareholders shall deliver their subscription forms as set forth under “Subscription Elections and Plan of Distribution.”

 Issue Price Tier 1 Notes: 100.0%
Issue Price Tier 2 Notes: 100.0%

Investing in our Notes involves risks.  See “Risk Factors” beginning on page S-14 of this prospectus supplement.

We expect that the Notes will be ready for delivery in book-entry form through The Depository Trust Company (“DTC”), and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. Luxembourg (“Clearstream, Luxembourg”), on or about January 29, 2014.

The offering of the Notes will be made outside Brazil and will not be registered with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, or the “CVM”). The CVM has not approved or disapproved of these Notes or determined if this prospectus supplement is truthful or complete.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

Facilitation Agent

Santander

The date of this Prospectus Supplement is January        , 2014

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus. We have not authorized anyone else to provide you with different information. This prospectus supplement is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

TABLE OF CONTENTS

Prospectus Supplement
Page

About This Prospectus Supplement	S-ii
Incorporation of Certain Documents by Reference	S-iv
Presentation of Financial and Other Information	S-vi
Cautionary Statement Regarding Forward-Looking Statements	S-viii
Summary	S-1
The Notes Issuance	S-2
Summary Financial and Operating Data	S-9
Risk Factors	S-14
Use of Proceeds	S-19
Capitalization	S-20
Exchange Rates	S-21
Recent Developments	S-22
Description of the Notes	S-32
Form, Denomination, Transfer and Registration	S-49
Taxation	S-51
Subscription Elections and Plan of Distribution	S-58
Legal Matters	S-63
Experts	S-63

Prospectus

About This Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	3
Cautionary Statement Regarding Forward-Looking Statements	5
Santander Brasil	6
Risk Factors	7
Use of Proceeds	8
Consolidated Ratio of Earnings to Fixed Charges	9
The Securities	10
Description of Debt Securities	11
Description of Rights to Subscribe for Debt Securities	18
Plan of Distribution	19
Legal Matters	21
Experts	21
Service of Process and Enforcement of Judgments	22

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, unless the context otherwise requires, references to “Santander”, “Santander Brasil”, the “Company”, “we”, “us”, “our” and “our company” mean Banco Santander (Brasil) S.A. and its consolidated subsidiaries.  The terms “Santander Spain” and “our parent” mean Banco Santander, S.A.  References to “Santander Group” or “Grupo Santander” mean the worldwide operations of the Santander Spain conglomerate, as indirectly controlled by Santander Spain and its consolidated subsidiaries, including Santander Brasil.

The Facilitation Agent, Santander Investment Securities Inc., has been engaged by Santander Brasil to provide assistance in the transaction pursuant to the terms of a Facilitation Agent Agreement dated as of the date hereof (the “Facilitation Agent Agreement”). Pursuant to such agreement, the Facilitation Agent will, among other things, assist us in collecting subscription election responses from Shareholders and to the extent any of the Shareholders make inquiries concerning the transactions described herein, the Facilitation Agent will facilitate the resolution of such inquiries by directing such parties to the relevant disclosure contained or incorporated by reference in this prospectus supplement or the related prospectus and other materials or by directing any inquiries to us for resolution. In accordance with Brazilian law requirements, the Facilitation Agent is prohibited from soliciting any Shareholders and seeking their participation in the offering described herein or any matter ancillary thereto and the Facilitation Agent will not purchase, underwrite, place or in any manner be deemed to be distributing the Notes or any of the cash distributions described herein, and any representation to the contrary shall have no force and effect. The Facilitation Agent is not making any recommendation with respect to the offering of Notes described herein or the suitability of any of the Notes as an investment, nor is the Facilitation Agent making any recommendation or providing Santander Brasil and/or the Shareholders and ADR Holders with any opinion or advice to the Shareholders and ADR Holders as to the offering, pricing or distribution of the Notes or any other aspect of the transactions described herein. The Facilitation Agent has not participated in the preparation of this prospectus supplement or the related prospectus and ancillary materials, including the terms of the Notes offered hereby, the transaction mechanics described herein nor has the Facilitation Agent participated in the preparation or review of any information relating to the business, results of operations or financial condition of Santander Brasil contained in this prospectus supplement and the related prospectus and/ or contained in any document incorporated herein or therein by reference, including any of the financial information or statements contained herein and therein. As a result, Santander Brasil to the extent provided by law shall be solely responsible for the accuracy or completeness of any and all information contained in this prospectus supplement and the related prospectus, documents incorporated by reference into this prospectus and the related prospectus and any information in ancillary materials distributed to Shareholders and ADR Holders. Pursuant to the Facilitation Agent Agreement, Santander Brasil has agreed to pay the Facilitation Agent a fee for their services and to indemnify the Facilitation Agent against customary matters, including any liability that may arise under applicable U.S. securities laws. See “Subscription Elections and Plan of Distribution”.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from, or additional to, that contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell our Notes. The information in this prospectus supplement and the accompanying prospectus may only be accurate on the date hereof.

This prospectus supplement and the accompanying prospectus are being used in connection with the issuance of the Notes in the United States and other countries outside Brazil.  This offering of Notes is made in the United States and elsewhere outside Brazil solely on the basis of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The issuance of the Notes is subject to certain registrations with the Central Bank of Brazil, namely (i) registration of the financial terms of the Notes under the Electronic Declaratory Registry – Registry of Financial Transactions (Registro Declaratório Eletrônico – Registro de Operações Financeiras, or “ROF”) with the Central Bank or through SISBACEN at least five days prior to the Issue Date of the Notes; (ii) further authorization from the Central Bank of the schedule of payment under the ROF in respect of each Note, as soon as practicable after the Issue Date.

S-ii

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplements were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made.

To the extent there is a conflict between the information contained in this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil, and all references to “U.S. dollar,” “U.S. dollars” or “U.S.$” are to U.S. dollars, the official currency of the United States. References to “Brazilian GAAP” are to accounting practices adopted in Brazil, references to “U.S. GAAP” are to accounting principles generally accepted in the United States and references to “IFRS” are to accounting practices adopted by the International Financial Reporting Standards – IFRS, as issued by the International Accounting Standards Board – IASB. In addition, the term “Brazil” refers to the Federative Republic of Brazil, and the phrase “Brazilian government” refers to the federal government of Brazil.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement is accurate as of any other date.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

(1)      our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed on March 29, 2013 and any amendments thereto, but excluding our audited consolidated financial statements (and related audit report), which were recasted and filed on Form 6-K on September 27, 2013 as described below; and

(2)      our report on Form 6-K filed on September 27, 2013, relating to our recasted audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 29, 2013, to give retroactive effect to changes in our accounting that came into force in 2013, and, in addition, relating to recasted disclosures in our Annual Report on Form 20-F to give retroactive effect to the application of IAS 19 and to reflect certain reclassifications adopted in 2013 for presentation purposes.

(3)      our report on Form 6-K filed on October 24, 2013, relating to our unaudited interim consolidated financial statements for the period ended September 30, 2013 prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (File No. 001-34476), except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements.

(4)      our report on Form 6-K/A filed on September 23, 2013, relating to our unaudited interim consolidated financial statements for the period ended June 30, 2013 prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (File No. 001-34476), except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements;

(5)      our report on Form 6-K filed on April 25, 2013, relating to our unaudited interim consolidated financial statements for the period ended March 31, 2013 prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (File No. 001-34476), except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements; and

(6)      our reports on Form 6-K filed on March 1, 2013 (related to a “Notice to the Market”), March 8, 2013, March 29, 2013 (related to a “Notice to the Market”), April 19, 2013 (related to a “Notice to the Market”), April 25, 2013 (related to a “Notice to the Market”), May 13, 2013, May 28, 2013, May 31, 2013 (related to a “Material Fact”), July 15, 2013, July 18, 2013, July 30, 2013 (related to a “Material Fact”), August 8, 2013 (related to a “Notice to the Market”), August 16, 2013 (as corrected on August 19, 2013), August 26, 2013, August 29, 2013 (related to a “Notice to the Market”), September 4, 2013 (related to a “Notice to the Market”), September 27, 2013 (related to a “Material Fact”), October 11, 2013 (related to a “Notice to the Market”), November 12, 2013 (related to a “Notice to the Market”), November 21, 2013 (related to a “Notice to the Market”), December 17, 2013 (related to a “Notice to the Market”) and January 7, 2014 (related to a “Notice to Shareholders”).

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus supplement and prior to the termination of the Notes issuance shall also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such documents. We may also incorporate by reference any other Form 6-K that we submit to the SEC after the date of this prospectus supplement and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying

S-iv

prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement.  Any statement that is modified or superseded in this manner will no longer be a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded.

We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement and the accompanying prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

Banco Santander (Brasil) S.A.
Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235– Bloco A
Vila Olímpia
São Paulo, SP 04543-011
Federative Republic of Brazil
Phone: (55 11) 3553-3300

S-v

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Information

We maintain our books and records in reais, our functional currency and presentation currency for the consolidated financial statements.

Our consolidated financial statements as of December 31, 2012, 2011 and 2010 and for each of the three years in the period ended December 31, 2012 have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the IFRS Interpretation Committee (“IFRIC”), and have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm.

IFRS differs in certain significant respects from generally accepted accounting principles in the United States (“U.S. GAAP”). IFRS also differs in certain significant respects from Brazilian GAAP (as defined below). Note 46 to our recasted audited consolidated financial statements for the fiscal year ended December 31, 2012, included in our report on Form 6-K filed on September 27, 2013, incorporated by reference herein, contains information relating to certain differences between IFRS and Brazilian GAAP.

Our unaudited interim financial information as of September 30, 2013 and for the nine-month period ended September 30, 2013 and 2012 have been prepared in accordance with IAS 34 – Interim Financial Reporting, issued by IASB.

For statutory purposes, under National Monetary Council (Conselho Monetário Nacional or “CMN”) Resolution 3,786, dated September 24, 2009, we are required by the Brazilian Central Bank to prepare consolidated financial statements according to IFRS as issued by IASB and interpretations issued by IFRIC. However, we will also continue to prepare statutory financial statements in accordance with accounting practices established by Brazilian corporate law and standards established by the CMN, the Brazilian Central Bank and document template provided in the Accounting National Financial System Institutions (Plano Contábil das Instituições do Sistema Financeiro Nacional or “Cosif”) and the CVM to the extent such practices do not conflict with the rules of BACEN, the Accounting Pronouncements Committee (Comitê de Pronunciamentos Contábeis or “CPC”) to the extent approved by the Brazilian Central Bank, the National Council of Private Insurance (Conselho Nacional de Seguros Privados or “CNSP”) and the Superintendency of Private Insurance (Superintendência de Seguros Privados or “SUSEP”). We refer to such Brazilian accounting practices as “Brazilian GAAP”. See “Item 4. Information on the Company—B. Business Overview—Regulatory Overview—Auditing Requirements” in our annual report on Form 20-F for the fiscal year ended December 31, 2012, incorporated by reference herein.

Market Share and Other Information

We obtained the market and competitive position data, including market forecasts, used throughout this prospectus supplement from internal surveys, market research, publicly available information and industry publications. This data is updated to the latest available information. We have made these statements on the basis of information from third-party sources that we believe are reliable, such as the Brazilian association of credit card companies (Associação Brasileira de Empresas de Cartões de Crédito e Serviços, or “ABECS”); the Brazilian association of leasing companies (Associação Brasileira de Empresas de Leasing, or “ABEL”); the Brazilian association of savings and mortgage financing entities (Associação Brasileira das Entidades de Crédito Imobiliário e Poupança, or “ABECIP”), the national association of credit institutions, financing and investment (Associação Nacional das Instituições de Crédito, Financiamento e Investimento or “ACREFI”); the Brazilian bank federation (FEBRABAN — Federação Brasileira de Bancos, or “FEBRABAN”); the Brazilian social and economic development bank (Banco Nacional de Desenvolvimento Econômico e Social, or “BNDES”); the Brazilian Institute of Geography and Statistics, or the “IBGE”; the Brazilian Central Bank; the Brazilian Central Bank system (Sistema do Banco Central, or “SISBACEN”), a Brazilian Central Bank database; the Getúlio Vargas Foundation (FGV — Fundação Getúlio Vargas, or “FGV”); the Superintendency of Private Insurance (Superintendência de Seguros Privados, or “SUSEP”); the national association of financial and capital markets entities (Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais, or “ANBIMA”); and the national federation of private retirement and life insurance (Federação Nacional de Previdência Privada e Vida, or “FENAPREVI”), among others.

S-vi

Rounding and Other Information

Some percentages and certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables in this prospectus supplement may not be an arithmetic aggregation of the figures that precede them.

S-vii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus supplement in relation to our plans, forecasts, expectations regarding future events, strategies and projections are forward-looking statements which involve risks and uncertainties and which are therefore not guarantees of future results.

Our estimates and forward-looking statements are based mainly on our current expectations and estimates on projections of future events and trends, which affect or may affect our businesses and results of operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to certain risks and uncertainties and are made in light of information currently available to us. Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	increases in defaults by our customers and in impairment losses;

•	decreases in deposits, customer loss or revenue loss;

•	increases in provisions for legal claims;

•	our ability to sustain or improve our performance;

•	changes in interest rates which may, among other effects, adversely affect margins;

•	competition in the banking, financial services, credit card services, insurance, asset management and related industries;

•	government regulation and tax matters;

•	adverse legal or regulatory disputes or proceedings;

•	credit, market and other risks of lending and investment activities;

•	decreases in our level of capitalization;

•	changes in market value of Brazilian securities, particularly Brazilian government securities;

•	changes in regional, national and international business and economic conditions and inflation;

•	the ongoing effects of recent volatility in global financial markets crisis; and

•	other risk factors as set forth under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F, which is incorporated herein by reference.

The words “believe”, “may”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements are intended to be accurate only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. You should therefore not make any investment decision based on these estimates and forward-looking statements.

S-viii

SUMMARY

Santander Brasil

We are a leading full-service bank in Brazil, which we believe to be one of the most attractive markets in the world given its growth potential and low penetration rate of banking products and services. We are the third largest private bank in Brazil in terms of assets, with a 7.5% market share, as of June 30, 2013, and the largest bank in Brazil controlled by a major global financial group, according to the Brazilian Central Bank. Our operations are present in all Brazilian regions, strategically positioned in South and Southeast, an area that accounted for approximately 72% of Brazil’s GDP, and where we have one of the largest branch networks of any Brazilian bank.

For the nine months ended September 30, 2013, we generated net income of R$4.4 billion, total assets of R$440.1 billion and total stockholders’ equity of R$81.6 billion. Our Basel capital adequacy ratio in the nine months ended September 30, 2013 was 20.7% (excluding goodwill, the Basel capital adequacy ratio would be 18.2%).

We operate our business along three segments: Commercial Banking, Global Wholesale Banking and Asset Management and Insurance. Through our Commercial Banking segment, we offer traditional banking services, including checking and savings accounts, home and automobile financing, unsecured consumer financing, checking account overdraft loans, credit cards and payroll loans to mid- and high-income individuals and corporations (other than to our Global Banking & Markets clients). Our Global Wholesale Banking segment provides sophisticated and structured financial services and solutions to a group of approximately 750 large local and multinational conglomerates, offering such products as global transaction banking, syndicated lending, corporate finance, equity and treasury. Through our Asset Management and Insurance segment, we manage fixed income, money market, equity and multi-market funds and offer insurance products complementary to our core banking business to our retail and small- and medium-sized corporate customers.

We are a member of the Santander Group, one of the largest financial groups in the world as measured by market capitalization.  In addition, as of September 30, 2013, the Santander Group had stockholders’ equity of €83,954 billion and total assets of € 1,192,181 billion.  With over 150 years of experience, the Santander Group has a balanced geographic diversification of its business between mature and emerging markets. The Santander Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products.  During the nine-months ended September 30, 2013, we contributed to the Santander Group € 3,310 million in profit attributable to our parent.

Our principal executive offices are located at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235 – Bloco A, Vila Olímpia, São Paulo, SP 04543-011, Federative Republic of Brazil, and our general telephone number is (55 11) 3553-3300.  Our website is www.santander.com.br.  Information contained on, or accessible through, our website is not incorporated by reference in, and shall not be considered part of, this prospectus supplement and the accompanying prospectus.

Capital Reduction

This Notes issuance is being made in the context of a rebalancing of the composition of our regulatory capital (“Regulatory Capital Rebalance”), as approved at the shareholders’ meeting held on November 1, 2013, and further described in our Form 6-K filed on September 27, 2013. The objective of the Regulatory Capital Rebalance is to establish a more efficient capital structure, consistent with Basel III rules on capitalization and aligned with our business plan. As a consequence of such Regulatory Capital Rebalance, we will effect a reduction in our capital stock and distribute cash to our shareholders in the amount of R$6.0 billion. Concurrently, we will issue the Notes pursuant to the conditions set forth in this prospectus supplement, in the U.S. dollar equivalent amount corresponding to our capital reduction and our Shareholders and ADR holders will be able to subscribe for the Notes using the cash received in the context of our capital reduction or funds of any other source, limited to the amount received in the capital reduction. Our controlling shareholder, Banco Santander, S.A., has agreed to use its entire cash distribution to subscribe for the corresponding Notes and to subscribe for any Notes from the proposed principal amount of the total issuance that are not subscribed by our other Shareholders and ADR Holders.  See “Subscription Elections and Plan of Distribution.”

THE NOTES ISSUANCE

This summary of certain terms and conditions of the Notes is subject to and qualified in its entirety by reference to the “Description of the Notes” contained elsewhere in this prospectus supplement and the Indentures relating thereto. Capitalized terms used elsewhere in this prospectus supplement have the same meaning when used in this summary.

Summary of the Notes

Issuer	Banco Santander (Brasil) S.A.

The Notes	(i) U.S.$. aggregate principal amount of 7.375% Tier 1 Subordinated Perpetual Notes; and/or (ii) U.S.$. aggregate principal amount of 6.000% Tier 2 Subordinated Notes due January 29, 2024.

Issue Price	(i) with respect to the Tier 1 Notes, 100.0% of the principal amount. (ii) with respect to the Tier 2 Notes, 100.0% of the principal amount.

Issue Date	January 29, 2014.

Maturity Dates	The Tier 1 Notes will be perpetual in nature. The Tier 2 Notes will mature on January 29, 2024.

Indentures
Base Indenture to be dated January 29, 2014 (the “Base Indenture”), as supplemented by the Tier 1 Notes Supplemental Indenture to be dated January 29, 2014 (the “Tier 1 Notes Supplemental Indenture” and together with the Base Indenture, the “Tier 1 Notes Indenture”) and as supplemented by the Tier 2 Notes Supplemental Indenture to be dated January 29, 2014 (the “Tier 2 Notes Supplemental Indenture” and together with the Base Indenture, the “Tier 2 Notes Indenture”; the Tier 1 Notes Indenture and the Tier 2 Notes Indenture referred to collectively as the “Indentures”), in each case between Santander Brasil, the Trustee, the Paying Agent and the Registrar.

Interest
Interest on the Notes will accrue on the then current outstanding principal amount of the Notes (the “Principal Amount”) at:

(i) with respect to the Tier 1 Notes, 7.375% per annum; and

(ii) with respect to the Tier 2 Notes, 6.000% per annum.

If at any time, article 17 (item (xiii) or paragraph 5), or article 20 (item (viii) or paragraph 5), of Resolution No. 4,192 are amended to permit for the modification of the interest rates applicable to the Notes (or there is any other change in law, statute, or regulation enacted by any Brazilian Governmental Authority after the Issue Date that permits for the modification of the interest rates applicable to the Notes), then Interest will accrue on the then current Principal Amount of the Notes for each subsequent quarter for Tier 1 Notes and for each semi-annual period for Tier 2 Notes:

(i)  with respect to both the Tier 1 Notes and the Tier 2 Notes, after the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread; and

(ii) with respect to the Tier 1 Notes only, after each fifth-year anniversary of the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread.
Interest Payment Dates
Unless we are required not to pay interest as described below, or if we decide to suspend the payment of interest on the Tier 1 Notes, interest on the Tier 1 Notes will be payable quarterly in arrears, commencing on April 29, 2014, and interest on the Tier 2 Notes will be payable semi-annually in arrears, commencing on July 29, 2014 (each such date, an “Interest Payment Date”). Interest payable on each Interest Payment Date will be calculated on the basis of a 360-day year of twelve 30-day months.

Limitation on Obligation to Make Interest and Certain Other Non-Principal Payments
Non-Principal Payments on the Tier 1 Notes (including Interest) may be cancelled by Santander Brasil, in whole or in part, in its sole discretion. Without prejudice to such right of cancellation, payment of Non-Principal on the Tier 1 Notes will not be due and payable and will not accrue or accumulate:

(i)   if amounts due exceed the funds available for such purpose;

(ii)  in the same proportion as any restriction imposed by the Central Bank on the payment of dividends or other distributions with respect to shares or quotas eligible for treatment as Common Equity Tier I Capital;

(iii) at the withholding rates for such amounts to be paid or distributed as set forth under article 9, paragraph 4, of Resolution No. 4,193 if Santander Brasil has insufficient Additional Core Capital or the payment would result in noncompliance with respect to the minimum requirements for Common Equity Tier I Capital, Tier I and Regulatory Capital;

(iv) if Santander Brasil is in noncompliance with any rules applicable to Regulatory Capital promulgated by the Central Bank or any other competent authority; and

(v)  if the Central Bank or any other competent authority, in its sole discretion, determines that payment on the Tier 1 Notes should be suspended, in whole or in part, due to the financial condition of Santander Brasil in any given fiscal year.

Amounts not paid on Tier 1 Notes as a result of the events mentioned above, including the cancellation of Non-Principal Payments by Santander Brasil, shall be deemed extinguished.

Suspension of accrual of a Non-Principal Payment on the Tier 1 Notes will not constitute a Payment Default. See “Description of the Notes — Limitation on Obligation to Make Interest and Certain Other Non-Principal Payments.”

Loss Absorption:
The Notes will be subject to any statutory regime which provides any relevant authority with powers to implement loss absorption measures in respect of capital instruments (such as the Notes), including any such regime that may be implemented pursuant to the applicable rules or which otherwise contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes).
Optional Redemption on and After the First Call Date
With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), Santander Brasil may at its option redeem the Notes, in whole but not in part, on the fifth anniversary of the Issue Date (the “First Call Date”) and on any Interest Payment Date thereafter at a redemption price equal to the Base Redemption Price. See “Description of the Notes—Optional Redemption on and After the First Call Date.”

Repurchases
With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), subject to the Repurchase Conditions, Santander Brasil may at any time after the First Call Date repurchase any Notes in the open market or otherwise in any manner and at any price. See Description of the Notes—Repurchases.”

Optional Redemption due to a Tax Event or a Regulatory Event
Subject to the approval of the Central Bank or any other applicable Brazilian Governmental Authority for such redemption (if such approval is then required), Santander Brasil may (a) at any time after the First Call Date redeem the Notes in whole, but not in part, following the occurrence of a Tax Event, or (b) at any time redeem the Notes in whole, but not in part, following the occurrence of a Regulatory Event, at a redemption price equal to the Base Redemption Price.  See “Description of the Notes—Optional Redemption due to a Tax Event or a Regulatory Event.”

Suspension of Redemption
If at any time before a Redemption Date Santander Brasil determines that payment of the Base Redemption Price or any other amounts due and payable under the Indenture and the Notes, as applicable, would result in Santander Brasil being in noncompliance with the reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fail to satisfy the Additional Core Capital requirement under Resolution No. 4,193, then Santander Brasil will suspend such payment until such time as such payment would not result in such noncompliance.  See “Description of the Notes—Notice of Redemption—Santander Brasil will Suspend Redemption in Certain Circumstances.”

No Redemption at the Option of the Noteholders	In accordance with Resolution No. 4,192, the Notes may not be redeemed at the option of the Noteholders.

No Reduction of Additional Tier 1 Capital – Tier 1 Notes
The total original principal amount of the Notes shall not be modified, directly or indirectly, including by means of agreements that establish Santander Brasil’s obligation to compensate the Noteholders if a new note with better payment conditions is issued, except pursuant to any repurchase or redemption authorized under Resolution No. 4,192.

Subordination
Subject to applicable law, each of the Tier 1 Notes and the Tier 2 Notes constitute Santander Brasil’s direct, unsecured and subordinated obligations.

Upon Santander Brasil’s insolvency, liquidation, or dissolution, the rights and claims of the holders of the Notes are and will be subordinated to the rights and claims of the holders of all of Santander Brasil’s Senior Liabilities.  To the extent permitted by applicable law, the rights and claims of holders of the (a) Tier 1 Notes will rank prior to all holders of Common Equity Tier 1 Capital, and (b) Tier 2 Notes will rank prior to all holders of Common Equity Tier 1 Capital and Additional Tier 1 Capital, in accordance with and by virtue of the subordination provisions thereof, and equally with any other Parity Liabilities then outstanding. The Notes are also subject to any statutory regime which provides any relevant authority with the powers to implement loss absorption measures in respect of capital instruments (such as the Notes), including, any such regime that may be implemented pursuant to the applicable rules or which otherwise contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes).

Conversion
The Notes shall be converted into Common Shares and Preferred Shares of Santander Brasil upon the occurrence of certain Conversion Events. A Conversion Event shall not be deemed a Payment Default and shall not accelerate the maturity of any other obligations of Santander Brasil. See “Description of the Notes—Conversion.”

Amendments to the Terms and Conditions of the Notes
Santander Brasil expects to qualify the Notes as Tier 1 Capital or Tier 2 Capital subject to the Central Bank’s approval.  Santander Brasil will be permitted to, without the prior consent of Noteholders, amend the terms and conditions of the Notes at any time, and from time to time, in order to, and only to the extent necessary to, comply with any new resolution or written instruction of the Central Bank setting forth its requirements to qualify, or maintain the qualification of, the Notes as Tier 1 Capital or Tier 2 Capital, as amended or supplemented from time to time.

Use of Proceeds	We intend to use the net proceeds from this issuance for general corporate purposes, including to rebalance our capital ratios and sustain business growth.
Withholding Taxes; Additional Amounts
All payments of principal and interest in respect of the Notes will be made without withholding or deduction for any taxes or other governmental charges imposed by Brazil or, in the event that Santander Brasil appoints additional paying agents, in the jurisdictions of those paying agents, or any political subdivision or any taxing authority thereof, unless such withholding or deduction is required by law. In the event that Santander Brasil is required to withhold or deduct amounts for any taxes or other governmental charges, Santander Brasil will pay such additional amounts necessary to ensure that the Noteholders receive the same amount as the Noteholders would have received without such withholding or deduction, subject to certain exceptions. See “Description of the Notes—Additional Amounts.”

No Guarantee or Insurance
In accordance with Resolution No. 4,192, the Notes are subordinated and unsecured obligations of Santander Brasil and do not benefit from any guarantee or insurance coverage pursuant to its policies or similar structure that may compromise the subordination of the Notes and/or that may require or allow payments or transfers of funds to the Noteholders, directly or indirectly, by Santander Brasil or any of its Affiliates.

Governing Law
The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, including for the purposes of Section 11.06 of the Indenture (without giving effect to its principles of conflict of laws). The subordination provisions of the Notes will be governed by, and construed in accordance with, the laws of Brazil.

Form, Denomination and Transfer
Santander Brasil will issue the Notes only in fully registered form in the form of beneficial interests in one or more global securities registered in book-entry form in the name of Cede & Co., as nominee for DTC. The Notes will be issued only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1.00 in excess thereof (see “Form, Denomination and Transfer” for more information about the form of the Notes and their clearance and settlement).

Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon.

Summary of the Subscription Elections and Plan of Distribution

Capital Reduction
The Notes issuance is being made in the context of our Regulatory Capital Rebalance.  See “Summary—Capital Reduction” and “Subscription Elections and Plan of Distribution.” The objective of the Regulatory Capital Rebalance is to establish a more efficient capital structure, consistent with Basel III rules on capitalization and aligned with our business plan. As a consequence of such Regulatory Capital Rebalance, we will effect a reduction in our capital stock, and distribute cash to our shareholders, in the amount of R$6.0 billion.

Cash Distribution and Subscription Elections
Concurrently with the R$6.0 billion reduction in our capital stock and cash distribution to our Shareholders and ADR Holders as part of the Regulatory Capital Rebalance, our Shareholders and ADR Holders will be entitled to subscribe for the Notes following the completion of our capital reduction, including Tier 1 Notes and/or Tier 2 Notes for holdings of common shares, preferred shares, units and ADRs, as the case may be, held of record at 5:00 p.m. (New York City time) or at 8:00 p.m. (São Paulo time) on January 14, 2014 (the “Record Date”).

To be eligible to subscribe for the Notes, Shareholders and ADR Holders must have the right to receive at least R$400,000 as a result of the reduction in our capital stock (equivalent to 26,472,938 common shares or preferred shares or 252,124 units or ADRs or a combination of shares and units). Such amount will be confirmed by reference to the amount received as a result of an individual Shareholder’s holding of common shares, preferred shares and units held in Brazil and of an individual ADR Holder’s holding of ADRs in the United States, on a segregated basis, such that an individual Shareholder who is also an ADR Holder cannot add the cash received in Brazil and in the United States for the purposes of calculating eligibility to subscribe for the Notes.

The amount of the investment in the Notes is limited to the total cash received in the capital reduction, determined in U.S. dollars by reference to the selling exchange rate reported by the Central Bank  (Ptax 800 – option 5) as of January 27, 2014.

We will accept subscriptions for Notes only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1.00 in excess thereof. Shareholders and ADR Holders will not be eligible to subscribe for Notes in an amount in excess of the amount received in the capital reduction (except for our controlling shareholder Santander S.A. who will subscribe for any Notes not subscribed by our Shareholders and ADR Holders).

Transferability	The Subscription Elections are non-transferable.
Ex-rights date
Our ADRs will be traded without rights to receive the cash distribution on and after January 10, 2014. Each of our Common Shares, Preferred Shares and Units will be traded without rights to receive the cash distribution on and after January 15, 2014.

Subscription Election Exercise Period
The election period to subscribe for the Notes (A) begins on January 15, 2014 at (i) 7:00 a.m. (New York City time) or 10:00 a.m. (São Paulo time), in the case of Shareholders; and (ii) 9:30 a.m. (New York City time) or 12:30 p.m. (São Paulo time), in the case of ADR Holders; and (B) expires on January 24, 2014 at (i) 3:00 p.m. (New York City time) or 6:00 p.m. (São Paulo time), in the case of Shareholders; and (ii) 5:00 p.m. (New York City time) or 8:00 p.m. (São Paulo time) in the case of ADR Holders (“Exercise Period”).

You must deliver to the Subscription Agent (in the case of ADR Holders) or to the Faciliation Agent (in the case of Shareholders) a properly completed subscription form by the end of the Exercise Period. Deposit in the mail will not constitute delivery to the Subscription Agent nor to the Facilitation Agent. Shareholders shall submit their subscription forms electronically. ADR Holders and Shareholders may revoke their election to subscribe for Notes up until 11:00 a.m. (New York City time) (2:00 p.m. (São Paulo time)) on January 24, 2014. At any time prior to January 24, 2014 at 2:00 p.m. (New York City time) (5:00 p.m. (São Paulo time)), Santander Brasil may revoke the Notes issuance. See “Distribution Elections and Plan of Distribution —Tier 1 and Tier 2 Notes”.

Subscription Price
The subscription price in connection with the investment in the Notes will be the equivalent of (i) 100.0% of the principal amount for the Tier 1 Notes; and (ii) 100.0% of the principal amount for the Tier 2 Notes.

Facilitation Agent	Santander Investment Securities Inc.
Subscription Agent	We have appointed D.F. King & Co. to act as Subscription Agent for the ADR Holders in connection with the Notes issuance.
Placement of Notes with Banco Santander, S.A.
Our controlling shareholder, Banco Santander, S.A., has agreed to use its entire cash distribution to subscribe for the corresponding Notes and to subscribe for any Notes from the total issuance that are not subscribed by our other Shareholders and ADR Holders.

Obtaining Information
ADR Holders:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and brokers call: (212) 269-5550
All others call toll free: (800) 290-6427
Email: santander@dfking.com
By Facsimile Transmission: (212) 709-3328
Confirmation Call: (212) 493-6996 (Elton Bagley)

Shareholders:

Banco Santander (Brasil) S.A.
Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235– Bloco A
Vila Olímpia
São Paulo, SP 04543-011
Federative Republic of Brazil

	Phone:	(55 11) 3553-3300 – For institutional investors (55 11) 3012-5911 – For individuals
Email: emissao@santander.com.br

Timetable for the Subscription Elections
ADRs ex-rights date – date on and after which ADRs were traded without rights to receive the cash distribution	January 10, 2014

Record Date – 5:00 p.m. New York City Time for ADR Holders or end of day for Shareholders	January 14, 2014

Notes subscription form sent to ADR Holders or beginning of the period during which Shareholders can request the Notes subscription forms	On or about January 15, 2014

Units, Common Shares and Preferred Shares trade ex-rights date – date on and after which ADRs, Units, Common Shares and Preferred Shares will trade without rights to receive the cash distribution	January 15, 2014

End of the subscription period – end of period during which Shareholders and ADR Holders can elect to subscribe for the Notes following the cash distribution:

Shareholders: 3:00 p.m. (New York City time) or 6:00 p.m. (São Paulo time)

ADR Holders: 5:00 p.m. (New York City time) or 8:00 p.m. (São Paulo time)
January 24, 2014

Allocation of Notes to Shareholders and ADR Holders based on subscription forms received	January 27, 2014

Cash distribution date – date on which our Shareholders and ADR Holders will receive the cash distribution in connection with our capital reduction	January 29, 2014

Delivery of Notes	January 29, 2014

SUMMARY FINANCIAL AND OPERATING DATA

Our consolidated financial statements are prepared in accordance with the IFRS. The interim condensed consolidated financial statements for the nine months ended  September 30, 2013 have been prepared in accordance with IAS 34 - Interim Financial Reporting. The following tables present a summary of our selected financial data at the dates and for each of the periods indicated. This financial information should be read in conjunction with our audited consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” included in our annual report on form 20-F.

Income Statement Data in Accordance with IFRS

	For the nine months ended September 30,			For the year ended December 31,
	2013	2013	2012	2012	2012	2011	2010
	(in millions of U.S.$, except as otherwise indicated)(1)	(in millions of R$, except as otherwise indicated)		(in millions of U.S.$, except as otherwise indicated)(1)	(in millions of R$, except as otherwise indicated)
Interest and similar income	16,818	37,504	40,365	25,770	52,660	51,736	40,909
Interest expense and similar charges	(7,196)	(16,048)	(16,404)	(10,305)	(21,059)	(23,921)	(16,823)
Net interest income	9,622	21,456	23,961	15,464	31,601	27,815	24,086
Income from equity instruments	21	47	47	46	94	94	52
Income from companies accounted for by the equity method	38	84	59	36	73	54	44
Fee and commission income	3,630	8,094	7,180	4,773	9,754	8,769	7,833
Fee and commission expense	(903)	(2,014)	(1,440)	(979)	(2,001)	(1,430)	(998)
Gains (losses) on financial assets and liabilities (net)	(283)	(632)	(211)	(268)	(548)	(114)	1,458
Exchange differences (net)	314	700	176	185	378	(121)	417
Other operating income (expenses)	(152)	(339)	(484)	(306)	(625)	(379)	(348)
Total income	12,285	27,396	29,288	18,951	38,726	34,688	32,544
Administrative expenses	(4,558)	(10,164)	(10,231)	(6,770)	(13,834)	(12,834)	(11,813)
Depreciation and amortization	(417)	(931)	(860)	(588)	(1,201)	(1,000)	(655)
Provisions (net)(2)	(543)	(1,210)	(1,605)	(1,008)	(2,059)	(2,989)	(1,923)
Impairment losses on financial assets (net)(3)	(4,907)	(10,942)	(11,675)	(8,063)	(16,476)	(9,382)	(8,234)
Impairment losses on other assets (net)	(39)	(86)	(8)	(19)	(38)	(39)	(21)
Gains (losses) on disposal of assets not classified as non-current assets held for sale	185	413	2	245	501	5	(59)
Gains (losses) on disposal and expenses of non-current assets held for sale not classified as discontinued operations	45	100	10	(25)	(52)	447	199
Operating profit before tax	2,052	4,576	4,921	2,724	5,567	8,896	10,038
Income taxes	(77)	(171)	(247)	(36)	(74)	(1,149)	(2,630)
Net Income	1,975	4,405	4,674	2,688	5,493	7,747	7,408
Earnings per share
Basic earnings per 1,000 shares
Common shares (reais)		10.36	11.13		13.16	18.53	17.73
Preferred shares (reais)		11.40	12.25		14.48	20.38	19.51
Common shares (U.S. dollars)(1)		4.65	5.48		6.44	9.88	10.60
Preferred shares (U.S. dollars)(1)		5.11	6.03		7.08	10.87	11.66
Diluted earnings per 1,000 shares
Common shares (reais)		10.36	11.12		13.15	18.53	17.73
Preferred shares (reais)		11.39	12.24		14.47	20.38	19.51
Common shares (U.S. dollars)(1)		4.65	5.48		6.44	9.88	10.60
Preferred shares (U.S. dollars)(1)		5.11	6.03		7.08	10.87	11.66
Dividends and interest on capital per 1,000 shares(5)
Common shares (reais)		3.36	4.73		6.41	7.61	8.47
Preferred shares (reais)		3.70	5.20		7.05	8.37	9.32
Common shares (U.S. dollars)(1)		1.51	2.33		3.14	4.06	5.08
Preferred shares (U.S. dollars)(1)		1.66	2.56		3.45	4.46	5.59
Weighted average shares outstanding (in thousands) – basic
Common shares		212,268,527	212,334,093		212,319,478	212,841,732	212,841,732
Preferred shares		185,681,290	185,740,895		185,727,487	186,202,385	186,202,385
Weighted average shares outstanding (in thousands) – diluted
Common shares		212,369,223	212,483,920		212,447,333	212,841,732	212,841,732
Preferred shares		185,772,833	185,877,103		185,843,719	186,202,385	186,202,385

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank at September 30, 2013, for reais into U.S. dollars of R$2.230 to U.S.$1.00.

(2)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.

(3)	Net provisions to the credit loss allowance less recovery of loans previously written off.

(4)	Includes dividends based on net income and dividends based on reserves.

Balance Sheet Data in Accordance with IFRS

	At September 30,			At December 31,
	2013	2012	2012	2012	2012	2011	2010
	(in millions of U.S.$)(1)	(in millions of R$)		(in millions of U.S.$)(1)	(in millions of R$)
Assets
Cash and balances with the Brazilian Central Bank	28,844	64,322	63,053	27,176	55,535	65,938	56,800
Financial assets held for trading	14,532	32,407	22,140	15,482	31,638	29,901	24,821
Other financial assets at fair value through profit or loss(2)	561	1,251	1,335	601	1,228	665	17,940
Available-for-sale financial assets	16,858	37,594	40,941	21,605	44,149	44,608	47,206
Loans and receivables	107,776	240,341	224,686	111,063	226,957	202,757	174,107
Hedging derivatives	67	162	79	76	156	81	116
Non-current assets held for sale	74	164	134	81	166	132	67
Investments in associates and joint ventures	457	1,018	459	231	472	422	371
Tangible assets	2,866	6,391	5,609	2,906	5,938	5,008	4,518
Intangible assets	13,067	29,139	29,151	14,324	29,270	31,435	31,963
Tax assets	9,925	22,133	21,312	10,520	21,496	16,250	14,842
Other assets	2,336	5,209	5,411	2,741	5,600	2,687	1,912
Total assets	197,363	440,119	414,310	206,806	421,085	399,886	374,663
Liabilities	—			0
Financial liabilities held for trading	2,430	5,420	5,693	2,619	5,352	5,047	4,785
Financial liabilities at amortized cost	145,351	324,132	298,545	150,221	306,976	291,452	253,341
Deposits from the Brazilian Central Bank and deposits from credit institutions	16,075	35,848	38,022	17,164	35,074	51,527	42,391
Customer deposits	89,636	199,888	182,242	92,290	188,595	174,474	167,949
Marketable debt securities	27,264	60,798	49,384	26,431	54,012	38,590	20,087
Subordinated liabilities	3,897	8,690	11,696	5,833	11,919	10,908	9,695
Other financial liabilities	8,479	18,908	17,201	8,503	17,376	15,952	13,218
Hedging derivatives	201	452	182	138	282	36	—
Liabilities for insurance contracts	—	—	—	—	—	—	19,643
Provisions(3)	4,412	9,839	13,222	6,252	12,775	11,358	9,395
Tax liabilities	6,263	13,966	14,109	6,745	13,784	11,876	10,530
Other liabilities	2,106	4,696	3,887	2,106	4,303	3,928	3,606
Total liabilities	160,763	358,501	335,638	168,080	343,472	323,697	301,986
Stockholders’ equity	37,123	82,785	79,803	39,110	79,921	77,117	72,653
Other Comprehensive Income	(635)	(1,415)	(1,146)	(500)	(1,022)	(254)	290
Non-controlling interests	111	248	15	116	237	19	8
Total equity	36,600	81,618	78,672	38,726	79,136	76,882	72,951
Total liabilities and equity	197,363	440,119	414,310	206,806	422,608	400,579	374,937
Average assets		431,079	403,411	199,727	408,143	394,788	341,956
Average interest-bearing liabilities		284,686	261,841	129,840	265,328	244,453	198,453
Average stockholders’ equity		80,306	77,633	38,114	77,886	75,606	72,495

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank at September 30, 2013, for reais into U.S. dollars of R$2.230 to U.S.$1.00.

(2)
In 2010, this item includes investment fund units of guarantors of benefit plans—PGBL/VGBL, in the amount of R$17,426, related to the liabilities for insurance contracts held by Santander Brasil Seguros e Previdência S.A., formerly Santander Seguros S.A. (“Santander Seguros”), which were no longer included in the scope of consolidation in 2011, following the sale of Santander Seguros. See “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Factors Affecting the Comparability of Our Results of Operation— Sale of Zurich Santander Brasil Seguros e Previdência S.A. (the new corporate name of Santander Seguros S.A.” in our annual report on form 20-F, incorporated by reference to this prospectus supplement.

(3)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.

Ratios

	At and for the nine months ended September 30,		At and for the year ended December 31,
	2013	2012	2012	2011	2010
Profitability and performance
Net yield(1)	8.1%	9.8%	9.5%	8.6%	8.8%
Return on average total assets	1.4%	1.5%	1.3%	2.0%	2.2%
Return on average stockholders’ equity	7.3%	8.0%	7.1%	10.3%	10.2%
Adjusted return on average stockholders’ equity(2)	11.1%	12.3%	10.8%	16.3%	16.7%
Capital adequacy
Average stockholders’ equity as a percentage of average total assets	18.6%	19.2%	19.1%	19.2%	21.2%
Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill(2)	13.1%	13.4%	13.3%	13.0%	14.1%
Basel capital adequacy ratio(3)	20.7%	18.6%	20.8%	24.8%	28.4%
Asset quality
Non-performing assets as a percentage of total loans and receivables(4)	7.0%	7.7%	7.6%	6.7%	5.8%
Non-performing assets as a percentage of total assets(4)	3.5%	3.9%	3.8%	3.3%	2.5%
Non-performing assets as a percentage of computable credit risk(4)(5)	6.1%	7.7%	6.7%	6.0%	5.1%
Impairment losses on loans and receivables as a percentage of non-performing assets(4)	91.4%	69.6%	87.0%	85.0%	98.3%
Impairment losses on loans and receivables as a percentage of total loans and receivables	6.4%	5.4%	6.6%	5.7%	5.7%
Net loan charge-offs as a percentage of total loans and receivables	6.7%	6.6%	7.2%	4.7%	6.2%
Non-performing assets as a percentage of stockholders’ equity(4)	18.6%	20.1%	20.1%	17.0%	12.9%
Non-performing assets as a percentage of stockholders’ equity excluding goodwill(2)(4)	27.7%	30.5%	30.5%	26.2%	21.1%

Liquidity
Total loans, net as a percentage of total funding(3)	67.8%	69.5%	67.9%	40.5%	63.0%
Deposits as a percentage of total funding(3)	77.2%	78.3%	77.2%	50.0%	87.6%

Other Information
Efficiency
Efficiency ratio(6)	37.1%	35.5%	34.0%	37.0%	36.3%

(1)	Net yield is defined as net interest income (including dividends on equity securities) divided by average interest earning assets.

(2)
“Adjusted return on average stockholders’ equity”, “Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill” and “Non-performing assets as a percentage of stockholders’ equity excluding goodwill” are non-GAAP financial measures which adjust “Return on average stockholders’ equity”, “Average stockholders’ equity as a percentage of average total assets” and “Non-performing assets as a percentage of stockholders’ equity”, to exclude the goodwill arising from the acquisition of Banco Real in 2008.

(3)	Total funding is a non-GAAP measure, which calculation may differ from the calculation of similarly titled measures used by other companies.

The information below presents the calculation of these non-GAAP financial measures from each of their most directly comparable financial measures.

	At and for the nine months ended September 30,			At and for year ended December 31,
	2013	2013	2012	2012	2012	2011	2010
	(in millions of U.S.$)	(in millions of R$, except as otherwise indicated)		(in millions of U.S.$)	(in millions of R$, except as otherwise indicated)
Return on average stockholders’ equity:
Consolidated profit for the year	1,975	4,405	4,648	2,688	5,493	7,747	7,408
Average stockholders’ equity	36,012	80,306	77,632	38,114	77,886	75,606	72,495
Return on average stockholders’ equity	7.4%	7.4%	8.1%	7.1%	7.1%	10.2%	10.2%
Adjusted return on average stockholders’ equity:
Consolidated profit for the year	1,975	4,405	4,648	2,688	5,493	7,747	7,408
Average stockholders’ equity	36,012	80,306	77,632	38,114	77,886	75,606	72,495
Average goodwill	12,205	27,218	27,218	13,319	27,218	27,975	28,312
Average stockholders’ equity excluding goodwill	23806.3	53,088	50,414	24,795	50,668	47,631	44,183
Adjusted return on average stockholders’ equity	11.2%	11.2%	12.5%	10.8%	10.8%	16.3%	16.7%
Average stockholders’ equity as a percentage of average total assets:
Average stockholders’ equity	36,012	80,306	77,632	38,114	77,886	75,606	72,495
Average total assets	193,309	431,079	403,411	199,727	408,143	394,788	341,956
Average stockholders’ equity as a percentage of average total assets	18.6%	18.6%	19.2%	19.1%	19.1%	19.2%	21.2%
Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill:
Average stockholders’ equity	36,012	80,306	77,632	38,114	77,886	75,606	72,495
Average goodwill	12,205	27,218	27,218	13,319	27,218	27.975	28.312
Average stockholders’ equity excluding goodwill	23,806	53,088	50,414	24,795	50,668	47,631	44,183
Average total assets	193,309	431,079	403,411	199,727	408,143	394,788	341,956
Average goodwill	12,205	27,218	27,218	13,319	27,218	27,975	28,312
Average total assets excluding goodwill	181,104	403,861	376,193	186,408	380,925	366,813	313,644
Average stockholders’ equity excluding goodwill as a percentage of average total assets excluding goodwill	13.1%	13.1%	13.4%	13.3%	13.3%	13.0%	14.1%
Non-performing assets as a percentage of stockholders’ equity:
Non-performing assets	6,896	15,377	15,982	7,858	16,057	13.073	9,349
Stockholders’ equity	37,123	82,785	79,697	39,110	79,921	77,117	72,653
Non-performing assets as a percentage of stockholders’ equity	18.6%	18.6%	20.1%	20.1%	20.1%	17.0%	12.9%
Non-performing assets as a percentage of stockholders’ equity excluding goodwill:
Non-performing assets	6,896	15,377	15,982	7,858	16,057	13.073	9,349
Stockholders’ equity	37,123	82,785	79,697	39,110	79,921	77,117	72,653
Goodwill	12,205	27,218	27,218	13,319	27,218	27,218	28,312
Stockholders’ equity excluding goodwill	24,918	55,567	52,479	25,791	52,703	49,899	44,341
Non-performing assets as a percentage of stockholders’ equity excluding goodwill	27.7%	27.7%	30.5%	30.5%	30.5%	26.2%	21.1%

Our calculation of these non-GAAP measures may differ from the calculation of similarly titled measures used by other companies. We believe that these non-GAAP financial measures supplements the GAAP information provided to investors because the substantial impact of the R$27 billion goodwill arising from the acquisition of Banco Real during the year ended December 31, 2008 masks the significance of other factors affecting stockholders’ equity and the related ratios. In addition, consistent with the guidance provided by the Basel II framework with respect to capital measurement, in all measures used to manage our business, we consider stockholders’ equity excluding goodwill. We believe that exclusion of goodwill from stockholders’ equity, in addition to being consistent with Basel II, reflects the economic substance of our capital because goodwill is not an asset that can absorb cash losses and we do not otherwise take it into account in managing our operations. Accordingly, we believe that the non-GAAP measures presented are useful to investors, because they reflect the economic substance of our capital. The limitation associated with the exclusion of goodwill from stockholders’ equity is that it has the effect of excluding a portion of the total investment in our assets. We compensate for this limitation by also considering shareholders equity including goodwill, as set forth in the above tables.

(3)
Basel capital adequacy ratio as measured pursuant to Brazilian Central Bank rules. Excluding goodwill the Basel ratio was 20.7% as of September 30, 2013, and 18.6% as of September 30, 2012, 17.7% in 2012, 20.2% in 2011 and 22.4% in 2010.

(4)
Non-performing assets include all credits past due by more than 90 days and other doubtful credits. For further information see “Item 4. Information on the Company—B. Business Overview—Selected Statistical Information—Impaired Assets” in our annual report on form 20-F, incorporated by reference to this Prospectus Supplement.

(5)	Computable credit risk is the sum of the face amounts of loans and leases (including non-performing assets), guarantees and documentary credits.

(6)
Efficiency ratio is defined as administrative expenses divided by total income. The adjustment, which impacts the line items income tax, gains (losses) on financial assets and liabilities and exchange rate differences, does not affect net profit. Our management believes that the adjusted efficiency ratio provides a more consistent framework for evaluating and conducting business, as a result of excluding from our revenues the effect of the volatility caused by possible gains and losses on our hedging strategies for tax purposes.

The table below presents the reconciliation of our adjusted efficiency ratio to the most directly comparable GAAP financial measures for each of the periods presented.

	At and for the nine months ended September 30,			For year ended December 31,
	2013	2013	2012	2012	2012	2011	2010
	(in millions of U.S.$)	(in millions of R$, except as otherwise indicated)		(in millions of U.S.$)	(in millions of R$, except as otherwise indicated)
Efficiency ratio
Administrative expenses	4,557	10,163	10,231	6,770	13,834	12,834	11,813
Total income	12,286	27,397	29,288	18,951	38,727	34,688	32,544
of which:
Gains (losses) on financial assets and liabilities (net) and exchange differences (net)	30	68	(34)	(83)	(170)	(235)	1,875
Efficiency ratio	37.1%	37.1%	34.9%	35.7%	35.7%	37.0%	36.6%

Total Income	12,286	27,397	29,288	18,951	38,727	34,688	32,544
Effects of the tax hedge for investments held abroad	736.3	1,642	1,297	703	1,437	1,646	(272)
Total income excluding effects of the tax hedge for investments held abroad	13,022	29,039	30,585	19,655	40,164	36,334	32,272

Administrative expenses	4,557	10,163	10,231	6,770	13,834	12,834	11,813
Total income excluding effects of the tax hedge for investments held abroad	13,022	29,039	30,585	19,655	40,164	36,334	32,272
of which:
Gains (losses) on financial assets and liabilities (net) excluding effects of the tax hedge for investments held abroad	767	1,710	1,263	1	1,267	1,411	1,603
Efficiency ratio adjusted for effects of investments held abroad tax hedge	35.0%	35.0%	33.5%	34.4%	34.4%	35.3%	36.6%

RISK FACTORS

An investment in our Notes involves a high degree of risk. You should carefully consider the risks described below and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our Notes. Our business, financial condition, results of operations, liquidity, and/or prospects may be adversely affected by any of these risks, among others. The trading value of our Notes could decline due to the occurrence of any of these risks or other factors, and you may lose all or part of your investment. Additional risks and uncertainties of which Santander is currently not aware may also materially and adversely affect Santander’s business, financial condition, results of operations, liquidity, prospects and/or the trading price of our Notes.

For purposes of this section, unless otherwise expressed or if required by the context, an indication that a risk, uncertainty or problem could or will have an “adverse effect on Santander” or “will adversely affect Santander” means that the risk, uncertainty or problem could or will have an adverse effect on Santander’s business, financial condition, results of operations, liquidity, prospects and/or the trading value of Santander’s Notes. Similar expressions in this section should be read as having the same meaning.

Risks Relating to the Notes

Santander may, without the prior consent of Noteholders, amend certain terms and conditions of the Notes to comply with the requirements of the Central Bank to qualify the Notes as Tier 1 or Tier 2 Capital. Any of these amendments could have a material adverse effect on your investment in the Notes.

Under the terms and conditions of the Notes, Santander may at any time, and from time to time, amend certain terms and conditions of the Notes, without the prior consent of the Noteholders, in order to, and only to the extent necessary to, comply with any new resolution or written instruction of the Central Bank setting forth its requirements to qualify, or maintain the qualification of, the Notes as Tier 1 or Tier 2 Capital, or supplemented by reason of implementation of the Basel III proposals, or otherwise. See “Description of the Notes—Amendments—Changes Not Requiring Approval” for more information regarding these amendments.

The time for payment of interest on the Notes, the Principal Amount, the Interest and the redemption price for the Notes are not subject to amendment at any time. However, Santander will be permitted to make other amendments to the Notes without Noteholders’ consent as long as such amendments would not affect in any way the First Call Date and the ranking of the Notes, and as long as such amendments would not otherwise adversely affect the rights of Noteholders in any material respect. While Santander would be required to deliver a certificate to the Trustee that any such amendments would not adversely affect Noteholders in any material respect, there can be no assurance that any of these amendments will not adversely impact your rights as a Noteholder and the market value of the Notes.

Santander may not pay Interest and certain other Non-Principal Payments on the Tier 1 Notes at certain times, and those amounts need not be subsequently paid to the Noteholders.

Pursuant to the applicable Indenture, Non-Principal Payments on the Tier 1 Notes (including Interest) may be cancelled by Santander, in whole or in part, in its sole discretion. Without prejudice to such right of cancellation, payment of Non-Principal on the Tier 1 Notes will not be due and payable and will not accrue or accumulate:

•	if amounts due exceed the funds available for such purpose;

•
in the same proportion as any restriction imposed by the Central Bank on the payment of dividends or other distributions with respect to shares or quotas eligible for treatment as Common Equity Tier I Capital;

•
at the withholding rates for such amounts to be paid or distributed as set forth under article 9, paragraph 4, of Resolution No. 4,193 if Santander has insufficient Additional Core Capital or the payment would result in Santander noncompliance with the minimum requirements for Common Equity Tier I Capital, Tier I and Regulatory Capital;

•	if Santander is in noncompliance with any rules applicable to Regulatory Capital promulgated by the Central Bank or any other competent authority; and

•
if the Central Bank or any other competent authority, in its sole discretion, determines that payment on the Tier 1 Notes should be suspended, in whole or in part, due to the financial condition of Santander in any given fiscal year.

In the event of a cancellation of a Non-Principal Payment on the Tier 1 Notes in accordance with the above provisions, including the cancellation of Non-Principal Payments by Santander Brasil, such Non-Principal Payment shall not accrue or accumulate and shall not be deemed due and payable under the terms of the Notes, shall be deemed extinguished, and such failure to pay such Non-Principal Payment will not constitute a Payment Default. There can be no assurance that Santander will not suspend interest payments on the Tier 1 Notes in the future and Noteholders will bear the risk of nonpayment.

In the event of a Statutory Loss Absorption Regime the Principal Amount of the Notes could be used by Santander to offset its losses.

The Notes will be subject to any statutory regime that provides any relevant authority with the powers to implement loss absorption measures in respect of capital instruments (such as the Notes), including any such regime that may be implemented pursuant to the applicable rules or which otherwise contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes). In case a relevant authority implements a regime with loss absorption measures, the Notes will have loss absorption capacity on an ongoing basis and shall be promptly used by Santander to offset losses.

The Tier 1 Notes have no maturity date and are not redeemable at the Noteholder’s option at any time.

The Tier 1 Notes are perpetual, have no fixed maturity or mandatory redemption date, and are not redeemable at the Noteholder’s option at any time. As a result, Noteholders will be entitled to receive a return of the Principal Amount of the investment only if Santander elects to redeem the Tier 1 Notes, which may happen on or after the First Call Date, or if Santander redeems the Notes following a Tax Event or Regulatory Event on any Interest Payment Date before the First Call Date, and provided that Santander is in compliance with the Risk Based Capital Requirements and receives the prior authorization of the Central Bank. See “Description of the Notes—Optional Redemption due to a Tax Event or a Regulatory Event” for further details. Therefore, Noteholders should be aware that they will be required to bear the financial risks of an investment in the Tier 1 Notes for an indefinite period of time.

No assurance can be given that the Notes will qualify as Tier 1 Capital or Tier 2 Capital, as applicable, or that the Central Bank will not amend the existing regulations or change its interpretation of the Tier 1 Capital or Tier 2 Capital regulations.

We anticipate that the Notes will initially meet the requirements of Tier 1 Capital or Tier 2 Capital in accordance with Resolution No. 4,192. The applicable requirements of Resolution No. 4,192 for qualification as Tier 1 Capital and Tier 2 Capital have not been subject to significant regulatory interpretation by the Central Bank or other Brazilian Governmental Authorities. The Central Bank’s approval for the Notes to be classified as Tier 1 Capital or Tier 2 Capital has not yet been requested and Santander cannot give any assurance that the Notes will qualify as Tier 1 Capital or Tier 2 Capital. Alternatively, the Central Bank may require Santander to amend certain terms and conditions of the Notes as a condition to granting any such approval.

Furthermore, Santander cannot give any assurance as to whether the applicable requirements for Tier 1 Capital or Tier 2 Capital will change in the future. Even if the Notes initially meet the requirements of Tier 1 Capital or Tier 2 Capital under the current regulations, if such changes are made in the future, and unless the Notes are grandfathered into the new regulations, they could become disqualified as Tier 1 Capital or Tier 2 Capital and need to be treated as other capital or debt.

Santander’s obligations under the Notes will be subordinated to its Senior Liabilities, and to some Brazilian statutory obligations.

The Notes will be, by their terms unsecured subordinated obligations and will rank behind claims of Santander’s depositors, other unsubordinated and subordinated creditors, and will rank pari passu with other instruments of Santander that qualify as Tier 1 Capital and certain Tier 2 Capital (as applicable to Tier 1 Notes or Tier 2 Notes, as the case may be) and will rank in priority only to its preferred stock and common stock. The Indenture does not contain any restrictions on Santander’s ability to incur additional indebtedness that is senior to the Notes. By reason of the subordination of the Notes, in the event of Santander’s insolvency, liquidation, or dissolution, the rights and claims of the holders of the Notes are and will be subordinated to the rights and claims of the holders of all of Santander’s Senior Liabilities.

Under Brazilian law, Santander’s obligations under the Notes will also be subordinated to certain statutory preferences. In the event of Santander’s liquidation, certain claims, such as claims for salaries, wages and social security from its employees (up to an amount equivalent to 150 times the minimum wage), claims deriving from transactions secured by collateral (mortgages, pledges etc.), as well as taxes and court fees and expenses, will have preference over any other claim, including those of the Noteholders.

Santander will have the right to redeem the Notes upon the occurrence of a Tax Event or a Regulatory Event or at Santander’s own option on or after the fifth anniversary of the Issue Date.

Subject to the approval of the Central Bank or any other applicable Brazilian Governmental Authority for such redemption (if such approval is then required), Santander may (a) at any time after the First Call Date redeem the Notes in whole, but not in part, following the occurrence of a Tax Event, or (b) at any time redeem the Notes in whole, but not in part, following the occurrence of a Regulatory Event. Furthermore, with the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), and subject to the Redemption Conditions, Santander may at its option redeem either series of Notes, in whole but not in part, on the First Call Date and on any Interest Payment Date thereafter.

In the case of either a Tax Event or a Regulatory Event, the Notes will be redeemed in whole, but not in part, at an amount equal to the Base Redemption Price (as defined under “Description of the Notes—Optional Redemption due to a Tax Event or a Regulatory Event”). In the case of a redemption at Santander’s own option on the First Call Date or on any Interest Payment Date occurring thereafter, either series of Notes may be redeemed in whole, but not in part, at the Base Redemption Price (as defined under “Description of the Notes—Call Option On and After the First Call Date”).

Furthermore, if at any time before a Redemption Date Santander determines that payment of the Base Redemption Price or any other amounts due and payable under the Indenture and the Notes, as applicable, would result in Santander being in noncompliance with the minimum reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fail to satisfy the Additional Core Capital requirement under Resolution No. 4,193, then Santander will suspend such payment until such time as such payment would not result in such noncompliance. See “Description of the Notes—Notice of Redemption—Santander Will Suspend Redemption in Certain Circumstances.” Santander cannot assure the Noteholders that, upon a redemption, it will be able to pay the redemption amount or that the Noteholders will be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as their investment in the Notes.

Santander can issue further debt or other instruments which may rank senior to or pari passu with the Notes.

There is no restriction on the amount of debt or instruments that Santander may issue which rank senior to, or pari passu with the Notes. The issuance of any such instruments may reduce the amount recoverable by Noteholders upon any bankruptcy or insolvency and would increase the likelihood that Santander may suspend the payment of interest on the Notes.

Investors will be deemed to have waived all rights of set-off.

Subject to applicable law, Noteholders may not exercise or claim any right of set-off in respect of any amount Santander owes arising under or in connection with the Notes, and the Noteholders will be deemed to have waived all such rights of set-off. See “Description of the Notes—General.”

The absence of a public market for either series of the Notes may affect the Noteholders’ ability to sell the Notes in the future and may affect the price the Noteholders would receive if such sale were to occur.

The Notes are new securities for which there is currently no established market, and, although the Notes will be registered with the U.S. Securities and Exchange Commission, Santander does not expect to apply to list the Notes on any securities exchange and there is no assurance that a market for either series of the Notes will develop. The liquidity of, and trading market for, the Notes may be adversely affected by a general decline in the market for similar securities. Such a decline may adversely affect Santander’s liquidity and trading markets independent of its prospects of financial performance. The holders of the Notes may not be able to sell their Notes at a particular time, and the price that such Noteholders receive at the time of sale may not be favorable.

The Notes may be cancelled or converted into our Common Shares and Preferred Shares, and you may lose all or part of the value of your investment in the Notes.

By the acquisition of the Notes, Noteholders will be bound by the exercise of any power by the Central Bank or other relevant regulatory authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Notes and/or the conversion through the capitalization of credits of all or a portion of the principal amount of, or interest on, the Notes into Common Shares and Preferred Shares or other securities or other obligations of Santander or another person, and the rights of Noteholders under the Notes are subject to the provisions of any power which are expressed to implement such a cancellation or conversion. Accordingly, any power by the Central Bank or other relevant regulatory authority may be exercised in such a manner as to result in you and other Noteholders losing the value of all or a part of your investment in the Notes or receiving a different security from the Notes, which may be worth significantly less than the Notes and which have significantly fewer protections than those typically afforded to debt securities. See “Description of the Notes—Conversion”.

Subscription of the Common Shares and Preferred Shares require the Noteholders (1) to be registered with the Brazilian Taxpayers’ Registry (Cadastro Nacional de Pessoas Jurídicas – CNPJ) and (2) to register its investment with the Central Bank of Brazil, in order to allow remittance of dividends or repatriation of capital. In addition, some Noteholders may have restrictions in holding Santander’s equity capital.

Judgments of Brazilian courts in respect of Santander’s obligations under the Notes would be payable only in reais.

If proceedings were to be brought in the courts of Brazil seeking to enforce Santander’s obligations under the Notes, Santander would not be required to discharge its obligations in any currency other than reais. Any judgment obtained against Santander in Brazilian courts in respect of its obligations under the Notes will be expressed in reais equivalent to the U.S. Dollar exchange rate published by the Central Bank as of the date on which such judgment is rendered. Santander cannot assure you that this exchange rate and remittance costs will provide full compensation in respect of the amount of your investment in the Notes.

If Santander does not satisfy its obligations under the Notes, your remedies will be limited.

Payment of principal of the Notes may be accelerated only in the event of certain events involving Santander winding up, dissolution or similar events, as applicable. There is no right of acceleration in the case of a default in the performance of any of Santander’s covenants, including the payment of principal or interest.

Even if the payment of principal of the Notes is accelerated, Santander’s assets will be available to pay those amounts only after:

•	all of Santander’s Senior Liabilities have been paid in full, as described above in “Description of the Notes—Subordination;” and

•	Santander is actually wound up or otherwise dissolved for purposes of Brazilian law.

If, after these conditions are met, Santander makes any payment from Brazil, it may be required to obtain the approval of the Central Bank for the remittance of funds outside Brazil.

Risks Relating to the Subscription Elections

Our Shareholders and ADR Holders will have the option to elect to subscribe for the Notes using the cash received in our capital reduction, in the context of a plan for rebalancing our regulatory capital.

This issuance is being made in the context of a rebalancing of the composition of our Regulatory Capital Rebalance, as approved at the shareholders’ meeting held on November 1, 2013, and further described in our Form 6-K filed on September 27, 2013. The objective of the Regulatory Capital Rebalance is to establish a more efficient capital structure, consistent with Basel III rules on capitalization and aligned with our business plan. As a consequence of such Regulatory Capital Rebalance, we will effect a reduction in our capital stock, and distribute cash to our shareholders, in the amount of R$6.0 billion. Concurrently, we will issue the Notes pursuant to the conditions set forth in this prospectus supplement, in the U.S. dollar equivalent amount corresponding to our capital reduction and our Shareholders and ADR holders will be able to subscribe for the Notes using the cash received in the context of our capital reduction or funds of any other source, limited to the amount received in the capital reduction. A choice to invest in the Notes using the cash distributed as a result of our capital reduction will expose such holders to the risks of an investment in the Notes, including the risks described above under “—Risks Relating to the Notes.”

USE OF PROCEEDS

We intend to use the net proceeds from this issuance for general corporate purposes, including to rebalance our capital ratios and sustain business growth.

CAPITALIZATION

The following table sets forth our consolidated capitalization at September 30, 2013 based on our financial statements prepared in accordance with IFRS:

•	on an actual historic basis; and

•
as adjusted for the (i) capital reduction and concurrent distribution of cash to our shareholders, in an aggregate amount of R$6.0 billion, in connection with the Regulatory Capital Rebalance; and (ii) issuance of the Notes, in an aggregate principal amount of R$6.0 billion (assuming an issuance of R$3.0 billion of Perpetual Tier 1 Notes and R$3.0 billion of “Subordinated liability” – Tier 2 Notes).

This table should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited interim financial information as of and for the nine-month period ended September 30, 2013, incorporated by reference herein.

	At September 30, 2013
	Actual	Actual	As Adjusted(2)	As Adjusted(2)
	(in millions of U.S.$)(1)	(in millions of R$)	(in millions of U.S.$)(1)	(in millions of R$)
Liabilities
Financial liabilities held for trading	2,430	5,420	2,430	5,420
Other financial liabilities at fair value through profit or loss	—	—	—	—
Financial liabilities at amortized cost	145,351	324,132	146,696	327,132
Deposits from the Brazilian Central Bank and Deposits from credit institutions	16,075	35,848	16,075	35,848
Customer deposits	89,636	199,888	89,636	199,888
Marketable debt securities	27,264	60,798	27,264	60,798
Subordinated liabilities	3,897	8,690	5,242	11,690
Other financial liabilities	8,479	18,908	8,479	18,908
Hedging derivatives	201	448	201	448
Provisions	4,412	9,839	4,412	9,839
Tax liabilities	6,263	13,966	6,263	13,966
Other liabilities	2,106	4,696	2,106	4,696
Perpetual Tier 1 Notes	—	—	1,345	3,000
Total liabilities	160,763	358,501	163,453	364,501
Stockholders’ equity	37,123	82,785	34,433	76,785
Non-controlling interests	111	248	111	248
Valuation adjustments	(635)	(1,415)	(635)	(1,415)
Total capitalization(3)	197,363	440,119	197,363	440,119

(1)	Translated using the exchange rate as reported by the Central Bank as of September 30, 2013 for reais into U.S. dollars of R$2.230 to U.S.$1.00.

(2)	Adjusted for proceeds, net of commission and transaction costs.

(3)	Total capitalization corresponds to total liabilities plus total stockholders’ equity.

Other than as described above, there have been no material changes to our total capitalization, loans and financings and total stockholders’ equity since September 30, 2013.

EXCHANGE RATES

Since 1999 the Central Bank has allowed the real/U.S. dollar real exchange rate to float freely, and, since that time, the real/U.S. dollar exchange rate has fluctuated considerably. The real depreciated against the U.S. dollar by 15.7% in 2001 and 34.3% in 2002. Although the real appreciated 22.3%, 8.8%, 13.4%, 9.5% and 20.7% against the U.S. dollar in 2003, 2004, 2005, 2006 and 2007, respectively, in 2008, as a result of the international financial crisis, the real depreciated against the U.S. dollar by 24.0%. However, in 2009 and 2010, the real appreciated against the U.S. dollar by 25.5% and 4.3%, respectively. During 2011 and 2012, the real depreciated 12.5% and 8.9%, respectively, against the dollar. During the nine months ended September 30, 2013, the real depreciated against the U.S. dollar by 9.3%, reaching R$2.343 per U.S.$1.00 on December 31, 2013.

In the past the Brazilian government has implemented various economic plans and utilized a number of exchange rate policies, including sudden devaluations, periodic mini-devaluations during which the frequency of adjustments ranged from a daily to a monthly basis, floating exchange rate systems, exchange controls and dual exchange rate markets. We cannot predict whether the Central Bank or the Brazilian government will continue to let the real float freely or intervene in the exchange rate market by returning to a currency band system or otherwise. The real may depreciate or appreciate substantially against the U.S. dollar.

The following table sets forth the exchange rate, expressed in reais per U.S. dollar, for the periods indicated, as reported by the Central Bank.

	Reais per U.S.$1.00
Year	High	Low	Average(1)	Period End
2008	2.500	1.559	1.837	2.337
2009	2.422	1.702	1.994	1.741
2010	1.881	1.655	1.759	1.666
2011	1.901	1.534	1.534	1.875
2012	2.112	1.702	1.702	2.043
2013	2.446	1.953	2.160	2.343
Month
July 2013	2.290	2.226	2.252	2.290
August 2013	2.445	2.272	2.342	2.372
September 2013	2.390	2.203	2.271	2.230
October 2013	2.213	2.161	2.189	2.203
November 2013	2.336	2.243	2.295	2.325
December 2013	2.382	2.310	2.345	2.343
January 2014 (through January 13, 2014)	2.398	2.349	2.377	2.349

Source: Central Bank, PTAX

(1)
Represents the average of the daily exchange rates during the period. Exchange rate fluctuation will affect the U.S. dollar value of any distributions we make with respect to our Common Shares, which will be made in reais.

Brazilian law provides that, whenever there is a serious imbalance in Brazil’s balance of payments or serious reasons to foresee such imbalance, temporary restrictions may be imposed on remittances of foreign capital abroad. For approximately six months in 1989, and early 1990, for example, the Federal Government froze all dividend and capital repatriations that were owed to foreign equity investors. These amounts were subsequently released in accordance with Federal Government directives. There can be no assurance that similar measures will not be taken by the Federal Government in the future.

RECENT DEVELOPMENTS

Results of Operations for the Nine-Month Periods Ended September 30, 2013 and September 30, 2012

The following discussion should be read in conjunction with our unaudited interim consolidated financial statements and related notes as of September 30, 2013 and for the nine-month periods ended September 30, 2013 and 2012 incorporated by reference herein.  Our historical results of operations discussed herein are not necessarily indicative of our full year performance or of results to be expected for any future period.  The following discussion may contain forward looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward looking statements as a result of various factors, including those set forth under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are a leading full-service bank in Brazil, which we believe to be one of the most attractive markets in the world given its growth potential and low penetration rate of banking products and services. We are the third largest private bank in Brazil, in terms of assets, with a 7.5% market share, as of June 30, 2013, and the largest bank in Brazil controlled by a major global financial group according to the Brazilian Central Bank. Our operations are present in all Brazilian regions, strategically positioned in South and Southeast, an area that accounted for approximately 72.0% of Brazil’s GDP, and where we have one of the largest branch networks of any Brazilian bank. For the nine months ended September 30, 2013, we generated net income of R$4.4 billion, and at that date we had total assets of R$440.1 billion and total equity of R$81.6 billion. Our Basel capital adequacy ratio, in the same period was 20.7% (excluding goodwill, the Basel Capital Adequacy ratio would be 18.2%).

We operate our business along three segments: Commercial Banking, Global Wholesale Banking and Asset Management and Insurance. Through our Commercial Banking segment, we offer traditional banking services, including checking and savings accounts, home and automobile financing, unsecured consumer financing, checking account overdraft loans, credit cards and payroll loans to mid- and high-income individuals and corporations (other than to our GB&M clients). Our Global Wholesale Banking segment provides a wide range of domestic and international services that are specifically tailored to the needs of a group of approximately 750 large local and multinational conglomerates, offering such products and services in the following key areas: global transaction banking, credit markets, corporate finance, equities, rates, market making and proprietary trading. Through our Asset Management and Insurance segment, we manage fixed income, money market, equity and multi-market funds and offer insurance products complementary to our core banking business to our retail and small- and medium-sized corporate customers.

Results of Operations

We are a financial group whose main business focus is commercial banking, complemented by global wholesale banking, asset management and insurance brokerage businesses.

Our main source of income is the interest that we earn from our lending activities, by borrowing funds from customers at certain rates and lending them to other customers at different rates. We also derive income from the interest and dividends that we receive from our investments in fixed/variable income and equity securities, from our trading activities in such securities and derivatives, by buying and selling these instruments to take advantage of current and/or expected differences between purchase and sale prices, and from entering into derivative transactions with customers on which we hedge our market risk exposure and earn a spread.

Another source of income is the fees and commissions that we earn from the different banking and other financial services that we provide, including credit and debit cards, insurance sales, account management, bill discounting, guarantees, advisory and custody services, and from our mutual and pension fund management services.

In addition, from time to time, we derive income from the capital gains we make from the sale of our holdings in group companies.

Results of Operations for the nine months ended September 30, 2013 Compared to the nine months ended September 30, 2012

	For the nine months ended September 30,
	2013	2012	% Change	Change
	(in millions of R$, except percentages)
Net interest income	21,457	23,961	(10.5)%	(2,504)
Income from equity instruments	47	47	0%	0
Income from companies accounted for by the equity method	84	59	42.9%	25
Net fee and commissions	6,080	5,740	5.9%	340
Gains/losses on financial assets and liabilities (net) and exchange differences (net)	68	(35)	n.m.	102
Other operating income (expenses)	(339)	(484)	(30.0)%	145
Total income	27,397	29,288	(6.5)%	(1,891)
Administrative expenses	(10,164)	(10,231)	(0.7)%	68
Depreciation and amortization	(931)	(860)	8.3%	(72)
Provisions (net)	(1,210)	(1,605)	(24.6)%	395
Impairment losses on financial assets (net)	(10,942)	(11,675)	(6.3)%	733
Impairment losses on other assets (net)	(86)	(8)	n.m.	(78)
Other non-financial gains/losses	513	12	n.m.	501
Profit before tax	4,576	4,921	(7.0)%	(344)
Income taxes	(171)	(247)	(30.9)%	76
Net income	4,406	4,674	(5.7)%	(268)

n.m. means not meaningful

Summary

For the nine months ended September 30, 2013, we reported net income of R$4.4 billion, a 5.7% decrease as compared to 2012. Net interest income decreased 10.5%, or R$2.5 billion, to R$21.5 billion for the nine months ended September 30, 2013 as compared to R$24.0 billion for the nine months ended September 30, 2012, as a consequence of lower average spreads, due primarily to a higher share of products in our credit portfolio with lower spreads and a lower risk profile.

Our delinquency ratio in September 2013 was 7.0%, as compared to 7.7% in September 2012. This decrease was weighted most heavily toward our portfolio of loans to individuals, as a consequence of improvement in the credit quality of loans to individuals as part of our overall loan portfolio.

Our total loan portfolio increased by 7.0% from R$206.7 billion at September 30, 2012 to R$221.1 billion at September 30, 2013, with the largest increases recorded in loans to individuals and in corporate lending. Total deposits increased by 2.3% from R$119.0 billion at September 30, 2012 to R$121.7 billion at September 30, 2013.

Our Basel capital adequacy ratio at September 30, 2013 was 20.7% in accordance with Brazilian Central Bank rules (disregarding the effect of goodwill the Basel capital adequacy ratio was 18.2%).

The variation in our net income was mainly due to:

•
A decrease of 6.3%, or R$733 million, in impairment losses on financial assets (net) for the nine months ended September 30, 2013 as compared to the same period in 2012, mainly due to the improvement in the quality of our portfolio of loans to individuals during the period;

•
A decrease of 24.6%, or R$395 million, in provisions (net) for the nine months ended September 30, 2013 compared to the same period in 2012, mainly due to a decrease in provisions for contingencies, partially offset by expenses of R$139 million due to higher provisions for restructuring and labor indemnities;

•
An increase of R$501 million in other non-financial gains/losses for the nine months ended September 30, 2013 compared to the same period in 2012, mainly due to (i) gains of R$88 million, related to the sale of certain real estate, (ii) gains of R$304 million related to an increase in capital of our subsidiary Webmotors S.A., an online retail automotive platform, and (iii) a R$89 million increase in gains related to foreclosed assets;

These increases were offset by:

•
A 10.5%, or R$2.5 billion, decrease in net interest income for the nine months ended September 30, 2013 compared to the same period in 2012, mainly as a consequence of lower average spreads, which was due primarily to a higher share of products in our credit portfolio with lower spreads and a lower risk profile.

Net interest income

Net interest income for the nine months ended September 30, 2013 was R$21.5 billion, a 10.5%, or R$2.5 billion, decrease from R$24.0 billion for the nine months ended September 30, 2012. Revenues from lending activities decreased R$1.7 billion or 9.5% during the period as a consequence of lower average spreads, which was due primarily to a higher share of products in our credit portfolio with lower spreads and a lower risk profile.

Income from equity instruments

Income from equity instruments for the nine months ended September 30, 2013 and 2012 totaled R$47 million.

Income from companies accounted for by the equity method

Income from companies accounted for by the equity method for the nine months ended September 30, 2013 was R$84 million, a R$25 million increase from R$59 million for the same period in 2012. This increase principally reflects an increase in the results of Companhia de Crédito, Financiamento e Investimento RCI Brasil.

Net fee and commission income

Net fee and commission income for the nine months ended September 30, 2013 was R$6.1 billion, a 5.9%, or R$340 million increase, from R$5.7 billion in the same period in 2012. This increase was mainly due to an increase in commissions from credit and debit cards and from sales of insurance and capitalization. This increase was partially offset by a decrease in banking fees.

Revenues from credit and debit cards totaled R$1.4 billion for the nine months ended September 30, 2013, an increase of 18.5% compared to the same period in 2012. This increase was primarily due to fees as a result of the growth of our merchant acquiring services. Our credit card base increased 4.6% and our debit card base increased 11.0% in the nine months ended September 30, 2013, reaching a total of 51.6 million issued cards.

Revenues from insurance and capitalization products totaled R$1.4 billion for the nine months ended September 30, 2013, an increase of 16.4% compared to the same period in 2012. This increase was primarily due to the growth in sales of life insurance and personal accident insurance products’ during the period.

Commissions from banking fees were R$1.8 billion for the nine months ended September 30, 2013, a 5.3% decrease compared to the same period in 2012. This variation is mainly due to a decrease in business volume and fees from lending operations.

The following table reflects the breakdown of net fee and commission income for the nine months ended September 30, 2013 and 2012:

	For the nine months ended September 30
	2013	2012	% Change	Change
	(in millions of R$, except percentages)
Banking fees	1,813	1,913	(5.3)%	(101)
Receiving Services	477	430	11.1%	47
Insurance and Capitalization	1,435	1,233	16.4%	203
Asset Management and Pension Funds	888	935	(5.1)%	(47)
Credit and debit cards	1,384	1,168	18.5%	216
Capital markets	322	272	18.5%	50
Trade finance	301	228	32.1%	73
Tax on services	(287)	(260)	10.4%	(27)
Others	(253)	(178)	41.9%	(75)
Total	6,080	5,740	5.9%	340

Gains/losses on financial assets and liabilities (net) and exchange differences (net)

Gains/losses on financial assets and liabilities (net) and exchange differences for the nine months ended September 30, 2013 were gains of R$68 million, a R$102 million increase from losses of R$35 million for the nine months ended September 30, 2012. This variation is primarily due to improved results from market activities, partially offset by higher expenses from derivatives transactions including our results of hedging on investments abroad.

Other operating income/expenses

Other operating income/expenses for the nine months ended September 30, 2013 was an expense of R$339 million, a decrease of R$145 million compared to an expense of R$484 million for the nine months ended September 30, 2012.

Administrative expenses

Administrative expenses for the nine months ended September 30, 2013 were R$10,164 million, a R$68 million decrease compared to expenses of R$10,231 million for the same period in 2012.

Personnel expenses decreased R$97 million for the nine months ended September 30, 2013, due principally to a decrease in variable compensation expenses.

The following table sets forth personnel expenses for each of the periods indicated:

	For the nine months ended September 30
	2013	2012	% Change	Change
	(in millions of R$, except percentages)
Salaries	3,269	3,288	(0.6)%	(19)
Social security	845	855	(1.2)%	(10)
Benefits	776	725	7.0%	51
Training	81	90	(10.0)%	(9)
Others	207	317	(34.7)%	(110)
Total	5,178	5,275	(1.8)%	(97)

Other administrative expenses for the nine months ended September 30, 2013 were R$4,985 million, a R$29 million increase compared to R$4,956 million for the same period in 2012.

The efficiency ratio, which we calculate as total administrative expenses divided by total income, reached 37.1% in the nine months ended September 30, 2013, compared to 35.5% for the same period in 2012.

The following table sets forth other administrative expenses for each of the periods indicated:

	For the nine months ended September 30,
	2013	2012	% Change	Change
	(in millions of R$, except percentages)
Specialized and technical services	1,487	1,275	16.6%	212
Property, fixtures and supplies	937	866	8.2%	71
Technology and systems	800	797	0.4%	3
Advertising	293	339	(13.6)%	(46)
Communications	436	425	2.6%	11
Per diems and travel expenses	124	123	0.8%	1
Surveillance and cash courier services	429	423	1.4%	6
Other administrative expenses	479	708	(32.3)%	(229)
Total	4,985	4,956	0.6%	29

Depreciation and amortization

Depreciation and amortization for the nine months ended September 30, 2013 was R$931 million, a R$72 million increase from R$860 million for the same period in 2012, principally due to a higher level of assets being depreciated as a result of investments in assets to expand our business.

Provisions (net)

Provisions principally include provisions for tax, civil, and especially labor claims. Provisions (net) totaled R$1,210 million for the nine months ended September 30, 2013, a decrease of R$395 million compared to R$1,605 million for the same period in 2012. This decrease was mainly due to a decrease in provisions for contingencies, partially offset by expenses of R$139 million as a consequence of an increase in provisions for restructuring and labor indemnities.

Impairment losses on financial assets (net)

Our computable credit risk portfolio increased by R$21.5 billion at September 30, 2013, or 9.3% compared to the same date in 2012, while non-performing assets decreased 3.7%, or R$605 million. The default rate decreased 84 basis points at September 30, 2013 compared to the same date in 2012. The net expenses from the allowances for credit losses were R$10.9 billion at September 30, 2013, a 6.3% decrease from R$11.6 billion at September 30, 2012.

The following table shows the ratio of our impaired assets to total computable credit risk and our coverage ratio at September 30, 2013 and 2012.

	At September 30
	2013	2012
	(in millions of R$, except percentages)
Computable credit risk(1)	252,369	230,831
Nonperforming assets	15,377	15,982
Allowances for nonperforming assets	14,131	13,648
Ratios
Nonperforming assets to computable credit risk	6.1%	6.9%
Coverage ratio(2)	91.9%	85.4%

(1)	Computable credit risk is the sum of the face amounts of loans and leases (including nonperforming assets but excluding country risk loans), guarantees and documentary credits.

(2)	Allowances for credit losses as a percentage of nonperforming assets.

The following chart shows our nonperforming assets to credit risk ratio (not including guarantees and documentary credits) from the first quarter of 2010 through the third quarter of 2013:

Impaired Assets by Type of Customer

The following table shows our nonperforming assets by type of loan at September 30, 2013 and 2012.

	At September 30,
	2013	2012
	(in millions of R$)

Commercial, financial and industrial	6,710	6,038
Real estate – mortgage	278	302
Installment loans to individuals	8,222	9,341
Lease financing	168	301
Total	15,377	15,982

Commercial, financial and industrial

Non-performing assets in the commercial, financial and industrial loan portfolios increased 11.1%, or R$672 million to R$6.7 billion at September 30, 2013 compared to R$6.0 billion at September 30, 2012, mainly due to our borrower’s reduced profitability and capacity to service their debt obligations, due in large measure to the deceleration of the Brazilian economy in 2013, and adverse macroeconomic conditions globally. This was a continuation of the trend we observed in 2012 and 2011.

During the period, the Brazilian government gradually reduced tax incentives granted in 2012 and increased the base interest rate (the SELIC rate) in response to increases in inflation, caused primarily by rising food prices and services, and also by the devaluation of the Brazilian currency in the first half of 2013. The conditions prompting these government actions were generally due to a weak domestic economy combined with uncertainties with respect to international macroeconomic conditions related to the economic recovery in Europe and the United States of America.

Despite the increase in nonperforming assets in this period since the second quarter of 2013, we have observed a reduction of default rates in this portfolio, mainly due to the measures we adopted in 2012, such as revising the limits for new loans and requiring a higher level of collateral on new loans, review of collection practices and opportunities offered to our borrowers to negotiate a restructuring of their debts. We believe these and other actions have combined to improve the quality of this loan portfolio.

Real estate – mortgage

Non-performing assets in the real estate - mortgage lending portfolio decreased 7.9%, or R$24 million to R$278 million at September 30, 2013, compared to R$302 million at September 30, 2012, mainly due to significant improvement in the credit quality of this portfolio since the first quarter of 2013.

Installment loans to individuals

Non-performing assets in the installment loans to individuals lending portfolio decreased 11.9%, or R$1,119 million to R$8,222 million at September 30, 2013 compared to R$9,341 million as of September 30, 2012, mainly as consequence of the measures we performed in 2012, such as a recovery campaign, developing new lending models with improved predictive scoring and others measures to manage our default rates, which resulted in significant improvement in the quality of this loan portfolio.

Although the Brazilian economy still presents an unfavorable growth outlook, relatively low unemployment and an increase in purchasing power of Brazilian consumers in recent years have contributed positively to the reduction in default rates in this portfolio.

Financial leasing

Non-performing assets in the financial leasing lending portfolio decreased 44.2%, or R$133 million to R$168 million at September 30, 2013, compared to R$301 million at September 30, 2012, primarily due to a decrease in lending in this portfolio, in line with a market trend of decreased automobile financing for individuals, consistent with a trend that we have observed since 2012.

Impairment losses on other assets (net)

Impairment losses on other assets (net) for the nine months ended September 30, 2013 were losses of R$86 million, an increase of R$78 million in comparison to the same period in 2012.

Other non-financial gains/losses

Other non-financial gains/losses were gains of R$513 million for the nine months ended September 30, 2013, a R$501 million increase from gains of R$12 million for the same period in 2012, mainly due to (i) gains of R$88 million, related to the sale of certain real estate, (ii) gains of R$304 million related to an increase in capital of our subsidiary Webmotors S.A., an online retail automotive platform, and (iii) a R$89 million increase in gains related to foreclosed assets.

Income Taxes

Income tax expense includes: Income tax, social contribution, PIS and COFINS (which are social contributions due on some revenues net of some expenses). Income tax expenses reached R$171 million for the nine months ended September 30, 2013, a R$76 million decrease from R$247 million for the same period in the previous year, primarily due to decreased taxable income.

Liquidity and Capital Resources

Our asset and liability management strategy is defined by the Financial Committee, which operates under strict guidelines and procedures established by the Santander Group. The Financial Committee establishes our funding strategy, structural balance sheet, interest rate position and capital management. The establishment of transfer pricing policies, management of risk-weighted assets, economic capital exposure, management of local regulatory capital, decision making on capital instrument issuances, and risk appetite are also coordinated and established in our Financial Committee.

In accordance with the Santander Group’s model, all subsidiaries have to be self-funded in terms of liquidity and capital. In addition, our general asset and liability management policy is to maintain a close match of maturity, interest rate and currency exposures. Subject to our internal risk management policies we aim to maintain adequate liquidity to meet our present and future financial obligations and to capitalize on business and market opportunities as they arise.

Most of our liquidity is raised in the local market and we maintain a portfolio of high quality public bonds for liquidity management. Legal reserve requirements (as detailed in section Reserve and Lending Requirements) consumes a significant amount of funding in Brazil.

Due to our stable and diversified sources of funding, which include a large client deposit base in the local market and a large number of correspondent banks with long-standing relationships, historically we have not experienced liquidity problems.

Liquidity and Funding

Market conditions and prospects as well as the Brazilian Central Bank requirements for compulsory deposits and stress tests determine our minimum liquidity levels. We control, manage and review our liquidity, analyzing current and expected levels of liquidity, structuring the sources of financing to achieve an optimal diversification in terms of maturities, instruments, currencies, markets as well as setting forth contingency plans. The objective is to ensure that we have sufficient liquidity to honor our commitments in light of market conditions, our institutional needs and market opportunities.

The following tables present the composition of our consolidated funding at the dates indicated.

	At September 30,
	2013	2012
	(in millions of R$)
Customer deposits	199,888	182,242
Current accounts	14,324	11,904
Savings accounts	31,259	25,727
Time deposits	83,327	82,841
Repurchase agreements	70,977	61,771
Deposits from the Brazilian Central Bank and credit institutions	35,848	38,022
Time deposits	28,663	26,433
Demand deposits	302	229
Repurchase agreements	6,883	11,360
Total deposits	235,736	220,264
Marketable debt securities	60,798	49,384
Agribusiness Credit Notes	1,488	175
Financial Bills	26,839	24,117
Real Estate Credit Notes	14,542	10,641
Securities issued abroad	17,929	14,451
Subordinated debt	8,690	11,696
Total Funding (1)	305,224	281,344

(1)	Total funding is a non-GAAP measure, which calculation may differ from the calculation of similarly titled measures used by other companies.

	At September 30,
	2013		2012
	Amount	Average Rate	Amount	Average Rate
	(in millions of R$, except percentages)
Securities sold under agreements to repurchase
At September 30	77,860	10.5%	73,131	10.8%
Average during year	75,453	10.8%	69,637	10.1%
Maximum month-end balance	79,646		73,200
Total short-term borrowings at year-end(1)	77,860		73,131

(1)	Includes Deposits from the Brazilian Central Bank and credit institutions and customer deposits.

Deposits

Customer deposits

Our balance of customer deposits was R$199.9 billion at September 30, 2013 and R$182.2 billion at September 30, 2012, representing 65.5% and 64.8% of our total funding, respectively. The increase of 9.7% in 2013 was driven by repurchase agreements and savings deposits that increased by R$9.2 billion and R$5.5 billion respectively, of our total customer deposits.

Customer current and savings account

Our balance of Customer current and savings accounts was R$45.6 billion at September 30, 2013 and R$37.6 billion at September 30, 2012, representing 19.3% and 17.1%, respectively of our total deposits.

Customer time deposits

Our balance of customer time deposits was R$83.3 billion at September 30, 2013 and R$82.8 billion at September 30, 2012, representing 35.3% and 37.6% of total deposits, respectively.

Customer Deposits—Repurchase Agreements

We maintain a portfolio of Brazilian public and private sector liquid debt instruments used to obtain overnight funds from other financial institutions or investment funds by selling such securities and simultaneously agreeing to repurchase them. Due to the short-term (overnight) nature of this funding source, such transactions are volatile and are composed, generally, of Brazilian public securities and of repurchase agreements linked to debentures. Securities sold under repurchase agreements increased to R$71.0 billion at September 30, 2013 from R$61.8 billion at September 30, 2012, representing 30.1% and 28.0% of total deposits, respectively.

Deposits from the Brazilian Central Bank and Credit Institutions

Our balance of deposits from the Brazilian Central Bank and credit institutions was R$35.8 billion at September 30, 2013 and R$38.0 billion at September 30, 2012, representing 15.2% and 17.3% of total deposits, respectively. The main change in 2013 was observed in the repurchase agreements, which decreased 39.4% from September 30, 2012.

It also includes mainly Borrowings and Domestic Onlendings:

•       Borrowings. We have relationships with banks all over the world, providing credit lines as foreign currency-linked (either to the U.S. dollar or to a basket of foreign currencies). We apply the proceeds from these transactions mainly to U.S. dollar-linked lending operations and in particular to trade finance operations.

•       Domestic Onlendings. We onlend from public institutions, mainly BNDES and FINAME, for which we act as a financial agent. Funding from these sources in Brazil represents a method of providing long-term loans with attractive average interest rates to certain sectors of the economy. Loans from these funds are allocated by BNDES through banks to specific sectors targeted for economic development. This type of lending is known as “repassing” or “onlending”. Under this arrangement, we borrow funds from BNDES or FINAME, the equipment financing subsidiary of BNDES, and pass the funds to the targeted sector of the economy. These loans are generally granted at rates below the average market rates and have an average maturity of up to five years. Because the repassed funds are generally matched and/or funded by loans from a federal government agency, we take no interest rate or maturity mismatch risk nor charge interest at a fixed margin over its cost of funds. We, however, retain the commercial credit risk of the borrower and therefore have discretion in the lending decision and application of the credit criteria. This type of funding is not affected by compulsory deposit requirements. The onlending is generally secured or guaranteed, although this is not required by the terms of the onlending.

Other Funding

Marketable debt securities

Our balance of marketable debt securities was R$60.1 billion at September 30, 2013 and R$49.4 billion at September 30, 2012, representing 19.9% and 17.6% of our total funding, respectively. The increase of 23.1% in 2013 is mainly due to an increase in real estate credit notes and securities issued abroad of 36.7% and 24.1%, respectively.

The financial bills instrument is a funding alternative available to banks that can be characterized as senior or subordinated debt for purposes of capital adequacy rules. Pursuant to CMN Resolution 4,123 of August 23, 2012, its minimum term must be 24 months and it must be issued for a minimum amount of R$300,000 for subordinated transactions and R$150,000 for senior transactions. This product was created in 2010 in order to increase liability duration in the Brazilian financial markets.

Our balance of securities issued abroad was R$17.9 billion at September 30, 2013, and was comprised by R$15.6 billion of bonds (under our Medium Term Notes Program—MTN) and other securities and R$2.1 billion (under our diversified Payment Rights Program—DPR) of securitization notes. Although this kind of funding source is growing at a fast pace, our external foreign currency bond issuances comprise a small portion of our total funding.

Subordinated Debt

As of September 30, 2013, our subordinated debt included R$8.7 billion of certificates of deposit issued by us in the local market in various issuances at average interest rates indexed to CDI or IPCA, a decrease of R$3.0 billion from the amount of subordinated debt provided at September 30, 2012, due to the repayment of debt upon maturity during 2013.

Capital

Our capital management is based on conservative principles and robust continuous monitoring of the items that affect our solvency level. We are required to comply with Brazilian capital adequacy regulations under Brazilian Central Bank rules, which demands to banks a minimum capital ratio of 11.0% of the risk-weighted assets, considerably above the 8.0% required by Basel Accord.

Fostered by the 2007 global crisis, the Basel Committee on Banking Supervision released in December 2010, a number of new principles in order to strengthen the financial market’s capital and liquidity adequacy. This package of measures was known as “Basel III Accord” and is based on three main objectives:

•	improve the banking sector’s ability to absorb shocks arising from financial and economic stresses;

•	improve risk management and governance; and

•	strengthen banks’ transparency and disclosures.

Basel III was recently implemented in Brazil through the issuance of several enacting rules and regulations published by the relevant authorities. For more information/detail, see “Regulatory Overview—Banking Regulation—Capital Adequacy and Leverage” in our annual report filed on Form 20-F. The following table sets forth our capitalization as of September 30, 2013 and September 30, 2012.

	At September 30,
	2013(1)		2012(1)
	Amount	Ratio	Amount	Ratio
	(in millions of R$, except percentages)
Tier 1 capital	64,586	19.9%	65,052	22.1%
Tier 2 capital	2,692	0.8%	5,291	1.7%
Tier 1 and 2 capital	67,278	20.7%	70,342	20.4%
Required Regulatory Capital(2)	35,773	n.a.	35,027	n.a.

(1)	Disregarding the goodwill, the ratio is 18.2% at September 30, 2013 and 18.6 at September 30, 2012.

(2)	Includes credit, market and operational risk capital required.

n.a. means not applicable.

DESCRIPTION OF THE NOTES

This section describes the general terms and provisions of the Base Indenture to be dated January 29, 2014 (the “Base Indenture”), as supplemented by the Tier 1 Notes Supplemental Indenture to be dated January 29, 2014 (the “Tier 1 Notes Supplemental Indenture” and together with the Base Indenture, the “Tier 1 Notes Indenture”) and as supplemented by the Tier 2 Notes Supplemental Indenture to be dated January 29, 2014 (the “Tier 2 Notes Supplemental Indenture” and together with the Base Indenture, the “Tier 2 Notes Indenture”; the Tier 1 Notes Indenture and the Tier 2 Notes Indenture referred to collectively as the “Indentures”), the Tier 1 Notes and the Tier 2 Notes.  The description of certain provisions of the Indentures and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture and the Notes, including the definitions therein of certain terms.  We urge you to read each of the Indenture and the form of the Notes because they, and not this description, define your rights as a Noteholder.  The Indentures are incorporated by reference and form part of this prospectus supplement.  In case of any conflict regarding the rights and obligations of the Noteholders under the Indentures, the Notes, and this prospectus supplement, the terms of the Indentures will prevail.  Capitalized terms used but not defined shall have the meanings assigned to such terms in the Indenture.

General

The Tier 1 Notes:

(i)
are Santander Brasil’s direct, unsecured subordinated obligations, subordinated in right of payment to all existing and future Senior Liabilities in accordance with the subordination provisions of the Tier 1 Notes Indenture;

(ii)	are ranked pari passu with Santander Brasil’s Tier I Parity Liabilities;

(iii)	are senior in right of payment to the payment of Santander Brasil’s Common Equity Tier 1 Capital;

(iv)	are issued in an aggregate principal amount of U.S.$ ; and

(v)	are perpetual securities and have no maturity date or mandatory redemption date.

The Tier 2 Notes:

(i)
are Santander Brasil’s direct, unsecured subordinated obligations, subordinated in right of payment to all existing and future Senior Liabilities in accordance with the subordination provisions of the Tier 2 Notes Indenture;

(ii)	are ranked pari passu with Santander Brasil’s Tier II Parity Liabilities;

(iii)	are senior in right of payment to the payment of Santander Brasil’s Common Equity Tier 1 Capital and Additional Tier 1 Capital;

(iv)	are issued in an aggregate principal amount of U.S.$ ; and

(v)	mature on January 29, 2024.

Form and Denomination

Santander Brasil will issue the Notes only in fully registered form in the form of beneficial interests in one or more global securities registered in book-entry form in the name of Cede & Co., as nominee for DTC.  The Notes will be issued only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1.00 in excess thereof.  See “Form, Denomination and Transfer” for more information about the form of the Notes and their clearance and settlement.

Interest

Subject to the provisions contained under “—Limitation on Obligation to Make Interest and Certain Other Non-Principal Payments” below, interest on the Notes will accrue on the then current outstanding principal amount of the Notes (the “Principal Amount”) at:

(i)	with respect to the Tier 1 Notes, 7.375% per annum; and

(ii)	with respect to the Tier 2 Notes, 6.000% per annum.

If at any time, article 17 (item (xiii) or paragraph 5), or article 20 (item (viii) or paragraph 5), of Resolution No. 4,192 are amended to permit for the modification of the interest rates applicable to the Notes (or there is any other change in law, statute, or regulation enacted by any Brazilian Governmental Authority after the Issue Date that permits for the modification of the interest rates applicable to the Notes), then interest will accrue on the then current Principal Amount of the Tier 1 Notes for each subsequent quarter and of the Tier 2 Notes for each subsequent semi-annual period:  (i)  with respect to both the Tier 1 Notes and the Tier 2 Notes, after the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread; and  (ii) with respect to the Tier 1 Notes only, after each fifth-year anniversary of the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread.

Unless we are required not to pay interest as described below, or if we decide to cancel the payment of interest on the Tier 1 Notes, interest on the Tier 1 Notes will be payable quarterly in arrears, commencing on April 29, 2014, and interest on the Tier 2 Notes will be payable semi-annually in arrears, commencing on July 29, 2014 (each such date, an “Interest Payment Date”). Interest payable on each Interest Payment Date will be calculated on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or Redemption Date (as defined below) falls on a day that is not a Business Day, the relevant payment will be payable on the next succeeding Business Day without adjustment, interest or further payment as a result thereof.

Interest on the Notes will be payable on each Interest Payment Date to those persons registered as holders on each record date.  Each record date will be the January 15, April 15, July 15 or October 15 for the Tier 1 Notes, and the January 15 or July 15 for the Tier 2 Notes, in each case prior to the relevant Interest Payment Date. Payments of amounts in respect of any Notes represented by global securities will be made by the Trustee as Paying Agent to DTC.  Any such payments of interest and other payments on or in respect of the Notes will be in U.S. dollars and will be calculated by Santander Brasil.

Santander Brasil has appointed The Bank of New York Mellon as paying agent, registrar and transfer agent in connection with the Notes.

Limitation on Obligation to Make Interest and Certain Other Non-Principal Payments

Non-Principal Payments on the Tier 1 Notes (including Interest) may be cancelled by Santander Brasil, in whole or in part, in its sole discretion. Without prejudice to such right of cancellation, Non-Principal Payments on the Tier 1 Notes will not be due and payable and will not accrue or accumulate:

(i)	if amounts due exceed the funds available for such purpose;

(ii)
in the same proportion as any restriction imposed by the Central Bank on the payment of dividends or other distributions with respect to shares or quotas eligible for treatment as Common Equity Tier I Capital;

(iii)
at the withholding rates for such amounts to be paid or distributed as set forth under article 9, paragraph 4, of Resolution No. 4,193 if Santander Brasil has insufficient Additional Core Capital or the payment would result in noncompliance with respect to the minimum requirements for Common Equity Tier I Capital, Tier I and Regulatory Capital;

(iv)	if Santander Brasil is in noncompliance with any rules applicable to Regulatory Capital promulgated by the Central Bank or any other competent authority; and

(v)
if the Central Bank or any other competent authority, in its sole discretion, determines that payment on the Tier 1 Notes should be suspended, in whole or in part, due to the financial condition of Santander Brasil in any given fiscal year.

If Santander Brasil cancels the payment of any Non-Principal Payment on the Tier 1 Notes, Santander Brasil will be required to deliver to the Trustee an Officer’s Certificate to that effect no later than the tenth Business Day (or if impossible, promptly thereafter) prior to the relevant Interest Payment Date. The decision to suspend the payment of any Non-Principal Payment on the Tier 1 Notes shall not constitute a default of the Tier 1 Notes.

In the event of a cancellation of a Non-Principal Payment on the Tier 1 Notes in accordance with the above provisions, including the cancellation of Non-Principal Payments by Santander Brasil such Non-Principal Payment shall not accrue or accumulate and shall not be deemed due and payable under the terms of the Tier 1 Notes, shall be deemed extinguished, and such failure to pay such Non-Principal Payment on the Tier 1 Notes will not constitute a Payment Default.

The Notes will be subject to any statutory regime which provides any relevant authority with the powers to implement loss absorption measures in respect of capital instruments (such as the Notes), including, any such regime that may be implemented pursuant to the applicable rules or which otherwise contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes).

Additional Amounts

All payments in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges of whatever nature imposed or levied by or on behalf of Brazil or the jurisdiction of any successor to us in the event of a consolidation, merger, transfer or conveyance, or, in the event that Santander Brasil appoints additional paying agents, the jurisdictions of such additional paying agents (each, a “Taxing Jurisdiction”) or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties or governmental charges is required by law or the official interpretation thereof, or by the administration thereof. In that event, Santander Brasil will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder (or beneficial owner) of any Note after such withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable in respect of payment in respect of any Note:

(i)
to the extent that such taxes, duties or governmental charges are imposed or levied by reason of such holder (or the beneficial owner) having some connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note, or receiving principal or interest payments on the Notes (including but not limited to, citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

(ii)	to the extent that any such taxes are not withholding taxes;

(iii)
in respect of which the holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Taxing Jurisdiction if (a) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the taxes, (b) the holder (or beneficial owner) is able to comply with those requirements without undue hardship and (c) Santander Brasil has given all holders (or beneficial owners) at least 30 days prior notice that they will be required to comply with such requirements;

(iv)
in respect of which the holder fails to surrender (where surrender is required) its Note for payment within 30 days after Santander Brasil has made available such payment, provided that Santander Brasil will pay Additional Amounts to which a holder would have been entitled had the Note been surrendered on the last day of such 30-day period;

(v)
to the extent that such taxes or duties are imposed by reason of any estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Council Directive 2003/84/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii)	to the extent that withholding or deduction is imposed pursuant to or in connection with FATCA;

(viii)	withholding tax in excess of a rate of 15% imposed as a result of the application of Normative Ruling No. 1,037 and Law No. 11, 727;

(ix)	taxes imposed pursuant to Article 26 of Law No. 10,833;

(x)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union; or

(xi)	in the case of any combination of the items listed above.

Nor will Additional Amounts be paid with respect to any payment on a Note to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Taxing Jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

Any reference to payments on the Notes shall be deemed also to include the payment of any Additional Amounts. However, no holder (or beneficial owner) of a Note shall be entitled to receive any Additional Amounts greater than the amounts necessary in order that the net amounts receivable by such holder after such withholding or deduction equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction, subject to the exceptions above.

Optional Redemption On and After the First Call Date

With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), and subject to the Redemption Conditions, Santander Brasil may at its option redeem the Notes, in whole but not in part, on the fifth anniversary of the Issue Date (the “First Call Date”) and on any Interest Payment Date thereafter.

The redemption price payable by Santander Brasil in the case of a redemption is the base redemption price, being: (i) 100% of the aggregate outstanding Principal Amount, plus (ii) accrued, due and unpaid interest, if any, but, for the avoidance of doubt, excluding the period from the end of the last Interest Payment Date through the Redemption Date, plus (iii) any other amounts accrued and unpaid under the Notes and the Indenture (the “Base Redemption Price”).

Notwithstanding the foregoing Santander Brasil and/or its Affiliates may redeem the Notes only if (i) Santander Brasil issues (a) new Tier 1 securities for treatment as Additional Tier 1 Capital, and/or (b) new Tier 2 debt securities for treatment as Tier 2 Capital, with a maturity date longer than or equal to the remaining period to maturity of the redeemed Tier 2 Notes, in each case in an amount equivalent to the Notes being redeemed and on conditions more favorable for Santander Brasil;  (ii) in the judgment of the Central Bank, there is proof that the conditions for redemption of the Notes justify Santander Brasil’s intention; (iii) Santander Brasil observes the minimum requirements of Common Equity Tier 1 Capital and Regulatory Capital and comply with the minimum requirements for additional Core Capital; or (iv) redemption would not result in non-compliance with respect to Additional Core Capital.

Repurchases

With the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required), subject to the Repurchase Conditions, Santander Brasil may on the First Call Date and on any date thereafter repurchase any Notes in the open market or otherwise in any manner and at any price provided that (i) with respect to Tier I Notes, Santander Brasil is then and, on a pro forma basis following such repurchase, will remain in compliance with the reserve requirements for Common Equity, Tier I and Regulatory Capital, and satisfies the Additional Core Capital requirement set forth under CMN Resolution No. 4,193, of 2013 and other operational limits; and (ii) with respect to Tier II Notes, Santander Brasil is then and, on a pro forma basis following of such purchase, will remain in compliance with the reserve requirements for Common Equity, Tier I and Regulatory Capital, and satisfies the Additional Core Capital  requirement set forth under CMN Resolution No. 4,193, of 2013 and other operational limits. Such Notes may be (i) delivered to the Trustee to be promptly cancelled by it and disposed of (and shall no longer be considered part of Santander Brasil’s capital) or (ii) resold; provided, that, any resale is in compliance with all relevant laws, regulations and directives.

Optional Redemption due to a Tax Event or a Regulatory Event

Subject to the approval of the Central Bank or any other applicable Brazilian Governmental Authority for such redemption (if such approval is then required), Santander Brasil may, (a) at any time after the First Call Date redeem the Notes in whole, but not in part, following the occurrence of a Tax Event, or (b) at any time redeem the Notes in whole, but not in part, following the occurrence of a Regulatory Event.  In the case of redemption following either a Tax Event or a Regulatory Event, Santander Brasil may redeem the Notes at a redemption price equal to the Base Redemption Price.

In the case of a Tax Event or a Regulatory Event, Santander Brasil is required, prior to exercising the right of redemption, to deliver to the Trustee a notice together with a written legal opinion of Brazilian counsel, selected by Santander Brasil, confirming that Santander Brasil is entitled to exercise such right of redemption.

Notice of Redemption

General

If Santander Brasil exercises its option to redeem the Notes (subject to obtaining the approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required)), Santander Brasil will give the Trustee notice of redemption 60 days prior to the proposed Redemption Date (unless a shorter period of time is agreed upon) and the holders written notice not less than 30 nor more than 60 days prior to the Redemption Date.

Santander Brasil Will Suspend Redemption in Certain Circumstances

The Indentures provide that, if at any time before a Redemption Date, Santander Brasil determines that payment of the Base Redemption Price or any other amounts due and payable under the Indenture and the Notes, as applicable, would result in Santander Brasil being in noncompliance with the reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fail to satisfy the Additional Core Capital requirement under Resolution No. 4,193, then Santander Brasil will suspend such payment until such time as such payment would not result in such noncompliance.  However, Santander Brasil must immediately deliver a certificate to the Trustee containing a certification that payment of the Base Redemption Price or any other amounts due and payable under the respective Indenture and the respective series of Notes, as applicable, would result in Santander Brasil being in noncompliance with the reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fail to satisfy the Additional Core Capital requirement under Resolution No. 4,193 and a detailed statement of facts giving rise to such suspension.  Also, within 14 Business Days of becoming aware that it is in compliance with (or, if applicable, such a payment would no longer result in Santander Brasil being in noncompliance with) the reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and fails to satisfy the Additional Core Capital requirement under Resolution No. 4,193, Santander Brasil must make the payment of the Base Redemption Price to the Trustee or Paying Agent.  For the avoidance of doubt, the Notes shall not be deemed repaid and cancelled unless and until the Trustee or the paying agent (on behalf of the Noteholders) shall have received the applicable payment.

Form of Notice

Notice of redemption will be given as described in the Indenture.  If the redemption price in respect of any Notes is improperly withheld or refused and is not paid by Santander Brasil, interest on the Notes will continue to be payable until the redemption price is paid in full.

Notices to be given to holders of a global security will be given only to DTC in accordance with its applicable policies as in effect from time to time.  Notices to be given to holders of Notes not in global form, if any, will be sent by mail to the respective addresses of the holders as they appear in the Trustee’s records, and will be deemed given when mailed.  Neither the failure to give notice to a particular holder, nor the defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Conversion

Tier 1 Notes

The amount due on Tier 1 Notes shall be converted on a permanent basis through capitalization of credits, based on the Conversion Formula, to Common Shares and Preferred Shares of Santander Brasil, in accordance with the proportion between Common Shares and Preferred Shares necessary to form Units by the time of the effective conversion, eligible for inclusion in Common Equity Tier 1 Capital, issued as part of the authorized capital of the Issuer upon the occurrence of the following events or other events as may be determined by the Central Bank or by any competent Brazilian Governmental Authority (each, a “Tier 1 Notes Conversion Event”):

(i)
if Santander Brasil announces, in the manner set forth by the Central Bank, that it’s Common Equity Tier 1 Capital is at a level lower than 5.125% of the RWA amount determined in accordance with Resolution 4,193, or lower than any other rate that may be established by the Central Bank or any other competent Brazilian Governmental Authority;

(ii)	the execution of a commitment of capital contribution to Santander Brasil, if the exception set forth in the heading of article 28 of Brazilian Supplementary Law No. 101 of May 4, 2000 is verified;

(iii)	decree, by the Central Bank, of a temporary special administration regime or intervention in Santander Brasil’s business;

(iv)	determination, by the Central Bank, based on criteria established by the CMN, of conversion of the Notes; or

(v)
the occurrence of an event provided for in the Statutory Loss Absorption Regime issued by any competent authority that results in a determination that Santander Brasil has become a Non-Viable Institution.

Tier 2 Notes

The amount due on the Tier 2 Notes shall be converted on a permanent basis through capitalization of credits, based on the Conversion Formula, to Common Shares and Preferred Shares of Santander Brasil, in accordance with the proportion between Common Shares and Preferred Shares necessary to form Units by the time of the effective conversion, eligible for inclusion in Common Equity, issued as part of the authorized capital of the issuer, upon the occurrence of the following events, or other events as may be determined by the Central Bank or by any competent Brazilian Governmental Authority (each, a “Tier 2 Notes Conversion Event”, any Tier 1 Notes Conversion Event or Tier 2 Notes Conversion Event being referred to as a “Conversion Event”):

(i)
if Santander Brasil announces, in the manner set forth by the Central Bank, that it’s Common Equity Tier 1 Capital is at a level lower than 4.5% of the RWA amount determined in accordance with Resolution 4,193, or lower than any other rate that may be established by the Central Bank or any other competent Brazilian Governmental Authority;

(ii)
the execution of a commitment of capital contribution to Santander Brasil, if the exception set forth in the heading of article 28 of the Brazilian Supplementary Law No. 101 of May 4, 2000 is verified;

(iii)	decree, by the Central Bank, of a temporary special administration regime or intervention in Santander Brasil’s business;

(iv)	determination, by the Central Bank, based on criteria established by the CMN, of conversion of the Notes;

(v)
the occurrence of an event provided for in the Statutory Loss Absorption Regime issued by any competent authority that results in a determination that Santander Brasil has become a Non-Viable Institution.

A Conversion Event shall not be deemed a Payment Default and shall not accelerate the maturity of any other obligations of Santander Brasil.

Upon the occurrence of a Conversion Event, Santander Brasil shall take the steps necessary to increase its capital and permit its shareholders to exercise preemptive rights with respect to such increase and other steps as may be necessary to issue the required amount of its Common Shares and Preferred Shares in accordance with Brazilian corporate law. Santander Brasil shall issue shares in whole numbers in the conversion process of the Notes into Common Shares and Preferred Shares in a way that residual amounts of the Notes that do not reach the Conversion Price shall be extinguished permanently for all legal purposes.

The provisions of paragraph 2 of article 171 of the Brazilian corporate law shall be applied to capitalize the credits resulting from the Notes, i.e., Noteholders shall subscribe the capital increase, and possible amounts that may be paid by the shareholders as payment of capital as a result of the exercise of their respective preemptive rights shall be transferred to the Noteholders, pro rata, and no further amounts shall be due in relation to the percentages of the exercise of the preemptive right.

Noteholders may elect not to subscribe Common Shares and Preferred Shares by providing a notice to the Trustee within two Business Days from the Conversion Event. If Noteholders provide such notice or if Common Shares or Preferred Shares are not otherwise subscribed, the corresponding Notes shall be cancelled, and the debt represented by the Notes shall be permanently extinguished for all legal purposes.

Subordination

Subject to applicable law, each of the Tier 1 Notes and the Tier 2 Notes constitute Santander Brasil’s direct, unsecured and subordinated obligations.

Upon Santander Brasil’s insolvency, liquidation, or dissolution, the rights and claims of the holders of the Notes are and will be subordinated to the rights and claims of the holders of all of Santander Brasil’s Senior Liabilities.  To the extent permitted by applicable law, the rights and claims of holders of the (a) Tier 1 Notes will rank prior to all holders of Common Equity Tier 1 Capital, or (b) Tier 2 Notes will rank prior to all holders of Common Equity Tier 1 Capital and Additional Tier 1 Capital, in accordance with and by virtue of the subordination provisions thereof, and equally with any other Tier I Parity Liabilities and Tier II Parity Liabilities, as the case may be, then outstanding.

The Indentures provide that, unless all principal of, or interest on, Senior Liabilities has been paid in full, no payment or other distribution may be made in respect of the Notes in the following circumstances:

(i)	in the event of any liquidation, moratorium of payments or insolvency or similar proceedings; or

(ii)
(a) in the event and during the continuation of any default in the payment of principal of, any interest and other amounts due and payable on, any Senior Liabilities beyond any applicable grace period, or (b) in the event that any event of default with respect to any Senior Liabilities has occurred and is continuing beyond any applicable grace period, permitting the holders of such Senior Liabilities (or a trustee) to accelerate the maturity of such Senior Liabilities, whether or not the maturity is in fact accelerated (unless, in the case of a payment default or event of default, such payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the Trustee or any holders of the Notes receive any payment or distribution that is prohibited under the subordination provisions, then the Trustee, upon notice that such payments are prohibited by the subordinated provisions and to the extent it has not distributed to Noteholders the amount of such payment or distribution, or, in the event such payment or distribution has been made to holders upon notice, the holders will have to repay that money to the holders of the Senior Liabilities or to Santander Brasil, as the case may be.  In the event Trustee has distributed all or a portion of such amount to Noteholders, Trustee shall have no duty or obligation, and shall not be required, to recover the amounts so distributed.  The Trustee shall have no duty or obligation for determining whether the payment or distribution of funds it receives or holds for payment or distribution are prohibited by the subordination provisions and shall have no responsibility or liability for paying or distributing such funds absent prior receipt of notice that the payment or distribution of such funds are prohibited by such subordination provisions.

The Indenture allows the holders of Senior Liabilities to obtain a court order requiring Santander Brasil and any holder of Notes to comply with the subordination provisions.

Merger and Similar Transactions

The Indenture provides that Santander Brasil is generally permitted to merge or consolidate with or into another company, and to sell substantially all of its assets to another company if all of the following conditions are met:

(i)
if Santander Brasil is not the successor company, the successor company must expressly agree to be legally responsible for the Notes and any other of Santander Brasil’s liabilities and must be validly organized under the laws of any jurisdiction;

(ii)	the merger, sale of assets or other transaction must not cause, after notice or passage of time, a Payment Default as described below under “—Payment Default and Limitation of Remedies”; and

(iii)	certain certificates and opinions of counsel are delivered to the Trustee.

If the conditions described above are satisfied, Santander Brasil will not need to obtain the approval of a majority of the holders of the Notes in order to merge or consolidate or to sell its assets.  In addition, the conditions set out above only apply in the event that Santander Brasil wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity.  Santander Brasil will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which Santander Brasil acquires the stock or assets of another entity, any transaction that involves a change in its control but in which it does not merge or consolidate, and any transaction in which it sells less than substantially all of its assets.

The Indenture also provides that in the event that Santander Brasil merges, consolidates or sells substantially all of its assets, neither Santander Brasil nor any successor will have any obligation to compensate holders of the Notes for any resulting adverse tax consequences relating to the Notes.

Payment Default and Limitation of Remedies

Non Payment

The Indentures provide that a “Payment Default” occurs in the event that Santander Brasil: (i) fails to pay or set aside for payment the amount due to satisfy any payment on the Notes when due and payable and such failure continues for a period of 14 days; or (ii) as described in “—Notice of Redemption—Santander Will Suspend Redemption in Certain Circumstances” above.

Notwithstanding the foregoing, in the event that Santander Brasil has suspended any Non-Principal Payment in connection with the Tier 1 Notes, in accordance with the terms of the Indentures and the subordination principles (see “—Limitation on Obligation to Make Interest and Certain Other Non-Principal Payments”, “—Notice of Redemption—Santander Brasil Will Suspend Redemption in Certain Circumstances” and “—Conversion”), such Non-Principal Payment on Tier 1 Notes not paid will not accrue or be due and payable and, accordingly, will not constitute a Payment Default.

Limitation of Remedies

Subject to the limitations contained in “—The Trustee”, if a Payment Default occurs and is continuing, the Trustee may upon direction from Noteholders who have offered indemnity and/or other security or indemnity satisfactory to the Trustee as set forth in the Indenture (or if for any reason the Trustee is unwilling or unable to do so, then the holders of the Notes may), to the fullest extent permitted by applicable law, institute judicial proceedings against Santander Brasil in any state or federal court in New York State to the fullest extent permitted by applicable law, but may not declare the Principal Amount of any outstanding Notes to be due and payable or pursue any other legal remedy, including commencing a judicial proceeding for the collection of the sums due and unpaid.

Noteholders will have the right to accelerate payment of principal on the Notes only in the case of certain bankruptcy events of Santander Brasil.

General

By purchasing the Notes, each Noteholder will be deemed to have waived any right of setoff or counterclaim with respect to the Notes or the Indenture (or between Santander Brasil’s obligations in respect of the Notes and any liability owed by a Noteholder to Santander Brasil) that they might otherwise have against Santander Brasil.

Subject to the provisions of the Indenture relating to the duties of the Trustee and the limitations contained in “—The Trustee”, in the event that a Payment Default occurs and is continuing, the Trustee will be under no obligation to any Noteholder to take any action or exercise any rights or powers vested in the Trustee, unless any such Noteholder has offered indemnity or security to the Trustee satisfactory to the Trustee.  Subject to those provisions of the Indenture relating to indemnification of the Trustee, Noteholders of a majority of the Principal Amount have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, if the direction is not in conflict with any rule of law or with the Indenture and the Trustee does not determine that the action would be unjustly prejudicial to the Noteholder or any Noteholders not taking part in that direction (it being understood that the Trustee has no obligation to make such determination).  The Trustee may take any other action that it deems proper that is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of a Payment Default, give to each Noteholder notice of the Payment Default known to it, unless the Payment Default has been cured or waived.  Except in the case of a Default in the payment of principal of, or interest on, the Notes, the Trustee will be entitled to withhold notice and will be protected in so doing, if it determines in good faith that withholding notice is in the interest of the Noteholders.

Notwithstanding anything to the contrary in the Base Indenture, all provisions regarding events of default and remedies set forth in the Base Indenture shall be superseded in their entirety by the payment default and remedy provisions in each of the Tier 1 Notes Supplemental Indenture and Tier 2 Notes Supplemental Indenture.

No Liability of Directors, Officers, Employees and Stockholders

Subject to mandatory provisions of applicable law, none of Santander Brasil’s directors, officers, employees or stockholders will have any liability for any of Santander Brasil’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Noteholder, by accepting a Note, waives and releases all such liability, to the fullest extent permitted by applicable law, and such waiver and release are part of the consideration for the issuance of the Notes.

No Redemption at the Option of the Noteholders

In accordance with Resolution No. 4,192, the Notes may not be redeemed at the option of the Noteholders.

No Guarantee or Insurance

In accordance with Resolution No. 4,192, the Notes are subordinated and unsecured obligations of Santander Brasil and do not benefit from any guarantee or insurance coverage or similar structure that may compromise the subordination of the Notes and/or that may require or allow payments or transfers of funds to the Noteholders, directly or indirectly, by Santander Brasil or any of its Affiliates.

No Reduction of the Principal Amount

The total original principal amount of the Notes shall not be modified, directly or indirectly, including by means of agreements that establish Santander Brasil’s obligation to compensate the Noteholders if a new note with better payment conditions is issued, except pursuant to any repurchase or redemption authorized under Resolution No. 4,192.

No Financing of the Purchase of the Notes

In accordance with Resolution No. 4,192, Santander Brasil may not, directly or indirectly, finance the purchase of the Notes.

Substitution of Issuer

Santander Brasil may at any time at its sole discretion and without the consent of Noteholders act pursuant to the Notes through its Grand Cayman Islands Branch.  Accordingly, the issuer of the Notes may in the future be Banco Santander (Brasil) S.A. (acting through its Grand Cayman Islands Branch), subject to any required regulatory approval.

Amendments

Santander Brasil may not make any amendment to the Notes at any time that would:

(i)	change the time for payment of interest on the Notes; or

(ii)	reduce (A) the Principal Amount, (B) the Interest or (C) the redemption price for the Notes.

Only upon the prior approval of the Central Bank or any other applicable Brazilian Governmental Authority (if then required) may Santander Brasil make any changes to the terms of the Notes and to the respective Indenture, in each case as described below.

Notwithstanding the foregoing, if at any time, article 17 (item (xiii) or paragraph 5), or article 20 (item (viii) or paragraph 5), of Resolution No. 4,192 are amended to permit for the modification of the interest rates applicable to the Notes (or there is any other change in law, statute, or regulation enacted by any Brazilian Governmental Authority after the Issue Date that permits for the modification of the interest rates applicable to the Notes), then Interest will accrue on the then current Principal Amount of the Notes for each subsequent quarter for Tier 1 Notes and for each semi-annual for Tier 2 Notes: (i) with respect to both the Tier 1 Notes and the Tier 2 Notes, after the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread; and (ii) with respect to the Tier 1 Notes only, after each fifth-year anniversary of the date that is five years from the Issue Date, at a rate equal to the Benchmark Reset Rate plus the Credit Spread.

Changes Requiring Each Holder’s Approval

Santander Brasil may only make the following amendments to the Notes if it obtains the prior consent of Noteholders representing 100% of the principal amount of the Notes affected by the amendment:

(i)	waive a redemption payment on any Note;

(ii)	change the currency of any payment on a Note other than as permitted by the Note;

(ii)	change the place of payment on a Note;

(iv)	reduce the percentage in the Principal Amount, the approval of whose holders is needed to change the Indentures or the Notes;

(v)	reduce the percentage in the Principal Amount, the consent of whose holders is needed to waive Santander Brasil’s compliance with the Indenture or to waive defaults; or

(vi)
change the provisions of the Indentures dealing with modification and waiver in any other respect, except to increase any required percentage referred to in the Indentures or to add to the provisions that cannot be changed or waived without approval.

Modification of Subordination Provisions

Santander Brasil may not amend the Indenture or the Notes to alter the subordination of the Notes without the written consent of the Central Bank.

Changes Not Requiring Approval

Santander Brasil expects to qualify the Notes as Tier 1 Capital or Tier 2 Capital subject to the Central Bank’s approval.  Santander Brasil will be permitted to, without the prior consent of Noteholders, amend the terms and conditions of the Notes at any time, and from time to time, in order to, and only to the extent necessary to, comply with any new resolution or written instruction of the Central Bank setting forth its requirements to qualify, or maintain the qualification of, the Notes as Tier 1 Capital or Tier 2 Capital, as amended or supplemented from time to time.

No approval by holders of the Notes is required for, among other things, clarifications, changes to correct any inconsistency, defect, error or ambiguity in the Indenture or the Notes, or changes that would not adversely affect the Notes in any material respect.

Changes Requiring Majority Approval

Any other change to either the Indenture or the Notes requires the approval by Noteholders of a majority of the Principal Amount of the applicable series then outstanding.  The required approval must be given by written consent.  The same majority approval is required in the event that Santander Brasil wishes to obtain a waiver of any of the covenants in the applicable Indenture.  The covenants include the promises Santander Brasil makes about merging which are described above under “—Mergers and Similar Transactions.” If the Noteholders agree to waive a covenant, Santander Brasil will not be required to comply with such covenant.

Special Rules for Action by Noteholders

When Noteholders take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any changes or waiver or giving the Trustee an instruction, the following rules will apply:

Only Outstanding Notes Are Eligible

Only holders of outstanding Notes will be eligible to participate in any action by Noteholders. Santander Brasil will count only outstanding Notes in determining whether the various percentage requirements for taking action have been met.  For these purposes, a Note will not be deemed to be “outstanding”:

(i)	if it has been surrendered for cancellation;

(ii)	if Santander Brasil has deposited or set aside, in trust for the Noteholder, money for its payment or redemption; or

(iii)	if Santander Brasil or any of its affiliates is the owner.

Determining Record Dates for Action by Holders

Santander Brasil will generally be entitled to set any day as a record date for the purpose of determining which persons are entitled to take action under the Indenture.  In certain limited circumstances, only the Trustee will be entitled to set a record date for action by the Noteholders.  In the event that Santander Brasil or the Trustee set a record date for an approval or other action to be taken by the Noteholders, that vote or action may be taken only by persons or entities who are Noteholders on the record date and must be taken during the period that Santander Brasil specifies for this purpose, or that the Trustee specifies if it sets the record date.  Santander Brasil or the Trustee, as applicable, may shorten or lengthen this period from time to time.  This period, however, may not extend beyond the 180th day after the record date for the action.  In addition, record dates for any global security may be set in accordance with procedures established by the depositary from time to time.

The Trustee

The Bank of New York Mellon, which will serve as the Trustee pursuant to the Indentures, is organized and exists under the laws of the State of New York and has its corporate trust office located at 101 Barclay Street, New York, New York 10286.  Any trustee appointed pursuant to the Indentures shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to any Noteholder to exercise any of the rights or powers vested in it by or pursuant to the Indentures or take any action at the request or direction of any Noteholder of any series of debt securities, unless offered security or indemnity by the Noteholder satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in exercising such rights or powers or in taking such action.

Notwithstanding the foregoing and anything to the contrary contained in the Indenture, Trustee shall have no duty or obligation whatsoever, either prior to or after a default, to take any action or refrain from taking any action (including, by way of example and not by way of limitation, any action at the instruction or direction of Noteholders (including by way of example and not by way of limitation, at the instruction or direction of Noteholders not commencing any action, proceeding or litigation, not giving notice of default or not declaring an acceleration), with respect to:

 (i) any action taken or not taken by Santander Brasil, as determined by Santander Brasil in its sole discretion, to comply with any direction or instruction from, or any law, rule, regulation, resolution or order issued by, the Central Bank, any applicable Brazilian Governmental Authority, the Bank of Spain or other regulator of competent jurisdiction with respect to regulatory capital, including, by way of example and not by way of limitation:

(a) any non-payment and/or suspension, non-accrual and non-accumulation and/or extinguishment of amounts payable with respect to the Notes (including by way of example and not by way of limitation, suspension of payment of Non-Principal Payments or any other payments with respect to the Notes or any payments in connection with a redemption);

(b) any amendments to the Notes without Noteholder approval (even if such amendments have an adverse impact on Noteholders);

(c) any write-down of any payment of Principal Amounts of the Notes or amounts accruing on the Notes to offset losses incurred by Santander Brasil, even if such write-down reduces the value of the Notes to zero;

(d) the conversion of Notes on a permanent basis to common or preferred shares of Santander Brasil;

(ii)  any action taken or not taken by Santander Brasil in the event Santander Brasil is not in compliance with any regulatory capital requirements; or

(iii)  any action taken by any relevant authority pursuant to a Statutory Loss Absorption Regime.

Holders of the Notes that acquire the Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as if such holders acquired the Notes upon their initial issuance.

For the avoidance of doubt, the indemnity of Trustee, as specified in the Indentures, shall survive and remain in full force and effect notwithstanding the conversion of the Notes on a permanent basis to common shares or preferred shares of Santander Brasil, the write-down of any of the Notes or any action taken by any relevant authority pursuant to a Statutory Loss Absorption Regime.

The Trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus supplement and the accompanying prospectus.

Upon the occurrence of any of the foregoing with respect to the Notes, Santander Brasil shall provide a written notice to DTC as soon as practicable regarding the exercise of such event for purposes of notifying the Noteholders of such event. Santander Brasil shall also deliver a copy of such notice to the Trustee for informational purposes.

By acquisition of the Notes, each Noteholder acknowledges and agrees that with respect to the foregoing with respect to the Notes shall not give rise to a default for purposes of (i) Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) the Indenture.

By acquisition of the Notes, each Noteholder shall be deemed to have (i) consented to the foregoing with respect to the Notes and acknowledged that such events may occur without any further action on such Noteholder’s part and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action to implement the foregoing, without any further action or direction on the part of such Noteholder.

By acquisition of the Notes, each Noteholder, to the extent not prohibited by the Trust Indenture Act, waives any and all claims against the Trustee for, and agrees not to initiate a suit against Trustee with respect to, and agrees that Trustee shall not be liable for any action taken or not taken by Trustee (including by way of example and not by way of limitation, at the instruction or direction of Noteholders not commencing any action, proceeding or litigation, not giving notice of default or not declaring an acceleration), with respect to, the foregoing.

Prescription

Claims against Santander Brasil (if any) for payment in respect of the Notes shall be prescribed and become void unless made within a period of three years from the appropriate payment date.

Governing Law

The Indentures and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, including for the purposes of Section 11.06 of the Indenture (without giving effect to its principles of conflict of laws). The subordination provisions of the Notes will be governed by, and construed in accordance with, the laws of Brazil.

Certain Definitions

“Additional Amounts” has the meaning set forth under “—Additional Amounts”.

“Additional Core Capital” means the additional core capital required pursuant to Resolution No. 4,193 (Adicional de Capital Principal).

“Additional Tier 1 Capital” means the capital determined pursuant to article 6 of Resolution No. 4,192 (Capital Complementar), which has been authorized or will become authorized by the Central Bank to be eligible to Tier 1 Capital of Regulatory Capital.

“Adjustments” means the adjustments to the Floor Price or to the maximum number of Common Shares and Preferred Shares that may be delivered to the Noteholders in connection with a conversion resulting from a Conversion Event, and which shall result from the following corporate events: splitting or grouping of shares or bonus shares and capital decrease without decreasing the number of shares, or any other corporate event subject to adjustments in the amount of shares or price pursuant to the rules of BM&FBOVESPA.

“Affiliates” means, with respect to any specified person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such specified person or entity.  The term “control,” when used with respect to any specified person or entity, means the power to direct or cause the direction of the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

“Base Indenture” means the subordinated indenture between Banco Santander (Brasil) S.A. and The Bank of New York Mellon, as trustee, to be dated as of January 29, 2014.

“Base Redemption Price” has the meaning set forth under “—Optional Redemption On and After the First Call Date”.

"Benchmark Reset Rate" means (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, under the heading that represents the average for the week immediately prior to the applicable Benchmark Reset Date (as defined below), appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the U.S. Federal Reserve and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the 5-Year U.S. Treasury Bond or (ii) if such release (or any successor release) is not published during the week preceding the applicable Benchmark Reset Date (as defined below) or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the 5-Year U.S. Treasury Bond, calculated by U.S. dealers selected by the Company using a price for the 5-Year U.S. Treasury Bond (expressed as a percentage of its principal amount) equal to the average of the quotations obtained from such U.S. dealers for the applicable Benchmark Reset Date (as defined below). The Benchmark Reset Rate will be calculated on the third Business Day preceding the applicable Benchmark Reset Date and will be reset on each successive fifth anniversary of the Issue Date (each a Benchmark Reset Date).

“BM&FBOVESPA” means the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros.

“Brazilian Governmental Authority” means, as applicable, the government of Brazil, or any federal, state or local political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or any other person that has authority or exercises executive, legislative, judicial, tax, regulatory or administrative functions in the government or related to the government, with authority over Santander Brasil.

“Business Day” means a day that is a day other than Saturday, Sunday and a day on which banking institutions in São Paulo, Brazil or New York City, United States generally are authorized or required by law, regulation or executive order to remain closed.

“Central Bank” mean the Central Bank of Brazil or any Brazilian Governmental Authority successor thereto with respect to its current functions as regards the subordination principals under the Indentures.

“CMN” means the National Monetary Council (“Conselho Monetário Nacional”).

“Common Equity Tier 1 Capital” means capital determined pursuant to articles 4 et seq. of Resolution No. 4,192 (Capital Principal) and included in Tier I Capital of Regulatory Capital.

“Common Shares” means Santander Brasil’s common voting shares, no par value, fully paid and non-assessable.

“Conversion Event” means each a Tier 1 Notes Conversion Event and a Tier 2 Notes Conversion Event.

“Conversion Formula” means the following calculation, pursuant to which, in connection with a Conversion Event, Tier 1 or Tier 2 Noteholders, as the case may be, will be entitled to receive a certain amount of Common Shares and Preferred Shares of Santander Brasil:

Number = Issuance Amount
  Conversion Price

Where:

Number = Number of Common Shares and Preferred Shares, in the proportion of Santander Brasil’s Units.

Issuance Amount = Outstanding balance of the Tier 1 Notes or the Tier 2 Notes, as the case may be, converted into Reais based upon the United States of America dollar sale rate calculated using the PTAX-800 (Option 5) transaction published by SISBACEN on the date preceding the conversion date.

Conversion Price = The higher of (a) the weighted average price of the Units, in the trading session of BM&FBOVESPA of the last 30 days prior to the Board of Directors meeting that approves the capital increase, and (b) the floor price corresponding to R$6.93 per unit (“Floor Price”), subject to future adjustments due to the following corporate events: splitting or grouping of shares or bonus shares and capital decrease without decreasing the number of shares, or any other corporate event subject to adjustments in the amount of shares or price pursuant to the rules of BM&FBOVESPA (the “Adjustments”). The scope of such Adjustments is to preserve the proportionality of the economic basis for the conversion of the Notes into Common Shares and Preferred Shares, maintaining its proportionality.

Based on (i) the Issuance Amount of Tier 1 Notes equivalent to R$3,000,000,000 plus accrued and unpaid interest thereon, if any, and the Issuance Amount of Tier 2 Notes equivalent to R$3,000,000,000 plus accrued and unpaid interest thereon, if any; and (ii) the Floor Price, the maximum number of Common Shares and Preferred Shares that may be delivered to the Noteholders due to the conversion, based on the date of issuance of the Notes, shall be 90,863,200,404 shares (including Common Shares and Preferred Shares), subject to the Adjustments. The Board of Directors shall be responsible for determining the necessary Adjustments in the 30 days following the event requiring the Adjustments subject to the prior approval of the Central Bank.

“Credit Spread” in the case of the Tier 1 Notes, means 5.763%, and in the case of the Tier 2 Notes, means 4.388%.

“First Call Date” has the meaning set forth under “—Optional Redemption On and After the First Call Date”.

“Floor Price” means the floor price corresponding to R$6.93 per unit, subject to the Adjustments, for purposes of calculation of the price of conversion of the Tier 1 Notes and the Tier 2 Notes into Common Shares and Preferred Shares.

“Indentures” means the Tier 1 Notes Indenture and the Tier 2 Notes Indenture, and each, an “Indenture”.

“Interest” means interest on the Notes, payable as set forth in the Indenture.

“Interest Payment Date” has the meaning set forth under “—Interest”.

“Issue Date” means January 29, 2014.

“Non-Principal Payment” means (i) Interest, and (ii) any other payment on the Notes other than (x) the whole or any part of the Principal Amount, and (y) any fees, indemnities or other amounts due to the Trustee, any paying agent, the registrar, the transfer agent or any other agent appointed under the Indenture in relation to the services to be provided by such Trustee, paying agent, registrar or other agent under the Indenture.

“Non-Viable Institution” means an institution that is insolvent, bankrupt, unable to pay a material portion of its debts as they fall due or unable to carry on its business, or any other event or circumstance specified as such in applicable regulations or any applicable Statutory Loss Absorption Regime.

“Notice of Default” has the meaning set forth under “Payment Default and Limitation of Remedies— Payment Default”.

“Parity Liabilities” mean, with respect to Santander Brasil, Tier I Parity Liabilities or Tier II Parity Liabilities, as applicable.

“Tier I Parity Liabilities” mean, with respect to Santander Brasil, any securities or liabilities ranking pari passu with the Notes in Additional Tier 1 Capital.

“Tier II Parity Liabilities” mean, with respect to Santander Brasil, any securities or liabilities ranking pari passu with the Tier 2 Notes in Tier 2 Capital, including those previously authorized by the Central Bank to integrate Tier 2 Capital.

“Payment Default” has the meaning set forth under “Payment Default and Limitation of Remedies—Payment Default”.

“Principal Amount” has the meaning set forth under “—Interest”.

“Preferred Shares” means Santander Brasil’s preferred shares, fully paid, representing a portion of Santander Brasil’s capital and that grant the holders thereof certain advantages in accordance with Santander Brasil’s bylaws.

“Redemption Conditions” means (i) such redemption would not adversely affect the financial condition or solvency of Santander Brasil or the Santander Group, and (ii) prior to such redemption Santander Brasil is then and, on a pro forma basis following such redemption, will remain in compliance with the reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and satisfy the Additional Core Capital requirement under Resolution No. 4,193.

“Redemption Date” means the date of redemption of the Notes pursuant to the terms and conditions of the Indenture.

“Regulatory Capital” means the sum of Tier 1 Capital and Tier 2 Capital, as determined in accordance with the calculation methodology established by Resolution No. 4,192 (Patrimônio de Referência)and other applicable regulations.

“Regulatory Event” means at any time that (i) the Central Bank or any applicable Brazilian Governmental Authority provide written notice to the Santander  Group that the Notes may not be included in whole or in part within its capital base as Tier 1 Capital or Tier 2 Capital, as the case may be; and/or (ii) there is effected any amendment to the applicable regulations or to the form or construction of such regulations by the Central Bank or by any other competent Brazilian Governmental Authority that results in the Notes no longer being classified as Additional Tier I Capital or Tier 2 Capital, as the case may be.

“Repurchase Conditions” means prior to such repurchase Santander Brasil is then and, on a pro forma basis following such repurchase, will remain in compliance with the reserve requirements for Common Equity Tier 1 Capital and Regulatory Capital, and satisfy the Additional Core Capital requirement under Resolution No. 4,193.

“Resolution No. 4,192” means Resolution No. 4,192 of March 1, 2013, issued by the CMN, as amended, modified, supplemented or superseded from time to time.

“Resolution No. 4,193” means Resolution No. 4,193 of March 1, 2013 issued by the CMN, as amended, modified, supplemented or superseded from time to time.

“RWA” means Santander Brasil’s risk weighted assets as calculated by Santander Brasil in accordance with the rules of the Central Bank.

“Senior Liabilities” mean, upon dissolution of Santander Brasil, all liabilities of Santander Brasil other than the Parity Liabilities and for items that would constitute the Common Equity Tier I Capital.

“Statutory Loss Absorption Regime” means any statutory regime which provides any relevant authority the powers to implement loss absorption measures in respect of capital instruments (such as the Notes), including, any such regime that may be implemented pursuant to the applicable rules or which contain provisions analogous to those regarding the implementation of loss absorption measures in respect of capital instruments (such as the Notes).

“Tax Event” means a determination by Santander Brasil that immediately prior to the giving of the notice referred to in the paragraph above on the relevant Interest Payment Date that Santander Brasil would, for reasons outside its control, be obligated to pay Additional Amounts in excess of Additional Amounts which Santander Brasil would be obligated to pay if payments of Interest under the Notes were subject to withholding or deduction at a rate in excess of (a) 15% in case of any taxes imposed by Brazil, (b) 25% in case of taxes imposed by Brazil on amounts paid to residents of countries in which income is either tax-exempt or subject to an income tax rate capped at 20% or where the laws of that country or location impose restrictions on the disclosure of (i) shareholding composition; (ii) the ownership of the investment; or (iii) the beneficial ownership of income paid to nonresident persons, pursuant to Law No. 9,779, dated January 19, 1999, or (c) the applicable tax rate in effect with respect to any other jurisdiction in which a paying agent is located on the date Santander Brasil appoints such paying agent and, in each such case, Santander Brasil cannot avoid such circumstance by taking reasonable measures.

“Taxing Jurisdiction” has the meaning set forth under “—Additional Amounts”.

“Tier 1 Capital” means capital (or similar instruments) qualifying as Tier 1 Capital, as set forth in Resolution No. 4,192 (Capital de Nível 1).

“Tier 1 Notes Conversion Event” has the meaning set forth under “—Conversion—Tier 1 Notes”.

“Tier 1 Notes Supplemental Indenture” means the first supplemental indenture to the Base Indenture for the issuance of Tier 1 Subordinated Perpetual Notes, between Banco Santander (Brasil) S.A. and The Bank of New York Mellon, as trustee, to be dated as of January 29, 2014.

“Tier 1 Notes Indenture” means the Base Indenture as supplemented by the Tier 1 Notes Supplemental Indenture.

“Tier 2 Capital” means capital (or similar instruments) qualifying as Tier 2 Capital, as set forth in Resolution No. 4,192 (Capital de Nível 2).

“Tier 2 Notes Conversion Event” has the meaning set forth under “—Conversion—Tier 2 Notes”.

“Tier 2 Notes Supplemental Indenture” means the first supplemental indenture to the Base Indenture for the issuance of Tier 2 Subordinated Notes, between Banco Santander (Brasil) S.A. and The Bank of New York Mellon, as trustee, to be dated as of January 29, 2014.

“Tier 2 Notes Indenture” means the Base Indenture as supplemented by the Tier 2 Notes Supplemental Indenture.

“Trust Indenture Act” has the meaning set forth under “—The Trustee”.

“Units” means the share deposit certificates, each representing a certain number of Common Shares and Preferred Shares of Santander Brasil, as traded on the BM&FBovespa.

FORM, DENOMINATION, TRANSFER AND REGISTRATION

The Notes will be issued in registered form only, without coupons.  There will not be any service charge for any transfer, exchange or redemption of Notes payable to us, but we may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depositary of the Notes.  Therefore, we will issue the Notes only as registered securities in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such Notes, referred to individually as a Global Note and collectively as the Global Notes.  Except as set forth below, the record ownership of the Global Notes may be transferred in whole or in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

Beneficial owners that are DTC participants may hold their interest in the Global Notes directly through DTC.  Beneficial owners that are not DTC participants may hold their interest in the Global Notes indirectly through direct participants of DTC or through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear and Clearstream.  So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any Global Note, Cede & Co. for all purposes will be considered the sole holder of that Global Note.  Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.

The trustee will not have any responsibility for the performance by DTC, or any of the participants or indirect participants of DTC of their respective obligations under the rules and procedures governing their operations.  DTC has advised us that it will take any action permitted to be taken by a holder of any Notes only at the direction of one or more participants whose accounts are credited with DTC interests in a Global Note.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates.  Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Certain of those participants (or other representatives), together with other entities, own DTC.  The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the Notes under the DTC system must be made by or through participants, which will receive a credit for such Notes on DTC’s records.  The ownership interest of each actual purchaser of each Note is in turn to be recorded on the direct participants’ and indirect participants’ records.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in such Notes, except in the event that use of the book-entry system for such Notes is discontinued.

The deposit of the Notes of any series with a custodian for DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of such Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners.  The direct participants and any indirect participants acting through such direct participants will remain responsible for keeping account of their holdings on behalf of their customers.

Principal and interest payments on any Notes will be made to DTC by wire transfer of immediately available funds.  DTC’s practice is to credit participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is our responsibility, disbursement of those payments to direct participants will be the responsibility of DTC, disbursement of those payments to indirect participants will be the responsibility of the direct participants through which such indirect participants hold their interest in the Notes, and disbursement of those payments to the beneficial owners will be the responsibility of the relevant direct participants and indirect participants.  Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to any Notes at any time by giving reasonable notice to us.

Notes represented by a Global Note will be exchangeable for Note certificates with the same terms in authorized denominations if (i) DTC notifies us that it is unwilling, unable or ineligible to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days or (ii) if an event of default has occurred and is continuing with respect to the Notes.  In addition, beneficial interests in a Global Note will be exchangeable for Note certificates with the same terms in authorized denominations upon request by or on behalf of DTC in accordance with customary procedures.  At any time and at our sole discretion we can determine that the Notes will no longer be represented by Global Notes.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests of Notes from a Global Note at the request of each DTC participant.  We would issue Note certificates in exchange for any such beneficial interests withdrawn.

In any such instance, an owner of a beneficial interest in the Global Notes of any Notes would be entitled to delivery of certificated Notes equal in principal amount to that beneficial interest and to have those certificated Notes registered in its name.  Our certificated Notes, if issued, could be transferred by presentation for registration to the registrar at its New York offices and would need to be duly endorsed by the holder or its attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or its attorney duly authorized in writing.  We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of certificated Notes.

TAXATION

Certain Brazilian Tax Considerations

The following is a general summary of the Brazilian tax considerations relating to an investment in the Notes by a non-resident of Brazil (“Non-Resident Holder”). It is based on the tax laws of Brazil as in effect on the date hereof and is subject to any change in Brazilian law that may come into effect after such date, possibly with retroactive effect, and to differing interpretations.  The information set forth below is intended to be a general description only and does not address all possible tax consequences relating to the investment in the Notes.

The tax consequences described below do not take into account the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries.

Prospective investors should consult their own tax advisors as to the Brazilian or other tax consequences of the acquisition, ownership and disposition of notes.

Payments on the Notes

As a general rule, interest, fees, commissions (including any original issue discount and any redemption premium) and any other income payable by a Brazilian entity to an investor (individual, entity, trust or organization) not resident or domiciled in Brazil in respect of debt obligations derived from the issuance, in the international markets, of securities, such as the Notes, are generally subject to Brazilian withholding tax.  The rate of withholding tax with respect to such debt obligations is generally 15.0% as provided for in Article 10 of Normative Ruling No. 252, enacted on December 3, 2002.

According to Normative Ruling No. 252, in the event that the beneficiary of such payments is domiciled in a Nil or Low Taxation Jurisdiction (as defined by Brazilian tax laws from time to time), the payments of interest, fees, commissions (including any original issue discount and any redemption premium) and any other income would also be subject to withholding in respect of Brazilian income tax at the general rate of 15.0%.  However, pursuant to Article 8 of Law No. 9779 of January 19, 1999, if the relevant average term of the Notes is of less than 96 months, the rate applicable to the beneficiary domiciled in a Nil or Low Taxation Jurisdiction is 25.0% (Article 691, IX of Decree No. 3,000 of March 26, 1999 and Article 1, IX of Law No. 9,481 of August 13, 1997).  Accordingly, considering the general and ambiguous scope of this legislation and the absence of judicial guidance in respect thereof there is a risk that the Brazilian tax authorities may change the understanding above and apply the rate of 25.0% in the event that the beneficiary is domiciled in a Nil or Low Taxation Jurisdiction, regardless of the average term of the Notes.

If the beneficiary of the income is domiciled in a country which has a treaty for the avoidance of double taxation signed with Brazil and provided further that this beneficiary is qualified for the treaty benefits, such income might be subject to a lower rate.

Capital Gains

According to Article 26 of Law No. 10,833, dated December 29, 2003, gains assessed on the sale or other disposition of assets located in Brazil by Non-Resident Holders, whether to other non-Brazilian residents or Brazilian residents, may become subject to taxation in Brazil.

Although we believe that the Notes should not fall within the definition of assets located in Brazil for purposes of Law No. 10,833 since these would be issued and registered outside of Brazilian jurisdiction, considering the general and unclear scope of Law No. 10,833 and the absence of judicial court rulings in respect thereto, we are unable to predict how Law No. 10,833 would be interpreted in the Brazilian courts if one attempts to sustain that the Notes should be viewed as Brazilian assets.  If this understanding does not prevail, gains realized by a Non-Resident Holder from the sale or disposition of the Notes may be subject to income tax in Brazil at a rate of 15% or up to 25% if the Non-Resident Holder is located in a Nil or Low Taxation Jurisdiction, as defined by the regulations issued by the Brazilian Federal Revenue from time to time.

Discussion on Low or Nil Tax Jurisdictions

On June 4, 2010, Brazilian tax authorities enacted Normative Ruling No. 1,037 listing (i) the countries and jurisdictions considered as  Low or Nil Tax Jurisdiction or where the local legislation does not allow access to information related to the shareholding composition of legal entities, to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents and (ii) the privileged tax regimes, which definition is provided by Law No. 11,727, of June 23, 2008. Although we believe that the best interpretation of the current tax law could lead to the conclusion that the above mentioned “privileged tax regime” concept should apply solely for purposes of Brazilian transfer pricing and thin capitalization rules, we cannot assure you whether such stand would be upheld by the Brazilian tax authorities regarding the definition of a “privileged tax regime” provided by Law No. 11,727 will also apply to a Non-Resident Holder.

We recommend prospective investors to consult their own tax advisors from time to time to verify any possible tax consequence arising of Normative Ruling No. 1,037 and Law No. 11,727. If the Brazilian tax authorities determine that payments made to a Non-Resident Holder under a “privileged tax regime” are subject to the tax rules applicable to residents in Low or Nil Tax Jurisdictions, the withholding income tax applicable to such payments could be assessed at a rate up to 25%.

Conversion into Common Shares and Preferred Shares

As described above under “The Description of Notes—Conversion”, the Notes shall be converted into Common Shares and Preferred Shares upon the occurrence of Conversion Events. Considering that the Notes should not be viewed as Brazilian assets for the purposes of capital gains taxation, the conversion of the Notes into shares should not be subject to Brazilian withholding tax. If this understanding does not prevail, gains realized by a Non-Resident Holder from the conversion of the Notes may be subject to income tax in Brazil at a rate of 15% or up to 25% if the Non-Resident Holder is located in a Nil or Low Taxation Jurisdiction, as defined by the regulations issued by the Brazilian Federal Revenue from time to time.

If the value of the Notes exchanged for Common Shares and Preferred Shares exceed the initial price of the Notes as a consequence of the capitalization of accrued but unpaid interest, such excess shall be subject to withholding income tax as interest income as described above.

Other Brazilian Taxes

Taxation of Foreign Exchange Transactions (IOF/FX)

Pursuant to Decree No. 6,306/07, dated December 14, 2007, as amended, the conversion of Brazilian currency into foreign currency and the conversion of foreign currency into Brazilian currency may be subject to the IOF/FX. Currently, for most exchange transactions, the rate of IOF/FX is 0.38%. The inflow of funds into Brazil in connection to foreign loans, including the issuance of notes in the international market, whose average minimum payment term is no longer than 360 days is subject to the IOF/FX tax, at a rate of 6.0%.  However, if the average minimum term of the loan is longer than 360 days, the IOF/FX tax is reduced to zero.  Moreover, if a loan transaction with a minimum term longer than 360 days is settled partially or completely before completion of the 360 days term, the IOF/FX tax would be 6.0%, plus interest and penalty. The outflow of funds from Brazil relating to foreign loans (i.e., repayment of principal and interest) is currently subject to the IOF/FX at a rate of 0%.

Pursuant to Central Bank Resolution No. 3,844, dated March 23, 2010, as amended, the conversion of the Notes into Common Shares and Preferred Shares would generally require the execution of simultaneous exchange transactions representing the symbolic outflow and inflow of funds out of/into Brazil. Pursuant to Decree No. 6,306/07, as amended, the execution of these foreign exchange transactions are currently subject to the IOF/FX assessment at a 0% rate.

In any case, the Brazilian Government may increase such rates at any time, up to 25.0%, but such an increase would not apply retroactively.

Tax on Bonds and Securities Transactions (IOF/Bonds)

Pursuant to Decree No. 6,306/07, as amended, the Tax on Bonds and Securities Transactions (“IOF/Bonds”) may be imposed on any transactions involving equity securities, bonds and other securities, including those carried out on Brazilian stock, futures and commodities stock exchanges. The rate of this tax is currently zero for transactions involving shares, including our Common Shares and Preferred Shares. However, the Brazilian Government may increase such rate at any time up to 1.5% per day, but the tax cannot be applied retroactively.

There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of the Notes, except for gift and inheritance taxes imposed by some Brazilian states on gifts or bequests by a Non-Resident Holder to individuals or entities domiciled or residing within such states. There are no Brazilian stamp, issue, registration, or similar taxes or duties payable by holders of the Notes.

Certain U.S. Federal Income Tax Considerations

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the Tier 1 Notes and Tier 2 Notes (collectively, the “Notes”). This tax disclosure was written in connection with the marketing of the Notes by the Company, and it cannot be used by any person for the purpose of avoiding penalties that may be asserted under the Internal Revenue Code of 1986, as amended (the “Code”). You should seek your own advice based on your particular circumstances from independent tax advisers.

The following is a description of certain U.S. federal income tax consequences that may be relevant to the acquisition, ownership, and disposition of Notes and any Common Shares and Preferred Shares received upon conversion thereof by a U.S. Holder (as defined below). This description addresses only the U.S. federal income tax consequences applicable to you if you are a U.S. Holder, purchase Notes pursuant to this Notes issuance and will hold the Notes and common as capital assets (generally, assets held for investment). This discussion does not describe all of the U.S. tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax or “Medicare contribution tax” or tax consequences applicable to you if you are subject to special tax rules, such as:

•           financial institutions;

•           insurance companies;

•           real estate investment trusts or regulated investment companies;

•           tax-exempt organizations;

•           dealers or traders in securities subject to a mark-to-market method of tax accounting;

•           persons whose “functional currency” is not the U.S. dollar;

•           holders that will hold the notes as part of a straddle, conversion, constructive sale or integrated transaction for U.S. federal income tax purposes; or

•           partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

This description is based on the Code, existing, proposed and temporary U.S. Treasury regulations and judicial and administrative interpretations thereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. If you are considering the purchase of Notes, you should consult your tax adviser with regard to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

You are a “U.S. Holder” if you are a beneficial owner of a Note or Common Share or Preferred Share received on conversion thereof that is, for U.S. federal income tax purposes:

•           an individual who is a citizen or resident of the United States;

•           a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•           an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•           a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for U.S. federal income tax purposes.

If you are a partnership for U.S. federal income tax purposes and hold Notes, Common Shares or Preferred Shares received on conversion thereof, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and upon your activities. If you are a partnership holding Notes, Common Shares or Preferred Shares or a partner therein, you should consult your tax adviser as to your particular U.S. federal income tax consequences of holding and disposing of the Notes, the Common Shares or the Preferred Shares.

U.S. Federal Income Tax Characterization of the Notes

Tier 1 Notes

The Company believes that the Tier 1 Notes are likely to be treated as equity in the Company for U.S. federal income tax purposes, and, to the extent required to do so, intends to treat the notes as such. However, no assurance can be given that the U.S. Internal Revenue Service (the “IRS”) will not assert that the Tier 1 Notes should be treated as debt for U.S. federal income tax purposes. The following discussion assumes treatment of the Tier 1 Notes as equity for U.S. federal income tax purposes. As a result of this assumption, the following discussion treats each payment under the Tier 1 Notes that is referred to in this prospectus as “interest” (including additional amounts, if any) as a distribution by the Company with respect to an equity interest, and each reference in the following discussion to dividends refers to any such payment under the Tier 1 Notes.

Tier 2 Notes

The Tier 2 Notes contain features of both debt and equity which makes their characterization for U.S. federal income tax purposes uncertain. However, because the Tier 2 Notes have more features that resemble debt than equity, to the extent that it is required to do so, the Company intends to treat the Tier 2 Notes as debt. The following discussion assumes treatment of the Tier 2 Notes as debt for U.S. federal income tax purposes.

The Notes

In general, under the Code, an issuer’s characterization of an instrument as debt or equity as of the time of issuance is binding on you, unless you disclose on your U.S. federal income tax return that you are treating the instrument inconsistently with the issuer’s characterization. However, the issuer’s characterization is not binding on the IRS or the courts. No assurance can be given that the IRS will not assert that the Tier 1 Notes and Tier 2 Notes should be characterized differently for U.S. federal income tax purposes than as described herein or that a court would not sustain such assertion. Any recharacterization of the Tier 1 and Tier 2 Notes might affect the timing, amount and character of income inclusions on the Tier 1 and Tier 2 Notes.

Payments on the Notes

Tier 1 Notes

Distributions on the Tier 1 Notes will constitute foreign-source dividend income to the extent of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). You should note, however, that the Company will not maintain calculations of its earnings and profits under U.S. federal income tax principles and, therefore, you should expect that the entire amount of a distribution will be reported as dividend income to you. Distributions generally will not be eligible for the dividends-received deduction allowed to corporate U.S. Holders.

Under current law, certain dividends received by non-corporate U.S. Holders on shares of certain non-U.S. corporations may be subject to U.S. federal income tax at preferential rates if certain conditions are met. However, because the Tier 1 Notes are not tradable on an established securities market in the United States, and there is no income tax treaty between Brazil and the United States, the Company does not expect that those conditions will be met.

Tier 2 Notes

Interest paid on Tier 2 Notes (and additional amounts, if any) will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes. Interest income with respect to a Tier 2 Note will constitute foreign–source income for U.S. federal income tax purposes.

This description assumes, and the Company intends to take the position that, the “issue price” of a Tier 2 Note for U.S. federal income tax purposes will be the amount paid by a U.S. Holder to acquire the Tier 2 Note (i.e., 100% of its principal amount). The IRS may take a contrary position and treat the Tier 2 Notes as having been issued for a different issue price. In that event, the Tier 2 Notes may be treated as being issued with “original issue discount,” and you may be deemed to have acquired the Tier 2 Notes with market discount or acquisition premium, which could have consequences to you that are materially different (and potentially worse) than if the issue price of the Tier 2 Notes for U.S. federal income tax purposes were 100% of their principal amount. You should consult your tax adviser regarding the consequences of the Tier 2 Notes having an issue price that differs from 100% of their principal amount.

If at any time after the Issue Date, article 17, item (xiii), or article 20, item (viii), of Resolution No. 4,192 are amended or there is any other change in law, statute, or regulation enacted by a Brazilian Governmental Authority that permits the modification of the interest rate applicable to the Tier 2 Notes, such interest rate will automatically be adjusted pursuant to the mechanisms set forth in this prospectus supplement.  The Company intends to take the position that the possibility of this change in interest rate on the Tier 2 Notes does not result in the Tier 2 Notes being treated as contingent payment debt instruments under the applicable Treasury regulations.  The Company’s position is not binding on the IRS.  If the IRS takes a contrary position from that described above, you may be required to accrue interest income based upon a “comparable yield,” regardless of your method of accounting.  Such yield may be higher than the stated coupon on the Tier 2 Notes.  In addition, any gain on the sale, exchange, retirement or other taxable disposition of the Tier 2 Notes would be treated as interest rather than as capital gain.  You should consult your tax advisers regarding the tax consequences of the Tier 2 Notes being treated as contingent payment debt instruments.  The remainder of this discussion assumes that the Tier 2 Notes are not treated as contingent payment debt instruments.

The Notes

The terms of the Notes require the Company to “gross up” for certain withholding taxes. If payments of dividends and interest, as applicable, made from Brazil are subject to Brazilian withholding tax, for U.S. federal income tax purposes, you would be treated as having received the amount of Brazilian taxes withheld by the Bank, and as then having paid over the withheld taxes to the Brazilian taxing authorities. As a result, the amount of income included in your gross income for U.S. federal income tax purposes with respect to a dividend or interest payment, as applicable, could be greater than the amount of cash actually received (or receivable) by you from the Company with respect to the payment.

Treatment of dividends and interest received by you as foreign source income, as discussed above, may be relevant in calculating your foreign tax credit for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Alternatively, instead of claiming a credit, you may, at your election, deduct otherwise creditable Brazilian taxes in computing your taxable income, subject to generally applicable limitations under U.S. law. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits or deductions for any taxes imposed by Brazil with respect to payments on Notes.

Sale and Other Taxable Disposition of the Notes

You generally will recognize taxable gain or loss on the sale, exchange or other taxable disposition of the Notes equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in the Notes. Your adjusted tax basis in the Notes will generally equal your cost to acquire the Notes. For purposes of the Tier 2 Notes, however, the amount realized does not include any amount attributable to accrued but unpaid interest, which will be treated like a payment of interest as described above under “Payments on the Notes—Tier 2 Notes.” Subject to the discussion below under “Passive Foreign Investment Company Rules,” gain or loss on the sale, exchange or other taxable disposition of the Notes will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are currently subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Any gain or loss that you recognize on the taxable disposition of the Notes will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, you may not be able to use the credit arising from any Brazilian tax imposed on the disposition of a Note unless you have other foreign source income in the appropriate foreign tax credit category. Alternatively, instead of claiming a credit, you may, at your election, deduct otherwise creditable Brazilian taxes in computing your taxable income, subject to generally applicable limitations under U.S. law. You should consult your tax adviser with respect to your ability to credit or deduct any taxes imposed on capital gains by Brazil.

Conversion into Common Shares and Preferred Shares

As described above under “The Description of Notes—Conversion” there may be circumstances under which the Notes will be required to be converted. Your conversion of a Note into Common Shares and Preferred Shares (and cash in lieu of a fractional share) will not be a taxable event, except that the receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share) and the fair market value of common shares received with respect to accrued interest will be taxed as a payment of interest (as described above under “—Payments of Notes—Tier 2 Notes”).

Your tax basis in the Common Shares and Preferred Shares received upon a conversion of a Note (other than Common Shares and Preferred Shares received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the Note that was converted. Your tax basis in the Common Shares and Preferred Shares received with respect to accrued interest will equal the fair market value of the shares received. Your tax basis in a fractional share will be determined by allocating your tax basis in the Common Shares and Preferred Shares between the Common Shares and Preferred Shares received upon conversion and the fractional share, in accordance with their respective fair market values. Your holding period for the Common Shares and Preferred Shares received will include your holding period for the Note that was converted, except that the holding period of any Common Shares and Preferred Shares received with respect to accrued interest will begin the day after the date of receipt.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation will be a PFIC for any taxable year if (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, rents, royalties and capital gains. The Company does not believe that it should be treated as a PFIC. Although interest income is generally passive income, a special rule allows banks to treat their banking business income as non-passive. To qualify for this rule, a bank must satisfy certain requirements regarding its licensing and activities. The Company believes that it currently meets these requirements. The Company’s possible status as a PFIC must be determined annually, however, and may be subject to change if the Bank fails to qualify under this special rule for any year in which you hold Tier 1 Notes or Common Shares and Preferred Shares received on a conversion of Notes. There can be no assurance that the Company will not be a PFIC for any taxable year as a result of a change in the composition of its income and assets, the value of its assets or the nature of its business.

In general, if the Company were a PFIC for any taxable year during which you owned the Tier 1 Notes or Common Shares and Preferred Shares received on a conversion of Notes, gain recognized by you on a sale or other disposition (including certain pledges) of the Tier 1 Notes or Common Shares and Preferred Shares would be allocated ratably over your holding period for the Tier 1 Notes or Common Shares and Preferred Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax allocated to each such taxable year. Further, to the extent that any payment received by a you on your Tier 1 Notes or Common Shares and Preferred Shares received on a conversion of Notes exceeds 125% of the average of the annual payments on the Tier 1 Notes or Common Shares and Preferred Shares received during the preceding three years or your holding period, whichever is shorter, that distribution would be subject to taxation in the same manner. If the Company were a PFIC for any taxable year, you may be required to file reports containing such information as U.S. Treasury may require. You should consult your tax advisers regarding the U.S. federal income tax consequences to you if the Company were a PFIC for any taxable year.

Backup Withholding and Information Reporting

Payments on the Notes and proceeds from sales or other dispositions of the Notes that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) you are an exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

SUBSCRIPTION ELECTIONS AND PLAN OF DISTRIBUTION

Regulatory Capital Rebalance

The issuance of Notes is being made pursuant to our Regulatory Capital Rebalance, as approved at the stockholders’ meeting held on November 1, 2013, and further described on our Form 6-K filed on September 27, 2013. The objective of the Regulatory Capital Rebalance is to establish a more efficient capital structure, consistent with Basel III rules on capitalization and aligned with our business plan.

As a consequence of such Regulatory Capital Rebalance, we will effect a reduction in our capital stock and distribute cash to our shareholders in the amount of R$6.0 billion. Concurrently, we will issue the Notes pursuant to the conditions set forth in this prospectus supplement, in the U.S. dollar equivalent amount corresponding to our capital reduction and our Shareholders and ADR holders will be able to subscribe for the Notes in the context of our capital reduction, limited to the amount received in the capital reduction determined in U.S. dollars by reference to the selling exchange rate reported by the Central Bank (PTAX 800 – option 5) as of January 27, 2014. To be eligible to subscribe for the Notes, Shareholders and ADR Holders must have the right to receive at least R$400,000 as a result of the reduction in our capital stock (equivalent to 26,472,938 common shares or preferred shares or 252,124 units or ADRs or a combination of shares and units). Such amount will be confirmed by reference to the amount received as a result of an individual Shareholder’s holding of common shares, preferred shares and units and of an individual ADR Holder’s holding of ADRs, on a segregated basis, such that an individual Shareholder who is also an ADR Holder cannot add the cash received in Brazil and in the United States for the purposes of calculating eligibility to subscribe for the Notes.

Our controlling shareholder, Banco Santander, S.A., has agreed to use its entire cash distribution to subscribe for the corresponding Notes and to subscribe for any Notes from the total issuance that are not subscribed by our other Shareholders and ADR Holders.

Distribution of Cash to the Shareholders and ADR Holders

The Regulatory Capital Rebalance plan initially involves a distribution of cash to our Shareholders and ADR Holders in a total amount of R$6.0 billion, corresponding to R$1.586525878560 for each unit, R$0.015109770272 for each common share or preferred share, and R$0.015109770272 for each ADR, following our capital reduction.

After giving effect to the distribution of cash, our capital stock will decrease from R$62,828,201,614.21 to R$56,828,201,614.21, without a reduction in the amount of shares (or units) outstanding. The reduction of our capital stock has been approved by the Central Bank.

Tier 1 Notes and Tier 2 Notes

Following the distribution of cash in connection with the Regulatory Capital Rebalance, our Shareholders and ADR Holders as of 5:00 p.m. (New York City time) or at the end of the day (São Paulo City time) on January 14, 2014, the Record Date, may elect to invest in the Notes. The Notes will be issued in an aggregate principal amount equivalent in U.S. dollars to R$6.0 billion, determined by reference to the selling exchange rate reported by the Central Bank (PTAX 800 – option 5) as of January 27, 2014.

Shareholders and ADR holders will generally be treated alike in this offering, except that the timing of certain actions and periods will differ for Shareholders and ADR Holders.

Shareholders

In order to be able to elect to invest in the Notes, Shareholders must meet the following conditions: (i) be a Shareholder on January 14, 2014 (shares not registered in the custody accounts of Shareholders, including by reason of share loan agreements, will not be computed for purposes of the investment); (ii) be entitled to receive, as a result of the capital reduction, at least R$400,000 (equivalent to 26,472,938 common shares or preferred shares or 252,124 units or a combination of shares and units); (iii) make an investment in the Notes in U.S. dollars in an amount equivalent to at least the greater of (a) the amount in U.S. dollars equivalent to R$400,000, converted in U.S. dollars by reference to the selling exchange rate reported by the Central Bank (PTAX 800 – option 5) as of January 27, 2014; or (b) the Notes’ minimum denomination (U.S.$150,000) pursuant to the provisions of article 24, II, of Resolution No. 4,192, and not to exceed the amount to be received by reason of the capital reduction, and integral multiples of U.S.$ 1.00 in excess thereof (any amounts that are not in accordance with that multiple shall be returned to the Shareholder). The amount of the investment will be limited to the equivalent in reais received in the capital reduction, converted in U.S. dollars by the selling exchange rate reported by the Central Bank (PTAX 800 – option 5) as of January 27, 2014; (iv) Shareholders may use additional funds for payment of taxes (Imposto sobre Operações de Crédito, Câmbio e Seguro, e sobre Operações Relativas a Títulos e Valores Mobiliários - IOF) levied on the remittance abroad of funds from Brazil, which on the date hereof is 0.38%, independent of the amount received by the Shareholder from the capital reduction; and (v) to comply strictly with the procedure indicated herein for making the investment in the Notes.

Shareholders interested in investing in the Notes must have an active custody account in his/her/its name at an entity participating in DTC. To obtain further information regarding the opening of custody accounts with DTC, Shareholders should contact Santander Brasil’s Investors Relations department, at the telephone number indicated below, or any of the financial institutions with which he/she/it maintains a commercial relationship.

If you meet the conditions above on January 14, 2014, which is the Brazilian record date, you will be able to subscribe for the Notes, up to the amount received by you in the capital reduction.

Shareholders who are interested in investing in the Notes should contact Santander Brasil’s Investors Relations department by electronic mail (emissao@santander.com.br) to obtain the applicable subscription form. The subject field of such electronic mail should be filled with the sentence “Notes – Subscription Form”. The subscription forms shall be delivered by electronic mail to nydebtsyndicate@santander.us, including the sentence “Notes – Subscription solicitation” in the subject field.

Shareholders must make their election to invest in the Notes within the period beginning at 10:00 a.m. (São Paulo time) on January 15, 2014 and expiring at 6:00 p.m. (São Paulo time) on January 24, 2014.

The Notes will not be offered publicly in Brazil; therefore, there will be no registration with the CVM nor any trading in the Brazilian market.

ADR Holders

If you are a holder of ADRs at 5:00 p.m. (New York City time) on January 14, 2014, which is the ADR record date, you will be able to elect to subscribe for the Notes using the cash to be distributed following our capital reduction. To be eligible to subscribe for the Notes, ADR Holders must have the right to receive at least R$400,000 as a result of the reduction in our capital stock (equivalent to 252,124 ADRs).

 ADR Holders that do not subscribe for Notes will receive cash in the capital reduction. ADR Holders that subscribe for notes will receive in cash the difference between the total cash distribution to which they are entitled and the principal amount of Notes for which they subscribe.

D.F. King & Co., Inc. will act as Subscription Agent for the ADR Holders in respect of the distributions described herein. The ADR rights agent will send to each record holder of ADRs on the ADR record date a Note subscription form, together with this prospectus supplement, the accompanying prospectus and a letter of instructions for subscribing for the Notes.

The properly completed subscription forms for ADR Holders should be delivered by mail, electronic mail or fax to:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and brokers call: (212) 269-5550; All others call toll free: (800) 290-6427
Email: santander@dfking.com
By Facsimile Transmission: (212) 709-3328; Confirmation Call: (212) 493-6996 (Elton Bagley)

On or about the ADR record date, the Subscription Agent will establish one or more accounts with respect to the Notes at DTC for purposes of the Notes issuance. Any financial institution that is a participant in DTC may make book-entry subscription of the Notes by causing DTC to transfer such Notes into the appropriate account of the Subscription Agent in accordance with DTC’s procedure for such transfer. Although delivery of the Notes may be effected through book-entry at DTC, the subscription form, with any required signature guarantees, or (in the case of a book-entry transfer) a message to the Subscription Agent in lieu of the subscription form, and any other required documents, must be transmitted to and received by the Subscription Agent at its address set forth on this prospectus supplement, or by electronic mail or fax, prior to the expiration date in order for the subscription of the Notes to be effective. Delivery of such documents to DTC does not constitute delivery to the Subscription Agent.

ADR Holders who subscribe to the Notes by book-entry transfer to the account(s) of the Subscription Agent at DTC may subscribe to the Notes through DTC’s ATOP system by transmitting their acceptance to DTC in accordance with DTC’s ATOP procedures; DTC will then verify the acceptance, execute a book-entry delivery to the account(s) of the Subscription Agent at DTC and send a message to the Subscription Agent. Delivery of the message to the Subscription Agent by DTC will satisfy the terms of the Notes issuance and subscription of Notes in lieu of the execution and delivery of a subscription form by the participant identified in the message to the Subscription Agent. Accordingly, the subscription form need not be completed by an ADR Holder who subscribes to the Notes through ATOP.

ADR Holders who elect to subscribe through ATOP for the maximum amount of Notes for which they are eligible will have their Note elections rounded down to the nearest whole dollar amount and any difference in cents will be returned to Santander and will not be available for distribution to such ADR Holders.

ADR Holders must make their election to invest in the Notes within the period beginning at 9:30 a.m. (New York City time) on January 15, 2014 and expiring at 5:00 p.m. (New York City time) on January 24, 2014.

Offering procedures

Offers and Sales in Certain Jurisdictions

Investors should note that the offer, sale, exercise or acceptance of, or the subscription for, any of the securities described in this prospectus supplement to or by persons located or resident in jurisdictions other than Brazil and the United States may be restricted or prohibited by the laws of the relevant jurisdiction. This offering will not be extended to investors in any jurisdiction in which it would be illegal to do so, or where doing so would trigger any prospectus, registration, filing or approval requirement or otherwise violate the securities laws of such jurisdictions or be prohibited. Investors in any such jurisdiction are responsible for consulting with their own advisors with respect to any restrictions to which they may be subject and complying with any such restrictions.

We reserve absolute discretion in determining whether any Shareholder or ADR Holder located or resident outside Brazil and the United States may participate in this offering.

Each person who accepts, subscribes for or purchases any of the securities described in this prospectus supplement must do so in accordance with the restrictions set forth in this prospectus supplement.

Offering to Shareholders and ADR Holders

Summary Timetable

The timetable below lists some important dates relating to the subscription of Notes by Shareholders and ADR Holders:

ADRs ex-rights date – date on and after which ADRs were traded without rights to receive the cash distribution	January 10, 2014
Record Date – 5:00 p.m. New York City Time for ADR Holders or end of day for Shareholders	January 14, 2014
Notes subscription form sent to ADR Holders or the beginning of the period during which Shareholders can request the Notes subscription forms	On or about January 15, 2014
Units, Common Shares and Preferred Shares trade ex-rights date – date on and after which Units, Common Shares and Preferred Shares will trade without rights to receive the cash distribution	January 15, 2014

End of the subscription period – end of period during which Shareholders and ADR Holders can elect to subscribe for the Notes following the cash distribution:

Shareholders: 3:00 p.m. (New York City time) or 6:00 p.m. (São Paulo time)

ADR Holders: 5:00 p.m. (New York City time) or 8:00 p.m. (São Paulo time)
January 24, 2014

Allocation of Notes to Shareholders and ADR Holders based on subscription forms received	January 27, 2014

Cash distribution date – date on which our Shareholders and ADR Holders will receive the cash distribution in connection with our capital reduction	January 29, 2014

Delivery of Notes	January 29, 2014

Subscription amount

You may subscribe for all or a portion of Notes to which you are entitled. The Notes will be issued in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1.00 in excess thereof.

Your minimum investment to participate in the Notes issuance will be the greater of (a) the amount in U.S. dollars equivalent to R$400,000, converted in U.S. dollars by the selling exchange rate reported by the Central Bank (PTAX 800 – option 5) as of January 27, 2014; or (b) the minimum denomination of the Notes, which is U.S.$150,000 pursuant to the provisions of article 24, II, of Resolution No. 4,192.

The amount of the investment shall be limited to the equivalent in reais received in the capital reduction, converted in U.S. dollars by the selling exchange rate reported by the Central Bank (PTAX 800 – option 5) as of January 27, 2014. You will not receive any Notes in denominations less than the minimum principal amount. Any amounts received in the cash distribution that are not consistent with such multiples will be returned to ADR Holders or Shareholders. Any notes not subscribed by our Shareholders and ADR Holders will be subscribed by our controlling shareholder, Banco Santander, S.A.

ADR Holders and Shareholders may revoke their election to subscribe for Notes until 11:00 a.m. (New York City time) (2:00 p.m. (São Paulo time)) on January 24, 2014.

Offering Revocable by Santander Brasil

At any time prior to January 24, 2014 at 2:00 p.m. (New York City time) (5:00 p.m. (São Paulo time)), Santander may revoke the Notes issuance.

Notes Deposit Amount

The Notes subscription price is the equivalent of (i) 100.0% of the principal amount for the Tier 1 Notes; and (ii) 100.0% of the principal amount for the Tier 2 Notes.

Shareholders may (i) execute foreign exchange contracts to remit proceeds from Brazil, if applicable; (ii) use  funds maintained abroad in accordance with the applicable regulations, for payment of subscription of the Notes. Shareholders may use additional funds for payment of taxes (IOF) levied on the remittance abroad of funds from Brazil, which on the date hereof is 0.38%, independent of the amount received by the Shareholder from the capital reduction.

Notes not subscribed

Our controlling shareholder, Banco Santander, S.A., has agreed to use its entire cash distribution to subscribe for the corresponding Notes and to subscribe for any Notes from the total issuance that are not subscribed by our other Shareholders and ADR Holders.

Defects or irregularity of subscription forms

The subscription forms must be received on or before the expiration date. Deposit in the mail will not constitute delivery to the Subscription Agent or the Facilitation Agent. We have the discretion to refuse to accept any improperly completed or unexecuted subscription form.  We will determine all questions about the timeliness, validity, form and eligibility of subscription of the Notes. We, in our sole discretion, may waive any defect or irregularity, or permit you to correct a defect or irregularity within the time we determine. The subscription form will not be considered received or accepted until we have waived all irregularities or you have cured them in time. Neither we nor the agents have an obligation to notify you of any defect or irregularity in submitting the subscription forms. We and the agents will not incur any liability for failing to do so.

Investment in the Notes Non-Transferrable

The right to subscribe for the Notes following the cash distribution will not be transferrable to any other person.

Settlement of Notes Issuance

We expect that the Notes will be ready for delivery in book-entry form through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, on or about January 29, 2014.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, our U.S. counsel. Certain matters of Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil, our Brazilian counsel.

EXPERTS

Our consolidated financial statements as of December 31, 2012, 2011 and 2010, and for each of the three years in the period ended December 31, 2012, incorporated in this prospectus by reference from our Report of Foreign Private Issuer on Form 6-K filed on September 27, 2013, and the effectiveness of our internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2012, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on our consolidated financial statements expresses an unqualified opinion on the financial statements and contains an explanatory paragraph relating to the adoption of the amendments to International Accounting Standard 19).  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The address of Deloitte Touche Tohmatsu, Auditores Independentes, is Rua Alexandre Dumas, 1,981 – 04717-906 – São Paulo – SP, Brasil.

Banco Santander (Brasil) S.A.

Debt Securities

Rights to Subscribe for Debt Securities

PROSPECTUS

PROSPECTUS

Banco Santander (Brasil) S.A.
(incorporated in the Federative Republic of Brazil)

Debt Securities

Rights to Subscribe for Debt Securities

We (acting through our principal office in Brazil or through our Grand Cayman branch) may offer to the public from time to time in one or more series or issuances:

•	debt securities consisting of notes or other evidences of indebtedness; or

•	rights to subscribe for debt securities.

We refer to the debt securities and rights to subscribe for debt securities collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement carefully before you make your investment decision.

We will sell these securities directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities we may offer, please see “Plan of Distribution” in this prospectus.

Investing in the securities involves risks. You should carefully review the “Risk Factors” section on page 6 of this prospectus and as set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, as well as in any other recently filed reports and in any relevant prospectus supplement.

The offering of the securities will be made outside Brazil and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. The CVM has not approved or disapproved of these securities or determined if this prospectus is truthful or complete.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 27, 2013.

We have not authorized any other person to provide you with information different from or in addition to that included or incorporated by reference in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates.

In this prospectus, the terms “Santander Brasil”, the “Bank”, the “Company”, “we”, “us”, “our” and “our company” mean Banco Santander (Brasil) S.A. and its consolidated subsidiaries.  The terms “Santander Spain” and “our parent” mean Banco Santander, S.A.  References to “Santander Group” or “Grupo Santander” mean the worldwide operations of the Santander Spain conglomerate, as indirectly controlled by Santander Spain and its consolidated subsidiaries, including Santander Brasil.

TABLE OF CONTENTS

Page
About This Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	3
Cautionary Statement Regarding Forward-Looking Statements	5
Santander Brasil	6
Risk Factors	7
Use of Proceeds	8
Consolidated Ratio of Earnings to Fixed Charges	9
The Securities	10
Description of Debt Securities	11
Description of Rights to Subscribe for Debt Securities	18
Plan of Distribution	19
Legal Matters	21
Experts	21
Service of Process and Enforcement of Judgments	22

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we may from time to time offer the securities described in this prospectus in one or more offerings.  Each time we offer securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control.  Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase.  You should read this prospectus, the relevant prospectus supplement and any related issuer free writing prospectus together with the additional information described under the heading “Incorporation of Certain Documents by Reference”.  The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus.  Statements contained in this prospectus and the applicable prospectus supplement about the provisions or content of any agreement or other document are only summaries.  If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.  That registration statement can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil.  All references to “U.S. dollars,” “dollars” or “U.S.$” are to United States dollars.  All references to the “euro,” “euros” or “€” are to the common legal currency of the member states participating in the European Economic and Monetary Union.  We have made rounding adjustments to reach some of the figures included in this prospectus.  As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments, if any, and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement.  For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.  If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed.  Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K.  You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC.  The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also file financial statements and other periodic reports with the CVM located at Rua Sete de Setembro, 111, Rio de Janeiro, Rio de Janeiro 20050-901, Brazil.  The CVM maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the CVM.  The address of that website is www.cvm.gov.br. We also file financial statements and other periodic information with Bm&fBovespa.  The address of the BM&FBovespa website is www.bmfbovespa.com.br.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

We incorporate by reference into this prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 29, 2013, and any amendments thereto;

(2)
our report on Form 6-K filed on September 27, 2013, relating to our recasted audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2012, filed on March 29, 2013, to give retroactive effect to changes in our accounting that came into force in 2013, and, in addition, relating to recasted disclosures in our Annual Report on Form 20-F to give retroactive effect to the application of IAS 19 and to reflect certain reclassifications adopted in 2013 for presentation purposes.

(3)
our report on Form 6-K/A filed on September 23, 2013, relating to our unaudited interim consolidated financial statements for the period ended June 30, 2013 prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (File No. 001-34476), except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements;

(4)
our report on Form 6-K filed on April 25, 2013, relating to our unaudited interim consolidated financial statements for the period ended March 31, 2013 prepared in accordance with IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board (File No. 001-34476), except for the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements; and

(5)
our reports on Form 6-K filed on March 1, 2013 (related to a “Notice to the Market”), March 8, 2013, March 29, 2013 (related to a “Notice to the Market”), April 19, 2013 (related to a “Notice to the Market”), April 25, 2013 (related to a “Notice to the Market”), May 13, 2013, May 28, 2013, May 31, 2013 (related to a “Material Fact”), July 15, 2013, July 18, 2013, July 30, 2013 (related to a “Material Fact”), August 8, 2013 (related to a “Notice to the Market”), August 16, 2013 (as corrected on August 19, 2013), August 26, 2013, August 29, 2013 (related to a “Notice to the Market”), and September 4, 2013 (related to a “Notice to the Market”).

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form that it is being incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement.  Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide without charge to each person to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents.  Requests for such copies should be directed to:

Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235– Bloco A
Vila Olímpia
São Paulo, SP 04543-011
Federative Republic of Brazil
Phone: (55 11) 3553-3300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus in relation to our plans, forecasts, expectations regarding future events, strategies and projections are forward-looking statements which involve risks and uncertainties and which are therefore not guarantees of future results.

Our estimates and forward-looking statements are based mainly on our current expectations and estimates on projections of future events and trends, which affect or may affect our businesses and results of operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to certain risks and uncertainties and are made in light of information currently available to us. Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	increases in defaults by our customers and in impairment losses;

•	decreases in deposits, customer loss or revenue loss;

•	increases in provisions for legal claims;

•	our ability to sustain or improve our performance;

•	changes in interest rates which may, among other effects, adversely affect margins;

•	competition in the banking, financial services, credit card services, insurance, asset management and related industries;

•	government regulation and tax matters;

•	adverse legal or regulatory disputes or proceedings;

•	credit, market and other risks of lending and investment activities;

•	decreases in our level of capitalization;

•	changes in market value of Brazilian securities, particularly Brazilian government securities;

•	changes in regional, national and international business and economic conditions and inflation;

•	the ongoing effects of recent volatility in global financial markets crisis; and

•	other risk factors as set forth under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F, which is incorporated herein by reference.

The words “believe”, “may”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements are intended to be accurate only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. You should therefore not make any investment decision based on these estimates and forward-looking statements.

SANTANDER BRASIL

We are a leading full-service bank in Brazil, which we believe to be one of the most attractive markets in the world given its growth potential and low penetration rate of banking products and services. We are the third largest private bank in Brazil in terms of assets, with a 7.9% market share, as of September 30, 2012, and the largest bank in Brazil controlled by a major global financial group, according to the Brazilian Central Bank. Our operations are present in all Brazilian regions, strategically positioned in South and Southeast, an area that accounted for approximately 72% of Brazil’s GDP, and where we have one of the largest branch networks of any Brazilian bank.

For the year ended December 31, 2012, we generated net income of R$5.54 billion, total assets of R$421.1 billion and total equity of R$81.6 billion. Our Basel II capital adequacy ratio in the same period was 20.8% (excluding goodwill, the Basel II capital adequacy ratio would be 17.7%).

We operate our business along three segments: Commercial Banking, Global Wholesale Banking and Asset Management and Insurance. Through our Commercial Banking segment, we offer traditional banking services, including checking and savings accounts, home and automobile financing, unsecured consumer financing, checking account overdraft loans, credit cards and payroll loans to mid- and high-income individuals and corporations (other than to our Global Banking & Markets clients). Our Global Wholesale Banking segment provides sophisticated and structured financial services and solutions to a group of approximately 750 large local and multinational conglomerates, offering such products as global transaction banking, syndicated lending, corporate finance, equity and treasury. Through our Asset Management and Insurance segment, we manage fixed income, money market, equity and multi-market funds and offer insurance products complementary to our core banking business to our retail and small- and medium-sized corporate customers.

We are a member of the Santander Group, one of the largest financial groups in the world as measured by market capitalization.  In addition, as of December 31, 2012, the Santander Group had stockholders’ equity of €74.65 billion and total assets of €1,269.6 billion.  With over 150 years of experience, the Santander Group has a balanced geographic diversification of its business between mature and emerging markets. The Santander Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products.  In 2012, we contributed to the Santander Group €2,212 million of profit attributable to our parent.

Our principal executive offices are located at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235 – Bloco A, Vila Olímpia, São Paulo, SP 04543-011, Federative Republic of Brazil, and our general telephone number is (55 11) 3553 3300.  Our website is www.santander.com.br.  Information contained on, or accessible through, our website is not incorporated by reference in, and shall not be considered part of, this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

Unless otherwise disclosed in the accompanying prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including to strengthen our capital ratios and sustain business growth.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the five years ended December 31, 2012 and the six months ended June 30, 2013, using financial information calculated in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, were:

(Millions of Reais)	Six Months Ended June 30,		Year ended December 31,
	2013		2012		2011		2010		2009		2008
IFRS:	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits	Including interest on deposits	Excluding interest on deposits
FIXED CHARGES:
Fixed Charges	9,730	2,737	20,781	5,701	23,689	5,189	16,658	2,737	17,075	2,703	12,238	1,461
EARNINGS:
Income from continuing operations before taxes and extraordinary items	2,835	2,835	5,567	5,567	8,896	8,896	10,038	10,038	8,152	8,152	2,570	2,570
Less: Earnings from associated companies	50	50	73	73	54	54	44	44	295	295	112	112
Fixed charges	9,730	2,737	20,781	5,701	23,689	5,189	16,658	2,737	17,075	2,703	12,238	1,461
Total Earnings	12,515	5,522	26,274	11,195	32,531	14,030	26,652	12,732	24,932	10,559	14,696	3,919

Ratio of earnings to fixed charges(1)	1.29	2.02	1.26	1.96	1.37	2.70	1.60	4.65	1.46	3.91	1.20	2.68
_______________
(1)  For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before adjustment for earnings from associated companies plus fixed charges.  Fixed charges consist of total interest expense (including or excluding interest on deposits as appropriate) and the interest expense portion of rental expense.

THE SECURITIES

We (acting through our principal office in Brazil or through our Grand Cayman branch) may from time to time offer under this prospectus and an accompanying prospectus supplement, separately or together:

•	senior or subordinated debt securities, including, but not limited to, debt securities that do not have a stated maturity and are perpetual in nature; and

•	rights to subscribe for debt securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of Santander Brasil. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon, as trustee. The material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement. Any such indenture, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part, will be executed at the time we issue any debt securities thereunder.

In this section, we will refer to the senior debt securities and the subordinated debt securities as the “debt securities” and the forms of senior indenture and subordinated indenture as the “indentures.” A prospectus supplement will describe the specific terms of a particular series of debt securities and any general terms outlined in this section that will not apply to those debt securities. If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the indentures or any supplemental indenture or board resolution creating a particular series of debt securities.

General

The indentures will not limit the aggregate principal amount of debt securities that we may issue under them.

Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness or other securities which we or any of our subsidiaries may incur or issue.  We can issue debt securities from time to time in one or more series, up to any aggregate principal amount that we may authorize. The debt securities will be our direct, unconditional and unsecured debt obligations.

The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to any series of debt securities issued under the indentures and a successor trustee may be appointed.

We or any of our subsidiaries may at any time purchase senior debt securities or subordinated debt securities at any price in the open market or otherwise, subject to the prior approval of the Central Bank of Brazil in case the purchase involves subordinated debt. Such debt securities purchased may be held, reissued, resold or surrendered to the relevant paying agent and/or the relevant registrar for cancellation, except that debt securities purchased by us must be surrendered to the relevant paying agent and/or the relevant registrar for cancellation in accordance with prevailing Brazilian law and the National Monetary Council or the Central Bank of Brazil’s requirements.

Terms of the Debt Securities Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the terms of the offered debt securities, including, where applicable, some or all of the following:

•	the title of the debt securities and series in which these debt securities will be included;

•	any limit on the aggregate principal amount of the debt securities;

•
whether the debt securities may be converted into or exercised or exchanged for debt or equity securities of Santander Brasil or one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder, at the option of the Central Bank of Brazil or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable or deliverable upon conversion, exercise or exchange may be adjusted;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

•
if any of the debt securities are to be issuable in global form, then when they are to be issuable in global form and (i) whether beneficial owners of interests in the debt securities may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depositary with respect to any global debt security; and (iii) the form of any legend or legends that must be borne by any such debt security in addition to or in lieu of that set forth in the relevant indenture;

•
the date or dates on which the principal of the offered debt securities is payable, or the method, if any, by which such date or dates will be determined and, if other than the full principal amount, the portion payable or the method by which the portion of the principal amount of the debt securities payable on that date is determined;

•
the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates will be determined and the manner upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	the situations in which the payment of interest may be suspended;

•	the situations in which the debt will be extinguished;

•	the date or dates from which interest on the debt securities, if any, will accrue or the method, if any, by which such date or dates will be determined;

•
the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any;

•	whether and under what circumstances additional amounts on the debt securities must be payable;

•	the notice, if any, to holders of the debt securities regarding the determination of interest on a floating rate debt security and the manner of giving such notice;

•
the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which we or the holders of the debt securities may, pursuant to any optional redemption provisions, redeem the debt securities, and the other terms and provisions of such optional redemption;

•
if certificates representing the debt securities will be issued in temporary or permanent global form, the identity of the depositary for the global debt securities, and the manner in which any principal, premium, if any, or interest payable on those global debt securities will be paid if other than as provided in the indentures;

•
each office or agency where, subject to the terms of the indentures, the principal, premium and interest, if any, and additional amounts, if any, on the debt securities will be payable, where the debt securities may be presented for registration of transfer or exchange and where notices or demands to us in respect of the debt securities or the indentures may be served;

•
whether any of the debt securities are to be redeemable at the option of us or of the holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of us or the holder and the terms and provisions of such optional redemption;

•
whether we are obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities must be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such debt securities;

•	the denomination and currency in which the debt securities will be issuable;

•	whether any of the debt securities will be issued as original issue discount debt securities;

•
if other than the principal amount thereof, the portion of the principal amount of any such debt securities that shall be payable upon declaration of acceleration of maturity thereof or the method by which such portion is to be determined;

•
if other than U.S. dollars, the currencies or currency units in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the debt securities will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•
whether the debt securities are senior debt securities issued pursuant to the senior indenture or subordinated debt securities issued pursuant to the subordinated indenture or whether the relevant prospectus supplement includes both types of debt securities;

•
whether we or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the debt securities in a currency or currencies, currency unit or units or composite currency different from the one in which the debt securities are denominated or stated to be payable, and the period or periods and terms and conditions on which the election may be made, as well as the time and manner of determining the exchange rate;

•
whether the amount of payments of principal of, premium and interest, if any, on or any additional amounts on the debt securities may be determined with reference to an index, formula or other method which may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity or other indices, and the terms and conditions upon which and the manner in which these amounts will be determined;

•
whether the person in whose name a debt security is registered at the close of business on the regular record date for payment of interest will be entitled to designate another person as the recipient of the interest payment;

•	any deletions, modifications or additions to the events of default or covenants of Santander Brasil with respect to the debt securities set forth in the relevant indenture;

•
the applicability of the defeasance provisions of the indentures applicable to such debt securities and any provisions in modification of, in addition to or in lieu of any of the defeasance provisions of the relevant indenture;

•	if any debt securities are to be issuable upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•
if any of the debt securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•	if other than the applicable trustee, the identity of each security registrar, paying agent and authenticating agent;

•	any National Monetary Council or Central Bank of Brazil regulations applicable to the debt securities;

•	any material U.S. federal or Brazilian income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities, which shall not be inconsistent with the provisions of the indentures.

We may issue debt securities as original issue discount debt securities. An original issue discount debt security is a debt security, including a zero coupon debt security, offered at a discount from the principal amount of the debt security due at its maturity. The applicable prospectus supplement will describe any additional material U.S. federal income tax consequences, the amount payable in the event of an acceleration and other special factors applicable to any original issue discount debt securities.

Early Redemption for Taxation Reasons

The debt securities may be redeemed as a whole but not in part, at our option at any time prior to maturity, upon the giving of a notice of tax redemption to the holders, if we determine that, as a result of:

•
any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of a Taxing Jurisdiction (as defined below) or of any political subdivision or taxing authority of or in a Taxing Jurisdiction affecting taxation, or

•	any change in official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the original issue date or on or after the date a successor assumes the obligation under the debt security, we are or will become obligated to pay Additional Amounts (as defined below) with respect to the debt securities, provided that we, in our business judgment, determine that such obligation cannot be avoided by us taking reasonable measures.

The redemption price will be specified in the terms of such debt security.  The redemption date and the applicable redemption price will be specified in the notice of tax redemption not earlier than 90 days prior to, and not later than 90 days after, the earliest date on which we would be obligated to pay such Additional Amounts if a payment in respect of the debt securities were actually due on such date and, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Prior to giving the notice of a tax redemption, we will deliver to the trustee a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred.

The redemption of subordinated debt is subject to the prior approval of the Central Bank of Brazil.

Additional Amounts

All payments in respect of the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges of whatever nature imposed or levied by or on behalf of Brazil, the Cayman Islands, or the jurisdiction of any successor to us in the event of a consolidation, merger, transfer or conveyance, or, in the event that we appoint additional paying agents, the jurisdictions of such additional paying agents (each, a “Taxing Jurisdiction”) or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties or governmental charges is required by law or the official interpretation thereof, or by the administration thereof. In that event, we will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder (or beneficial owner) of any debt security after such withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable in respect of payment in respect of any debt security:

(i)
to the extent that such taxes, duties or governmental charges are imposed or levied by reason of such holder (or the beneficial owner) having some connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such debt security, or receiving principal or interest payments on the debt securities (including but not limited to, citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Jurisdiction);

(ii)	to the extent that any such taxes are not withholding taxes;

(iii)
in respect of which the holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Taxing Jurisdiction if (a) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the taxes, (b) the holder (or beneficial owner) is able to comply with those requirements without undue hardship and (c) we have given all holders (or beneficial owners) at least 30 days prior notice that they will be required to comply with such requirements;

(iv)
in respect of which the holder fails to surrender (where surrender is required) its debt security for payment within 30 days after we have made available such payment, provided that we will pay Additional Amounts to which a holder would have been entitled had the debt security been surrendered on the last day of such 30-day period;

(v)
to the extent that such taxes or duties are imposed by reason of any estate, inheritance, gift, personal property, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

(vi)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Council Directive 2003/84/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vii)	to the extent that withholding or deduction is imposed pursuant to or in connection with FATCA;

(viii)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

(ix)	in the case of any combination of the items listed above.

Nor will Additional Amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Taxing Jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the holder.

Any reference to payments on the debt securities shall be deemed also to include the payment of any Additional Amounts. However, no holder (or beneficial owner) of a debt security shall be entitled to receive any Additional Amounts greater than the amounts necessary in order that the net amounts receivable by such holder after such withholding or deduction equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction, subject to the exceptions above.

Form, Denomination, Transfer and Registration

Each series of debt securities will be issued in registered form only, without coupons.  There will not be any service charge for any transfer, exchange or redemption of debt securities payable to us, but we may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.

Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depositary of the debt securities of any series.  Therefore, we will issue each series of debt securities only as registered securities in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such series of debt securities, referred to individually as a global debt security and collectively as the global debt securities.  Except as set forth below, the record ownership of the global debt securities may be transferred in whole or in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

Beneficial owners that are DTC participants may hold their interest in the global debt securities directly through DTC.  Beneficial owners that are not DTC participants may hold their interest in the global debt securities indirectly through direct participants of DTC or through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear and Clearstream.  So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global debt security, Cede & Co. for all purposes will be considered the sole holder of that global debt security.  Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.

The trustee will not have any responsibility for the performance by DTC, or any of the participants or indirect participants of DTC of their respective obligations under the rules and procedures governing their operations.  DTC has advised us that it will take any action permitted to be taken by a holder of any series of debt securities only at the direction of one or more participants whose accounts are credited with DTC interests in a global debt security.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates.  Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Certain of those participants (or other representatives), together with other entities, own DTC.  The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the debt securities of any series under the DTC system must be made by or through participants, which will receive a credit for such debt securities on DTC’s records.  The ownership interest of each actual purchaser of each debt security of such series is in turn to be recorded on the direct participants’ and indirect participants’ records.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the debt securities of such series are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in such debt securities, except in the event that use of the book-entry system for such debt securities is discontinued.

The deposit of the debt securities of any series with a custodian for DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of such debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners.  The direct participants and any indirect participants acting through such direct participants will remain responsible for keeping account of their holdings on behalf of their customers.

Principal and interest payments on any series of debt securities will be made to DTC by wire transfer of immediately available funds.  DTC’s practice is to credit participants’ accounts on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is our responsibility, disbursement of those payments to direct participants will be the responsibility of DTC, disbursement of those payments to indirect participants will be the responsibility of the direct participants through which such indirect participants hold their interest in the debt securities, and disbursement of those payments to the beneficial owners will be the responsibility of the relevant direct participants and indirect participants.  Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DTC may discontinue providing its services as securities depositary with respect to any series of debt securities at any time by giving reasonable notice to us.

Any series of debt securities represented by a global debt security will be exchangeable for debt security certificates with the same terms in authorized denominations if (i) DTC notifies us that it is unwilling, unable or ineligible to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days or (ii) if an event of default has occurred and is continuing with respect to the debt securities of such series.  In addition, beneficial interests in a global debt security will be exchangeable for debt security certificates with the same terms in authorized denominations upon request by or on behalf of DTC in accordance with customary procedures.  The trustee permits us to determine at any time and at our sole discretion that the debt securities of such series will no longer be represented by global debt securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests of a series of debt securities from a global debt security at the request of each DTC participant.  We would issue debt security certificates in exchange for any such beneficial interests withdrawn.

In any such instance, an owner of a beneficial interest in the global debt securities of a series of debt securities would be entitled to delivery of certificated debt securities equal in principal amount to that beneficial interest and to have those certificated debt securities registered in its name.  Our certificated debt securities, if issued, could be transferred by presentation for registration to the registrar at its New York offices and would need to be duly endorsed by the holder or its attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or its attorney duly authorized in writing.  We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of certificated debt securities.

The Trustee

The Bank of New York Mellon, which will serve as the trustee pursuant to the indentures, is organized and exists under the laws of the State of New York and has its corporate trust office located at 101 Barclay Street, New York, New York 10286.  Any trustee appointed pursuant to the indentures shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the rights or powers vested in it by or pursuant to the indentures at the request or direction of any holder of any series of debt securities, unless offered reasonable security and/or indemnity by the holder satisfactory to it against the costs, expenses and liabilities which might be incurred by it in taking such action.

Successor Trustees

Any trustee in respect of the debt securities of any series may resign or be removed by us at any time, effective upon the acceptance by a successor trustee of the respective appointment.  The indentures will provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or of any state or territory or of the District of Columbia.  No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the indenture.

Governing Law

The indenture, the terms and conditions of the debt securities and all other matters arising from or in connection with the debt securities and the indentures will be governed by, and will be construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that State, provided that the subordination provisions will be governed by and construed under the laws of Brazil. All questions regarding a conflict related to the trustee’s rights and duties under the indentures will be governed by and construed under the laws of the State of New York.

Consent to Jurisdiction

We have agreed that any legal suit, action or proceeding brought by the trustee or any holder in connection with the debt securities of any series and the indentures may be instituted in any state or federal court in the City or State of New York.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR DEBT SECURITIES

We may issue rights to subscribe for our debt securities.  The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, as well as a discussion of material U.S. federal and Brazilian income tax considerations applicable to beneficial owners of the rights to subscribe for our debt securities.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold from time to time by us as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for the payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market and may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries and affiliates.

Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations set out by the Financial Industry Regulatory Authority.

LEGAL MATTERS

The validity of the debt securities we may issue will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, our U.S. counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.  Certain matters of Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil, our Brazilian counsel, and for any underwriters or agents by Brazilian counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2012, 2011 and 2010 and for each of the three years in the period ended December 31, 2012, incorporated in this Prospectus by reference from our Report of Foreign Private Issuer on Form 6-K filed on September 27, 2013, and the effectiveness of our internal control over financial reporting incorporated in this Prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2012, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on our consolidated financial statements expresses an unqualified opinion on the financial statements and contains an explanatory paragraph relating to the adoption of the amendments to International Accounting Standard 19).  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The address of Deloitte Touche Tohmatsu, Auditores Independentes, is Rua Alexandre Dumas, 1,981 – 04717-906 – São Paulo – SP, Brasil.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of Brazil.  All of our directors and officers reside outside the United States.  Substantially all of our assets are located in Brazil.  As a result, it may not be possible (or it may be difficult) for you to effect service of process upon us or these other persons within the United States or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by Pinheiro Neto Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below.  Such counsel has advised that a judgment against us, the directors and officers or certain advisors named herein obtained in the United States would be enforceable in Brazil upon confirmation of that judgment by the Superior Tribunal de Justiça (Superior Tribunal of Justice).  That confirmation will only be available if the U.S. judgment:

•	fulfills all formalities required for its enforceability under the laws of the United States;

•
is issued by a court of competent jurisdiction after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of our absence has been given, as established pursuant to applicable law;

•	is not subject to appeal;

•	is authenticated by a Brazilian diplomatic office in the United States and is accompanied by a sworn translation into Portuguese; and

•	is not against Brazilian public policy, good morals or national sovereignty (as set forth in Brazilian law).

We have been further advised by our Brazilian counsel that original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers and certain advisors named herein.

In addition, a plaintiff, whether Brazilian or non-Brazilian, that resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that could secure payment.  This bond must have a value sufficient to satisfy the payment of court fees and defendant attorney’s fees, as determined by the Brazilian judge, except in the case of the enforcement of foreign judgments that have been duly confirmed by the Brazilian Superior Tribunal de Justiça.  Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

Banco Santander (Brasil) S.A.

Debt Securities

Rights to Subscribe for Debt Securities

PROSPECTUS